UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Hologic Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HOLOGIC®

The Science of Sure

2019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

HEALTH™

Our PURPOSE—to enable healthier lives
everywhere, every day—is driven by a PASSION
to become global champions for women’s health.

We succeed by fulfilling our PROMISE to bring
The Science of Sure® alive through product quality,
clinical differentiation, customer relationships and
our team’s talent and engagement.

At Hologic, our purpose is to enable healthier lives, everywhere, every day. The more lives we touch, the more our profits will grow over the long term.

January 18, 2019

DEAR FELLOW STOCKHOLDERS:

Over the past few years, there has been increasing discussion, and often debate, over the role of the corporation in society, fueled by the rapid pace of social, political, economic and technological change. This dialogue has been carried on by business analysts, governance experts and academics around the world, but also by employees at companies large and small. In addition, large institutional investors are increasingly analyzing environmental, social and governance factors – sometimes known as ESG – as part of their investment process. For example, the CEO of BlackRock, the world’s largest investment management company, wrote to CEOs in 2018:

Society is demanding that companies, both public and private, serve a social purpose. To prosper over time, every company must not only deliver financial performance, but also show how it makes a positive contribution to society… Without a sense of purpose, no company, either public or private, can achieve its full potential.

As Hologic has evolved through organic growth, international expansion, acquisitions and divestitures, we’ve been talking about these issues too, alongside our board and with employees at all levels. As a public company, we recognize that we have a fundamental obligation to create value for shareholders through profitable, long-term growth. Indeed, public firms have helped create higher standards of living and longer lifespans over many generations and geographies.

But this cannot be the whole story. To focus solely on financial outcomes would be to ignore the multifaceted, instrumental role that corporations play in our world. Indeed, most of our employees are motivated by a sense of higher purpose. Russell Pearlman of the Korn Ferry Institute said it well when he wrote, “purpose and profit not only peacefully co-exist, but purpose can drive profit.”

I completely agree. At Hologic, our purpose is to enable healthier lives, everywhere, every day. The more lives we touch, the more our profits will grow over the long term.

Within this purpose, we place special emphasis on the healthcare needs of women. Our passion, therefore, is to become global champions for women’s health. We believe that early detection of disease leads to better, more cost-effective health outcomes. In fact, no company in the world has done more to fight cervical and breast cancer than we have through our innovative diagnostic solutions. While women’s health is not our only focus – we have introduced many products that also benefit men – it is our rallying cry. We believe our unique passion is urgently needed today. For far too long, women’s healthcare needs have been minimized by governments and healthcare systems in emerging – and developed – countries around the world. So we are inspired by the deep belief that our success as a company will fundamentally improve the health of millions of women and families globally.

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As a healthcare company, we believe we make a special promise to our customers and patients, a promise that is rooted in a concept called the Science of Sure. The Science of Sure is about progressive certainty. It’s a commitment to help healthcare professionals minimize doubt and maximize the confidence they have in their decisions and diagnoses.

How do we do this? To bring the Science of Sure to life and provide value to patients, we focus on:

Product quality	Clinical differentiation
Our customers – radiologists, lab technicians, OB/GYNs and many other important healthcare professionals – count on our products to perform as we say they will, when lives and livelihood are at stake. We must never compromise this trust.	Our R&D programs are geared to generate products that provide a meaningful benefit for customers and patients. For example, our Genius 3D mammograms detect more invasive breast cancers while reducing the false alarms that can lead to unnecessary patient call-backs.

Customer relationships	Our people
We partner with our customers over the long term, to help build their businesses and to ensure that patients have access to our products. We sell with integrity, help generate patient demand, fight for appropriate reimbursement, and advocate for preventive healthcare.	We believe that focusing on two simple factors – talent and engagement – helps our employees serve customers more effectively, as well as drive profitable growth.

In summary, at Hologic we believe that public companies play a complex and indispensable role in society. For us, creating long-term shareholder value is critical, but how we create that value is also important. By focusing on our unique purpose, passion and promise, we strive to generate long-term, profitable growth that benefits not just our shareholders, but also our customers and patients around the globe.

Sincerely,

Steve MacMillan
Chairman, President and Chief Executive Officer

At Hologic, we believe that public companies play a complex and indispensable role in society. For us, creating long-term shareholder value is critical, but how we create that value is also important.

4       2019 Proxy Statement

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, MARCH 7, 2019
8:00 A.M. PACIFIC TIME

10210 GENETIC CENTER DRIVE
SAN DIEGO, CALIFORNIA 92121

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 7, 2019:

The Proxy Statement, the Hologic Annual Report on Form 10-K for the fiscal year ended September 29, 2018 and the Proxy Card are available at www.proxyvote.com.

TO OUR STOCKHOLDERS:

The Annual Meeting of Stockholders of Hologic, Inc., a Delaware corporation (“Hologic” or the “Company”), will be held on March 7, 2019 at 8:00 a.m., Pacific Time, at the offices of the Company, 10210 Genetic Center Drive, San Diego, California, 92121 for the following purposes:

1.To consider and act upon the election of the eight (8) nominees identified in the accompanying proxy statement to serve as directors for the ensuing year (Proposal No. 1);
2.To conduct an advisory vote to approve our executive compensation (Proposal No. 2);
3.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2019 (Proposal No. 3); and
4.To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Our Board of Directors has fixed the close of business on January 7, 2019 as the record date. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the meeting. Stockholders who plan to attend the meeting must present valid photo identification. Stockholders of record will be verified against an official list available at the registration area. If your shares are held in the name of a bank, broker or other holder of record, please also bring to the Annual Meeting your bank or brokerage statement evidencing your beneficial ownership of Hologic stock to gain admission to the meeting. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.

We are pleased to continue utilizing the Securities and Exchange Commission (“SEC”) rules that allow issuers to furnish proxy materials to their stockholders on the internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about January 18, 2019, we will mail to our stockholders of record as of January 7, 2019 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement and our Annual Report on Form 10-K.

Our Board of Directors appreciates and encourages stockholder participation in the Company’s affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented.

January 18, 2019

By order of the Board of Directors,

Patricia K. Dolan
Vice President and Corporate Secretary

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6       2019 Proxy Statement

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement and the Company’s Annual Report on Form 10-K before casting your vote. References to “Hologic,” the “Company,” “we,” “us” or “our” refer to Hologic, Inc.

2019 Annual Meeting of Stockholders

TIME AND DATE:
8:00 a.m. Pacific Time
Thursday, March 7, 2019

PLACE:
Hologic, Inc.
10210 Genetic Center Drive
San Diego, California

RECORD DATE:
January 7, 2019

MEETING AGENDA AND VOTING RECOMMENDATIONS

Proposal	Board Recommendation	Page
Election of Eight Directors	FOR	19
Say-on-Pay: Advisory Vote to Approve Executive Compensation	FOR	38
Ratification of the Appointment of Ernst & Young LLP for fiscal 2019	FOR	79

ATTENDANCE:
All stockholders may attend the meeting. Stockholders who plan to attend the meeting must present a valid government-issued picture identification such as a driver’s license or passport. Stockholders of record will be verified against an official list available at the registration area. If your shares are held in the name of a bank, broker or other holder of record, please also bring your bank or brokerage statement evidencing your beneficial ownership of Hologic stock to gain admission. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.

VOTING:
Stockholders as of January 7, 2019, the record date, are entitled to vote. Each share of common stock is entitled to one vote for each of the proposals presented at the meeting.

Your Vote is Important

VOTE BY INTERNET
Go to www.proxyvote.com and enter the 12-digit control number provided on your proxy card or voting instruction form.

VOTE BY TELEPHONE
Call 800-690-6903 or the number on your proxy card or voting instruction form. You will need the 12-digit control number provided on your proxy card or voting instruction form.

VOTE BY MAIL
Complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.

VOTE IN PERSON
See the instructions above regarding attendance at the Annual Meeting.

Electronic Stockholder Document Delivery

Stockholders can help us reduce costs and the impact on the environment by electing to receive and access future copies of our proxy statements, annual reports and other stockholder materials electronically. We encourage stockholders to elect to receive an email that will provide electronic links to our proxy materials as well as to the proxy voting site. For further information on how to sign up for electronic delivery, please see page 89 of this proxy statement.

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Proxy Statement Summary

Performance Highlights

Hologic, Inc. is an innovative medical technology company primarily focused on improving women’s health and well-being through early detection and treatment. The Company operates in four main areas: Breast & Skeletal Health, Diagnostics, GYN Surgical and Medical Aesthetics. Our market-leading products include our innovative Genius™ 3D MAMMOGRAPHY™ technology, our Affirm™ prone biopsy system, our Brevera® breast biopsy system, our ThinPrep® Pap test, our Aptima® infectious disease tests, our Panther® and Panther Fusion® fully automated molecular diagnostics instruments, our NovaSure® device for endometrial ablation, our MyoSure® system for intrauterine tissue removal, and our Cynosure® brands.

Over the past five years, under the guidance of a focused and motivated senior management team, almost all of whom joined the Company in fiscal 2014 or later, we have made great progress toward building a sustainable growth company. Our solid financial results in fiscal 2018 reflect the progress we have made. The year started slowly, with our core domestic businesses (excluding the acquired medical aesthetics and divested blood screening franchises) declining slightly in the first half of the year. However, our performance improved significantly over the course of fiscal 2018, led by our domestic Breast Health and Molecular Diagnostics businesses as well as our International businesses. Operational highlights from the year include:

●	Growth rates in our domestic Breast Health and Surgical businesses improved over the course of the year.
●

Our international franchises showed strong, consistent growth, reflecting the investments we have made in new leadership, capabilities and infrastructure and contributions from distributor acquisitions in the Breast Health business.

●

Breast Health emerged as a more diversified, sustainable growth business, evolving from a domestic capital franchise into a steady, global growth business across the continuum of breast health care. For example, we recently acquired Faxitron Bioptics and, just after fiscal year end, Focal Therapeutics, to expand into the adjacent growth market of breast-conserving surgery.

●	Our Molecular Diagnostics business continued to perform well as we placed more fully automated Panther systems and increased the number of assays that customers can run on the platform.
●	Research and development pipelines matured across our businesses, and sales of new products increased significantly.

Financial highlights from fiscal 2018 are shown below:

Worldwide Revenue 5%	International Revenue 17%	Share Repurchases	Debt	Stock Price 12%
Full-year GAAP revenue increased 5%, in part due to the acquisition of Cynosure and contributions from two distributor acquisitions.	International revenue increased 17%, in part due to the acquisition of Cynosure and the contributions of two distributor acquisitions.	Our strong cash flow enabled us to repurchase 7.3 million shares of our stock during fiscal 2018, and we ended the year with fewer diluted shares outstanding.	Even with share repurchases and several acquisitions, debt declined slightly and we eliminated all convertible debt from our balance sheet.	The price per share of our common stock increased 12% from the last day of fiscal 2017 to the last day of fiscal 2018.

Looking ahead, we are focused on driving sustainable, long-term growth, and believe we have significant opportunities ahead of us.

✓	We remain significantly under-penetrated internationally, as only 25% of our sales were generated outside of the United States in fiscal 2018.	✓	We have many opportunities to leverage our commercial strengths – such as our large Genius 3D and Panther installed bases – for future growth.	✓	We continue our commitment to fuel growth by enhancing the research and development pipelines in each area of our business and by executing focused acquisitions.	✓	Multiple opportunities to increase operational efficiency and repurchase shares should enable us to continue to grow earnings per share faster than sales.

8       2019 Proxy Statement

Proxy Statement Summary

Corporate Governance Highlights

Director Nominees

Nominee and Principal Occupation	Age	Director Since	Independent	Current Committee Membership
Stephen P. MacMillan Chairman, President and Chief Executive Officer Hologic, Inc.	55	2013		●N/A
Sally W. Crawford Former Chief Operating Officer Healthsource, Inc.	65	2007	✓	●Lead Independent Director ●Compensation ●Nominating and Corporate Governance (CHAIR)
Charles J. Dockendorff Former Chief Financial Officer and Executive Vice President Covidien plc	64	2017	✓	●Audit and Finance (CHAIR)
Scott T. Garrett Senior Operating Partner Water Street Healthcare Partners	69	2013	✓	●Compensation (CHAIR) ●Nominating and Corporate Governance
Ludwig N. Hantson Chief Executive Officer Alexion Pharmaceuticals, Inc.	56	2018	✓	●Compensation ●Nominating and Corporate Governance
Namal Nawana Chief Executive Officer Smith & Nephew plc	48	2018	✓	●Compensation ●Nominating and Corporate Governance
Christiana Stamoulis Executive Vice President and Chief Financial Officer Incyte Corporation (effective February 11, 2019)	48	2011	✓	●Audit and Finance
Amy M. Wendell Former Senior Vice President, Strategy & BD&L Covidien plc	58	2016	✓	●Audit and Finance

Our Board Profile

Our Board consists of a uniquely strong group of proven leaders in diverse healthcare companies. It is also exceptionally balanced by age (two directors in their 40s, three directors in their 50s and three directors in their 60s), gender (38% female) and geographic experience (38% born outside of the country). Given its smaller size, the Board is a collegial group, with each member contributing and having his or her voice heard while supporting and appropriately challenging management. The mix of experience, diversity and fresh perspectives on the Board serves to strengthen management and the Company.

GENDER DIVERSITY	DIRECTOR TENURE	DIRECTOR AGE

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Proxy Statement Summary

Board Assessment and Refreshment

Our Nominating and Corporate Governance Committee is continually evaluating our Board composition. In 2015, our Nominating and Corporate Governance Committee led a Board assessment which included a Board peer review, managed by our general counsel. In 2016, the Nominating and Corporate Governance Committee continued to spearhead the assessment process by leading a facilitated discussion to evaluate the functioning and composition of the Board and its committees. In 2017 and 2018, the full Board and each Board committee completed anonymous written evaluations, the results of which were shared with the Board and each respective committee. All evaluations were reviewed in detail by the Chairman and the Lead Independent Director, who led a discussion with the full Board highlighting both areas of strength and areas of opportunity.

Our Board has shown an ongoing commitment to Board refreshment and to having highly qualified, independent voices in the boardroom. Our Nominating and Corporate Governance Committee recognizes that board refreshment is essential to ensuring that the composition of our Board evolves to meet the needs of an evolving Company. Since March 2016, eight directors have rotated off of our Board, including two representatives from the Icahn group, one director who resigned due to a conflict with another board, and five who were among our longest-tenured directors (one of whom had reached retirement age). Since March 2016, five new independent directors have been elected to our Board. Currently, 75 percent of our directors have been on our Board for five years or less.

●	MARCH 2016

●Two of our long-tenured directors did not stand for re-election at our 2016 Annual Meeting
●Stockholders elected a new director, Christopher J. Coughlin, at our 2016 Annual Meeting
●Two representatives from the Icahn Group resigned from our Board just after our 2016 Annual Meeting

●	DECEMBER 2016
The Board appointed a new director, Amy M. Wendell
●	MARCH 2017
●Our then longest-tenured director did not stand for re-election at our 2017 Annual Meeting ●Mr. Coughlin resigned from our Board due to a conflict with his service on the board of Allergan plc
●	MAY 2017
●The Board appointed a new director, Charles J. Dockendorff
●	DECEMBER 2017
●Elaine S. Ullian decided to retire from our Board and not stand for re-election at our 2018 Annual Meeting ●The Board appointed Sally W. Crawford as our new Lead Independent Director
●	JANUARY 2018
●The Board appointed a new director, Namal Nawana
●	MARCH 2018
●Our then longest-tenured director did not stand for re-election at our 2018 Annual Meeting in compliance with the retirement age provision in the Company’s Corporate Governance Guidelines
●	NOVEMBER 2018
●The Board appointed a new director, Ludwig N. Hantson, who is standing for election at this Annual Meeting

BOARD CHANGES SINCE 2016

Four new highly skilled independent directors have joined our Board

Eight directors have left our Board

2015 Average Tenure	6.4 years
2019 Average Tenure	4.8 years

SKILLS OF DIRECTORS JOINING THE BOARD SINCE 2016

10       2019 Proxy Statement

Proxy Statement Summary

BOARD LEADERSHIP STRUCTURE

The Board annually assesses the efficacy of having a Lead Independent Director and a combined Chairman/CEO. In each of 2018, 2017 and 2016, the Board affirmed its June 2015 decision to combine the Chairman and CEO roles and to appoint a Lead Independent Director. Further, as detailed on page 28, Hologic’s Corporate Governance Guidelines establish clearly defined roles and responsibilities designed to ensure that the Lead Independent Director retains a strong and independent voice in leading the Board.

COMMITTEE ROTATION

The Board assesses the structure and composition of its committees at least annually. In December 2017, the Board expanded the Nominating and Corporate Governance Committee to include all existing independent members of the Board to allow the full Board to fully participate in the search for a new director. Also in December 2017, Mr. Dockendorff was appointed chair of the Audit and Finance Committee, Mr. Garrett was appointed chair of the Compensation Committee, and Ms. Crawford was appointed Lead Independent Director and chair of the Nominating and Corporate Governance Committee, all resulting in new leadership roles for these directors. In January 2018, Mr. Nawana joined our Board and was appointed to the Compensation Committee as well as to the Nominating and Corporate Governance Committee, and the size of the Nominating and Corporate Governance Committee was reduced. In November 2018, Dr. Hantson joined our Board and was appointed to serve on the Compensation Committee and the Nominating and Corporate Governance Committee.

BOARD RETIREMENT AGE POLICY

The Board believes that a mix of longer-tenured directors and newer directors with fresh perspectives contributes to an effective Board. In order to promote thoughtful Board refreshment, the Board adopted a retirement age policy in 2015. Independent directors may not stand for re-election after reaching age 72. The Board may make exceptions to this policy if circumstances warrant. For example, the Board could waive the retirement age for an individual director with particular skills or qualifications that are valuable to the Board’s effectiveness until a suitable replacement is found.

Risk Oversight

Our Board receives regular reports from management on matters relating to strategic and operational initiatives, financial performance and legal developments, including the related enterprise-risk exposures. The involvement of the Board in the oversight of our strategic planning process is a key part of its assessment of the risks inherent in our corporate strategy. Our general counsel and corporate secretary lead the Company’s annual enterprise risk assessment, presenting a comprehensive but targeted risk management report to the Board each year, and, along with the CEO, report on evolving risks and mitigation actions throughout the year, as warranted. As part of the annual process, risk is assessed throughout the business on a three-year horizon, focusing on financial risk, legal/compliance risk and operational/strategic risk. The resulting enterprise risk management report (“ERM report”) details the Company’s top 10 risks, as well as mitigating actions and plans relating to those risks. The ERM report includes a rolling three-year evaluation period reflecting mitigation activity progress and risk rating changes and is presented to and discussed with the Board. Underscoring the Board’s and management’s focus on enterprise risk are the individual performance objectives of the executive leadership team for fiscal 2019, which are again aligned with the Company’s top enterprise risks, as identified in the ERM report.

Leadership Restructure and Succession Planning

The Board, as well as Mr. MacMillan, have a fundamental belief that people matter. At the end of fiscal 2017, Mr. MacMillan re-evaluated the Company’s management structure and eliminated the position of Chief Operating Officer. This change brings Mr. MacMillan closer to the businesses – fostering more transparency and accountability. With Division Presidents reporting directly to him, Mr. MacMillan is driving even more urgency in commercial execution and also has a broader range of business development opportunities coming to him more quickly. As part of the leadership restructuring, Mr. MacMillan expanded his executive leadership team, forming the Global Leadership Team (GLT). This expanded group gives more leaders direct access to Mr. MacMillan. He also assumed responsibility from the Chief Operating Officer to conduct business reviews and leads quarterly business reviews with each division, including in the reviews members of the GLT along with the leadership team for the applicable division. Following this leadership restructuring, growth rates for the Company’s largest businesses significantly accelerated over the course of the year, and the Company initiated and executed on two key tuck-in acquisitions in the Breast Health division.

Following Mr. MacMillan’s potential departure last fall, the Board and Mr. MacMillan intensified their focus on succession planning. Succession planning starts with Mr. MacMillan, his team and the Compensation Committee, but is continued with the full Board. The Board devotes significant time on its agenda to succession planning, reviewing and discussing the succession

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Proxy Statement Summary

plans for the CEO and each of his direct reports. With the departure this summer of Bob McMahon, the Company’s former CFO, such succession planning became more evident. Karleen Oberton, our current CFO, joined the GLT last fall, when she was the Corporate Vice President, Finance and Accounting, Chief Accounting Officer and Corporate Controller. Her participation on the GLT gave her additional exposure to Mr. MacMillan and other members of the leadership team. This helped Mr. MacMillan and the Board feel confident in the succession plan in place and enabled a smooth transition for Ms. Oberton as she assumed the role of CFO - another benefit of Mr. MacMillan’s leadership restructure.

Diversity and Inclusion

As our passion is to be global champions for women’s health, Hologic is committed to creating an inclusive and diverse work environment that promotes equal opportunity, dignity and respect, starting with our Board and our leadership team. As noted above, three of our directors, representing 38% of the Board, are women. Also, three of our directors were born outside of the United States, and two were predominantly educated outside of the United States, which promotes global diversity for our Board. Hologic seeks to identify and develop high-potential women within the Company, and we are now beginning to see our next generation of leaders emerge. For example, in August 2018, Karleen Oberton was promoted to the position of CFO. Ms. Oberton has been with the Company for over 12 years and has a deep knowledge of our business. She has been instrumental in our efforts to both drive profitable growth and to strengthen our balance sheet and cash flows. Additionally, over the last 18 months, several women leaders were appointed to key commercial roles in our businesses. Our focus on talent development, engagement and succession planning is paying off.

Governance

Hologic is committed to good corporate governance, which we believe will help us to sustain our success and build long-term stockholder value.

WE BELIEVE IN GOOD CORPORATE GOVERNANCE

BOARD PRACTICES	STOCKHOLDER MATTERS
✓Annual election of directors
✓Seven of our eight director nominees are independent
✓All committees consist solely of independent directors
✓Regular executive sessions of independent directors
✓Lead Independent Director
✓38% of our board nominees are women, including our Lead Independent Director

✓Active stockholder engagement
✓Stockholders permitted to act by written consent
✓Stockholder right to request a special meeting
✓Annual say-on-pay advisory vote
✓No shareholder rights plan (“poison pill”)
✓Majority vote standard in uncontested elections of directors

OTHER BEST PRACTICES
✓No hedging or pledging of our securities by executive officers or directors permitted
✓Robust executive and director stock ownership guidelines
✓Majority of shares may remove directors with or without cause

SUSTAINABILITY
We are committed to improving the health of our communities, customers, patients and employees, and to ensuring that the decisions we make today have a positive effect on future generations. We understand that creating value for our shareholders is one of our fundamental obligations as a public company, but we know that how we create that value is important. In October 2016, we made our first sustainability disclosure, posting information on our website in four initial areas of focus: Energy and Greenhouse Gas Efficiency, Recycling/ Reuse, Supply Chain and Workplace Health and Safety. Beyond numbers and statistics, we look for deeper meaning in our work. As articulated in Mr. MacMillan’s letter to shareholders – a letter which was also mailed to each Hologic employee -- we focus on our purpose as a company: to enable healthier lives, everywhere, every day. Within this purpose, we place a special emphasis on the healthcare needs of women – it is our passion to become global champions for women’s health. We are inspired by the deep belief that our success as a company will fundamentally improve the health of millions of women and families globally. By focusing on our unique purpose, passion and promise, we strive to generate long-term, profitable growth that benefits not just our shareholders, but also our customers and patients around the globe.

12       2019 Proxy Statement

Proxy Statement Summary

Executive Compensation Highlights

The Compensation Committee has responsibility for oversight of the Company’s executive compensation framework, and within that framework, works with management to align pay with performance.

2018 Executive Compensation Framework

Component	% of Total Target(1)	Rationale	Key Characteristics
Base Salary		●Attract and retain talent with a competitive level of pay that reflects executive’s experience, role and responsibilities	●Cash Award

Short-Term Incentive Plan (“STIP”) Award		●Incentivize and reward for corporate and individual performance ●Drive achievement of specific goals	●Cash Award Based primarily on two metrics: ●Adjusted Revenue ●Adjusted EPS

Restricted Stock Units		●Encourage long-term focus ●Align interests of executives with stockholders ●Attract and retain talent	●Equity Award ●Annual vesting over three years
Stock Options		●Encourage long-term focus ●Align interests of executives with stockholders ●Attract and retain talent	●Equity Award ●Annual vesting over four years
Performance Stock Units		●Encourage long-term focus ●Incentivize and reward for performance ●Align interests of executives with stockholders ●Attract and retain talent ●Drive achievement of specific goals	●Equity Award ●Cliff vest after three years, based on performance ●ROIC ●Relative TSR
Deferred Compensation Program (“DCP”) Contributions		●Incentivize and reward for performance ●Attract and retain talent	●Cash Award ●Annual vesting over three years

(1)	Based on the average of the target direct annual compensation elements for all of the named executives in 2018.

2018 ANNUAL TARGET CEO PAY
($ in millions)

2018 ANNUAL TARGET AVERAGE NEO PAY
($ in millions)

The charts above, which reflect target total direct compensation, exclude the value of other benefits and perquisites and, for Mr. MacMillan, exclude his special retention and matching equity grants, as those were not considered when setting his annual compensation.

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Proxy Statement Summary

CEO Pay for Performance Alignment

2013	2018
●$4.0 billion net debt ●Declining organic sales and earnings ●No meaningful product pipeline	NET DEBT DECREASED TO $2.6 BILLION ✓Disciplined approach to strengthening the balance sheet ✓Eliminated all convertible debt from our balance sheet	GROWTH IN SALES ✓Significant contributions by our commercial teams and international businesses drive sustainable growth, with our largest businesses gaining momentum
ACQUISITIONS AND
MULTIPLE NEW
PRODUCT LAUNCHES
✓Significantly improved the product pipeline from 2013 to 2018, resulting in numerous new product launches
✓Executed on several smaller tuck-in acquisitions

	As a result SHARE PRICE HAS INCREASED BY 96% SINCE 2013

LONG-TERM FOCUS

Financial results for one year are a snapshot of short-term performance. Our focus is on the long term. Since Mr. MacMillan joined the company in 2013, the Company has invested significantly in its people, infrastructure and products. The power of focused, motivated people is evident, and has driven growth in revenue and profits over the past five years.

NOVEMBER 2013

Before the current management team was in place, our organic sales and earnings were declining, we had $4.0 billion in debt, and we had no meaningful product pipeline. Our interest expense on our debt was higher than our expenditures on research and development (R&D).

SEPTEMBER 2018

Under the stewardship of our management team, with significant contributions by our commercial teams, our sales have not only stopped declining, but our largest divisions are driving growth. In fiscal 2018, organic growth (growth excluding the impact of the Cynosure acquisition and disposition of the blood screening business) was led by our international businesses, our molecular diagnostics products including Panther and APTIMA, and our Breast Health business.

In addition to revenue growth, the Company’s disciplined approach to strengthening the balance sheet also has paid off. From fiscal 2013 to fiscal 2018 our net debt, which is total debt minus cash, decreased from $4.0 billion to $2.6 billion, our ROIC improved significantly, and our strong free cash flow enabled us to repurchase shares of our common stock.

While decreasing our debt, we also have increased our R&D spending by double-digits since 2013. This investment is yielding benefits, as evidenced by the multiple new product launches in 2018. New product sales tripled from 2017 to 2018.

These improvements have helped drive our share price. Our share price has increased by 96% since 2013, based on a comparison of the closing price on the last trading day of fiscal 2013 to the closing price on the last trading day of fiscal 2018. We are committed to bringing value to our stockholders, as well as to our employees and customers, over the long term.

SPECIAL RETENTION EQUITY GRANT

In light of his long track record of success, other larger medical device and healthcare companies have expressed interest over time in hiring Mr. MacMillan to serve as Chief Executive Officer. In October 2017, Mr. MacMillan received such an offer from a larger medical device company. The independent members of the Company’s Board of Directors considered the potential for disruption to Hologic and its business as well as the impact on stockholder value should Mr. MacMillan leave, and determined that it was in the best interests of Hologic and its stockholders to retain him as Chairman, President and Chief Executive Officer. Accordingly, the independent members of the Board, after careful consideration and discussions with Mr. MacMillan and the Compensation Committee’s compensation consultant, awarded Mr. MacMillan a $30 million special retention equity grant, effective December 1, 2017.

14       2019 Proxy Statement

Proxy Statement Summary

Rather than attempt to match the sign-on bonus offered to Mr. MacMillan by the other medical device company by making a one-time cash award, the independent members of the Board chose to make an equity grant, two-thirds of which is subject to a three-year performance period (PSUs) and one third of which vests in equal installments over four years (options). If the Company does not meet the minimum ROIC and relative TSR threshold targets for the PSUs, none of the PSUs granted to Mr. MacMillan as part of this retention grant will vest. If the Company’s share price does not exceed the exercise price of the options, they will have no value. Mr. MacMillan was afforded no special treatment with respect to the structure of the grants, including performance goals, which are identical to those set for the fiscal 2018 annual grants awarded to senior executives. This grant serves the dual purpose of retaining Mr. MacMillan and continuing to incentivize performance. For additional information regarding this special retention equity grant, please see the “Compensation Discussion and Analysis” and “Message from the Compensation Committee”, beginning on page 40.

A Unique Asset – Investment Analysts Agree

The day after our post-market close announcement of Mr. MacMillan’s special retention equity grant, the response from stockholders and investment analysts was overwhelmingly positive. In the words of several analysts:

“We believe the possibility of CEO MacMillan leaving has been an overhang on the stock and we would expect HOLX shares to be up on this news. . . The Board believed (appropriately in our view) it was in the best interest of HOLX shareholders after considering the disruption to HOLX and the business should he leave to issue a retention package. . .”

“We view the retention of Mr. MacMillan as positive for HOLX as he has been a key architect behind the company’s turnaround. Since he joined the firm in December 2013, the stock has returned ~75%, outperforming the S&P by ~30%. Quarterly earnings results and sales growth have stabilized during his tenure . . . in our opinion this news underscores the difficulty of hiring talented managers in the medtech space.”

“ . . .faith in the execution capabilities of the HOLX management team (many personally recruited by the CEO) is a material component of our and others’ investment theses in HOLX. A leadership change would have been disruptive.”

These views expressed by the investment analysts are consistent with and reflect issues discussed by the Board as it considered whether or not to award the special retention equity grant. Additionally, the Company publicly announced the grant on November 2, 2017, after the close of market. The Company’s stock price increased 3% on the next day, adding over $300 million in value in just that day, and from November 2, 2017 to November 30, 2017, the Company’s stock price increased 8.6%, adding almost $900 million in value in a month.

Executive Compensation Best Practices

WHAT WE DO	WHAT WE DON’T DO
✓Double-trigger for accelerated equity vesting upon a change of control
✓Golden parachute policy
✓Compensation recoupment (“clawback”) policy
✓Heavy emphasis on performance-based compensation
✓Meaningful stock ownership guidelines for our CEO, non-employee directors and executive officers
✓Independent compensation consultant
✓Annual risk assessments
✕No tax gross-ups on severance or change of control payments ✕No hedging/pledging of Hologic stock ✕No option repricing without stockholder approval ✕No excessive perquisites for executives

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Proxy Statement Summary

Stockholder Engagement

Targeted Outreach (Winter 2017 and Spring 2018)

Following disclosure of the special performance-based retention equity grant to Mr. MacMillan noted above, we reached out to 10 of our largest stockholders, representing more than 50% of our outstanding shares, to discuss the grant. In addition, we had numerous conversations on the subject with stockholders and investment analysts as part of our normal investor relations activities.

After we filed our proxy statement and, following a negative say-on-pay vote recommendation from one proxy advisory firm, we filed additional soliciting materials to respond to concerns raised by the proxy advisory firm. We then reached out again to a number of our largest investors to discuss the materials and answer any questions they might have.

While during the course of our discussions, several investors expressed some concern over the grant, feedback from stockholders and investment analysts was overwhelmingly positive.

Annual Outreach (Fall 2018)

OUTREACH During the “offseason”, we reached out to ten stockholders representing over 62% of our shares	MEETINGS We ultimately met with eight of our largest investors as part of this outreach

MATTERS DISCUSSED

We discussed business highlights as well as compensation and governance matters, including Board composition and refreshment, compensation design, the fall 2017 special CEO retention equity grant and other governance matters. Details of stockholder feedback are incorporated throughout this proxy statement.

Annual Outreach Feedback

WHAT WE HEARD	WHAT WE DID

Board Composition

●All investors with whom we spoke appreciated our continued Board assessment and refreshment process, including the thoughtful way in which new Board members have been added.
●All expressed support for the current Board composition and one commented on our combined CEO/Chairman structure.

The leadership structure of our Board is designed to ensure robust oversight, independent viewpoints, and the promotion of the overall effectiveness of the Board. At least annually, the Board reviews its leadership structure as part of the process described on page 27.

Based on the Board self-assessment in 2017, the Board added two new members in 2018, both with strong global experience and perspectives.

16       2019 Proxy Statement

Proxy Statement Summary

WHAT WE HEARD	WHAT WE DID

Compensation

●We know that the special CEO retention equity grant is top of mind for many investors and we discussed this at all of our meetings with stockholders. Most investors were supportive of the special CEO equity retention grant and understood the rationale for the grant, including the unique nature of the situation.
●Investors with whom we spoke were uniformly supportive of our focus on performance-based compensation and the metrics that we use; particularly the use of one absolute and one relative metric for our performance stock units. One investor asked us to consider the range between threshold and maximum for the metrics in our Short-Term Incentive Plan.

Following the announcement of Mr. MacMillan’s special retention equity grant in the fall of 2017, we reached out to our stockholders and received positive feedback. We further committed to reach out again after this proxy statement is filed for additional dialogue. As noted below, investment analysts also understood the rationale for the grant.

Additionally, we shared what we heard from stockholders with our Compensation Committee and with our Nominating and Corporate Governance Committee.

Please see the “Compensation Discussion and Analysis” and the “Message from the Compensation Committee” beginning on page 40 for more detailed information.

Corporate Purpose, Culture and Proxy Access

●Investors responded favorably to Hologic’s focus on corporate purpose, which is highlighted in Mr. MacMillan’s letter to stockholders at the beginning of this proxy statement.
●A number of investors asked about Board and Company culture below the C-suite and how the Board was exposed to Company culture.
●One investor asked about our plans to adopt proxy access.

The Board has kept its size relatively small, which has bolstered the collegial nature of the Board. All directors contribute at every meeting, with no one director dominating discussion.

The Board is exposed to Company culture in several ways:

●Review results of the Company’s annual employee engagement survey
●Facility tours during Board meetings at various company locations, generally once a year, led by employees
●Presentations by Division and Regional Presidents at Board meetings
●Engagement outside of meetings, including individual consultations with division teams, informal mentoring of our CFO by the Audit and Finance Committee Chair, and joining employees for the ringing of the opening bell at NASDAQ for breast cancer awareness month, including lunch and dinner with employees

The Nominating and Corporate Governance Committee has reviewed proxy access provisions in detail and plans to discuss adoption with the Board in March 2019.

Note About Forward-Looking Statements

This proxy contains forward-looking information that involves risks and uncertainties, including statements about the Company’s plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information included herein based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; and the Company's business and financial outlook. These forward-looking statements are based upon current expectations and assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

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Proxy Statement Summary

These risks and uncertainties include, without limitation: the ability of the Company to successfully manage leadership and organizational changes, including the ability of the Company to attract, motivate and retain key employees; U.S., European and general worldwide economic conditions, trade relations and related uncertainties; the Company’s reliance on third-party reimbursement policies to support the sales and market acceptance of its products; changes to applicable laws and regulations, including tax laws, global health care reform, and import/export trade laws; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company’s products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with strategic alliances and the ability of the Company to realize anticipated benefits of those alliances; risks associated with acquisitions, including, without limitation, the Company’s ability to successfully integrate acquired businesses, the risks that the acquired businesses may not operate as effectively and efficiently as expected even if otherwise successfully integrated, and the risks that acquisitions may involve unexpected costs or unexpected liabilities; the risks of conducting business internationally; the risk of adverse exchange rate fluctuations on the Company’s international activities and businesses; manufacturing risks, including the Company’s reliance on a single or limited source of supply for key components, the need to comply with especially high standards for the manufacture of many of its products and risks associated with utilizing third party manufacturers; the Company’s ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the early stage of market development for certain of the Company’s products; the Company’s leverage risks, including the Company’s obligation to meet payment obligations and financial covenants associated with its debt; cybersecurity risks; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by the Company obsolete; and competition.

The risks included above are not exhaustive. Other factors that could adversely affect the Company's business and prospects are described in the filings made by the Company with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

18       2019 Proxy Statement

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Eight directors are to be elected at the Annual Meeting. Our Board of Directors (referred to herein as the “Board”), upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the individuals listed below for election as directors. All of the director nominees, other than Dr. Hantson, were previously elected by our stockholders. While the Board has recruited members based on personal recommendations in the past, in 2018, the Board used a professional search firm to identify potential directors. They reviewed a number of qualified candidates and, after considering his qualifications and conducting personal interviews, the Nominating and Corporate Governance Committee unanimously recommended that Dr. Hantson be appointed to the Board. In November 2018, the Board of Directors unanimously appointed him to the Board.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board’s nominees named below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee, if any, who shall be designated by the present Board to fill the vacancy. Each nominee has consented to serving as a director if elected. The proposed nominees are being nominated in accordance with the provisions of our Bylaws. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

Vote Required

Under our Bylaws, a nominee will be elected to the Board of Directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election. Abstentions and broker non-votes will not have any effect on this proposal.

Recommendation of the Board

Our Board unanimously recommends that you vote “FOR” the nominees listed below. Management proxy holders will vote all duly submitted proxies FOR the nominees listed below unless instructed otherwise.

Our Board of Directors

Composition, Assessment and Qualifications

Understanding the importance of its responsibility to provide effective oversight, our Board strives to maintain an appropriate balance of tenure, diversity, skills and experience on the Board. In evaluating potential candidates for director, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials, including: character and integrity, business acumen, experience, commitment and diligence. The Nominating and Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for director. It does not, however, have a formal policy in this regard. The Nominating and Corporate Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint, as well as diversity of gender and race. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of the directors considered as a whole should provide a significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities. Generally, directors should be individuals who have succeeded in their particular fields and who demonstrate integrity, reliability, knowledge of corporate affairs and collegiality. The Nominating and Corporate Governance Committee also considers other relevant factors as it deems appropriate, including the current composition of the Board.

The Board has employed a variety of assessment formats, depending on the perceived needs of the Board at the time. Formats over the past few years have included a Board peer review managed by the general counsel, a facilitated discussion with the full Board, and individual Board and committee written evaluations followed by a discussion at each committee level and with the full Board. As a part of these evaluations, the Nominating and Corporate Governance Committee as well as the

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Proposal No. 1 - Election of Directors

Board examine characteristics which they believe will augment the current skill set of the Board. In 2016, the Board identified as key skill sets: experience as a senior executive in a large, complex, global company; extensive operational and transactional experience; deep understanding of the Company’s markets and/or customers; and a product background. In 2017, the Board determined that adding another director with extensive global experience would benefit the Board.

In 2017, Ms. Wendell and Mr. Dockendorff joined the Board, both of whom had been senior executives in a large, complex, global medical device company, had operational and transactional experience and an understanding of the Company’s markets and customers. Ms. Wendell brings particular expertise in business development and strategy, which is key at a time when the Company is increasing its business development activity. Mr. Dockendorff brings extensive financial expertise for complex global healthcare organizations. In 2018, Mr. Nawana and Dr. Hantson joined the Board, bringing with them a strong global perspective and executive leadership experience.

Role of the Nominating and Corporate Governance Committee

As provided in its charter, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors. The Nominating and Corporate Governance Committee seeks to identify and evaluate director candidates and may rely on input provided by a number of sources, including the Nominating and Corporate Governance Committee members, our other directors or officers, our stockholders, and third parties such as professional search and screening firms.

Stockholder Recommendations

The Nominating and Corporate Governance Committee will consider stockholder recommendations for candidates for the Board using the criteria described in the preceding paragraphs. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating stockholder’s ownership of the Company’s stock should be sent to the attention of our Corporate Secretary, Hologic, Inc., 250 Campus Drive, Marlborough, MA 01752. If you wish to formally nominate a candidate, you must follow the procedures described in Section 1.4 of our Bylaws.

ALIGNMENT OF DIRECTOR SKILLS AND STRATEGY

Hologic is an innovative medical technology company primarily focused on improving women’s health and well-being through early detection and treatment. We are focused on generating long-term, sustainable growth through commercial and operational execution, targeted acquisitions and international expansion, among other things.

Our Nominating and Corporate Governance Committee has determined that each of our director nominees possesses the appropriate qualifications, skills and experience to effectively oversee our long-term business strategy.

20       2019 Proxy Statement

Proposal No. 1 - Election of Directors

2019 Director Nominees

Set forth below is certain biographical information regarding the nominees as of January 7, 2019, as well as the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director.

Stephen P. MacMillan
Age: 55 Director Since: 2013

KEY EXPERIENCE AND QUALIFICATIONS
As our Chairman, President and Chief Executive Officer, Mr. MacMillan has direct responsibility for the Company’s strategy and operations. During his tenure at Hologic, Mr. MacMillan has led the company through a period of dramatic transformation and revitalization, continued market share gains and sustained revenue growth. His role as Chairman and CEO creates a critical link between management and the Board of Directors, enabling the Board to perform its oversight function with the benefits of management’s perspectives on the business.

Mr. MacMillan was appointed as President, Chief Executive Officer and a director in December 2013 and was elected Chairman of the Board in June 2015. From October 2012 to December 2013, Mr. MacMillan was the Chief Executive Officer of sBioMed, LLC, a biomedical research company. From 2003 to 2012, he served in various roles at Stryker Corporation, including Chief Operating Officer from 2003 to 2005, Chief Executive Officer from 2005 to 2012 and Chairman from 2010 to 2012. Prior to 2003, Mr. MacMillan was a senior executive with Pharmacia Corporation, where he oversaw five global businesses. Prior to joining Pharmacia, Mr. MacMillan spent 11 years with Johnson & Johnson in a variety of senior roles in both the U.S. and Europe, including as President of its consumer pharmaceuticals joint venture with Merck. Mr. MacMillan began his career with Procter & Gamble in 1985. Mr. MacMillan currently serves on the Board of Trustees of Davidson College.

Mr. MacMillan holds a Bachelor of Arts degree in economics from Davidson College, and is a graduate of Harvard Business School’s Advanced Management Program.

OTHER CURRENT PUBLIC COMPANY BOARDS
●Boston Scientific Corporation

FORMER PUBLIC COMPANY BOARDS

●Alere, Inc.
●Stryker Corporation
●Texas Instruments Incorporated

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Proposal No. 1 - Election of Directors

Sally W. Crawford
Age: 65 Director Since: 2007 Lead Independent Director Since: 2017 Committees: ●Compensation ●Nominating and Corporate Governance (Chair)

KEY EXPERIENCE AND QUALIFICATIONS
Ms. Crawford’s service in various senior executive positions in the managed care sector and her continuing healthcare consulting practice contribute to her significant management and leadership experience and expertise in operational, regulatory and related disciplines applicable to our business and operations.

Ms. Crawford became one of our directors effective upon our merger with Cytyc Corporation in October 2007, having previously served as a director of Cytyc since January 1998. From April 1985 until January 1997, Ms. Crawford served as Chief Operating Officer of Healthsource, Inc., a publicly held managed care organization headquartered in New Hampshire. During her tenure at Healthsource, Inc., Ms. Crawford held a variety of positions and responsibilities, including leading that company’s Northern Region operations and marketing efforts. Since January 1997, Ms. Crawford has been a healthcare consultant in New Hampshire.

Ms. Crawford earned a bachelor’s degree from Smith College and a master’s degree in communications from Boston University.

OTHER CURRENT PUBLIC COMPANY BOARDS
●Insulet Corporation

FORMER PUBLIC COMPANY BOARDS

●Exact Sciences Corporation
●Universal American Corporation
●Zalicus Inc. (now EPIRUS Biopharmaceuticals, Inc.)

Charles J. Dockendorff
Age: 64 Director Since: 2017 Committees: ●Audit and Finance (Chair)

KEY EXPERIENCE AND QUALIFICATIONS
Mr. Dockendorff has extensive experience with financial accounting matters for complex global healthcare organizations as well as substantial experience overseeing the financial reporting processes of large public companies. He has a strong track record of value creation and brings a depth of experience in operations and strategy to our Board.

Mr. Dockendorff was appointed to our Board in May 2017. He was formerly Executive Vice President and Chief Financial Officer of Covidien plc, a global medical device and supplies company. He was CFO at Covidien and its predecessor, Tyco Healthcare, from 1995 to 2015. Mr. Dockendorff joined the Kendall Healthcare Products Company, the foundation of the Tyco Healthcare business, in 1989 as Controller and was named Vice President and Controller in 1994. He was appointed Chief Financial Officer of Tyco Healthcare in 1995. Prior to joining Kendall/Tyco Healthcare, Mr. Dockendorff was the Chief Financial Officer, Vice President of Finance and Treasurer of Epsco Inc. and Infrared Industries, Inc. In addition, Mr. Dockendorff worked as an accountant for Arthur Young & Company (now Ernst & Young) and the General Motors Corporation.

Mr. Dockendorff holds a bachelor’s degree in accounting from the University of Massachusetts at Amherst and a Master of Science in finance from Bentley College.

OTHER CURRENT PUBLIC COMPANY BOARDS
●Boston Scientific Corporation
●Haemonetics Corporation
●Keysight Technologies, Inc.

22       2019 Proxy Statement

Proposal No. 1 - Election of Directors

Scott T. Garrett
Age: 69 Director Since: 2013 Committees: ●Compensation (Chair) ●Nominating and Corporate Governance

KEY EXPERIENCE AND QUALIFICATIONS
Mr. Garrett’s experience as a Chief Executive Officer and in other senior leadership positions with biomedical and diagnostics companies enables him to bring to the Board an operational perspective as well as valuable insights and experience.

Mr. Garrett joined our Board in May 2013. Mr. Garrett is currently a Senior Operating Partner at Water Street Healthcare Partners. He joined Water Street in 2011 after approximately 35 years in the global healthcare industry. Prior to joining Water Street, Mr. Garrett served as Chairman, President and Chief Executive Officer of Beckman Coulter, a leading biomedical company, from 2008 to 2011. Mr. Garrett joined Beckman Coulter in 2002 as President, Clinical Diagnostics Division and was promoted in 2003 to President and Chief Operating Officer. In January 2005, he became Chief Executive Officer, adding the position of Chairman in 2008. Prior to that, Mr. Garrett served as Vice Chairman and Interim Chief Executive Officer of Kendro Laboratory Products from 1999 to 2001. From 1994 to 1998, he served as Chairman, President and Chief Executive Officer of Dade Behring, a leading diagnostics company. He began his career at American Hospital Supply Corporation and continued there after that company was acquired by Baxter International, ultimately serving as Chief Executive of Baxter’s global laboratory business, Baxter Diagnostics.

Mr. Garrett received a Bachelor of Science in mechanical engineering from Valparaiso University and a Master of Business Administration from Lake Forest Graduate School of Management.

OTHER CURRENT COMPANY BOARDS
●Immucor, Inc.
●Mr. Garrett also serves on the boards of companies in which Water Street has an ownership interest, including MarketLab Inc. and Orgentec Diagnostics.

Ludwig N. Hantson
Age: 56 Director Since: 2018 Committees: ●Compensation ●Nominating and Corporate Governance

KEY EXPERIENCE AND QUALIFICATIONS
With over 30 years of experience in the biopharmaceutical industry as well as extensive experience as an executive leading global, innovative organizations, Dr. Hantson brings a global perspective and an understanding of operational matters to our Board.

Dr. Hantson was appointed to our Board in November 2018. Since March 2017, Dr. Hantson has been the Chief Executive Officer of Alexion Pharmaceuticals, Inc. Prior to joining Alexion, he was President and Chief Executive Officer of Baxalta Incorporated. In July 2015, Dr. Hantson led Baxalta’s successful spin-off as a public company from Baxter International Inc., where he was President of Baxter BioScience. He joined Baxter in May 2010 and established the BioScience division as an innovative specialty and rare disease company. Prior to Baxter, from 2001 to 2010, Dr. Hantson held several leadership roles at Novartis AG, including CEO of Pharma North America, CEO of Europe, and President of Pharma Canada. Prior to Novartis, he spent 13 years with Johnson & Johnson in roles of increasing responsibility in marketing and R&D.

Dr. Hantson received his Ph.D. in motor rehabilitation and physical therapy, master’s degree in physical education, and a certification in high secondary education, all from the University of Louvain in Belgium.

OTHER CURRENT PUBLIC COMPANY BOARDS
●Alexion Pharmaceuticals, Inc.

FORMER PUBLIC COMPANY BOARDS

●Baxalta Incorporated

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Proposal No. 1 - Election of Directors

Namal Nawana
Age: 48 Director Since: 2018 Committees: ●Compensation ●Nominating and Corporate Governance

KEY EXPERIENCE AND QUALIFICATIONS
Mr. Nawana brings to our Board a wealth of complex management and worldwide operational experience in the healthcare industry. He has a strong product background, understands our markets, and brings in-depth knowledge of the opportunities and challenges facing global companies.

Mr. Nawana joined our Board in January 2018. Mr. Nawana is currently Chief Executive Officer and a member of the Board of Directors of Smith & Nephew plc. Prior to joining Smith & Nephew, he was Chief Executive Officer, President and a member of the Board of Directors of Alere, Inc. from October 2014 until October 2017, when Alere was acquired by Abbott Laboratories. Mr. Nawana joined Alere as Chief Operating Officer in December 2012 before being named Interim Chief Executive Officer in July 2014. Before joining Alere, Mr. Nawana spent 15 years at Johnson & Johnson in various leadership roles. Most recently, he served as the Worldwide President of DePuy Synthes Spine, a Johnson & Johnson company, from February 2011 to November 2012. Prior to that, Mr. Nawana served as Area Vice President for Johnson & Johnson Medical in Australia and New Zealand from January 2009 to February 2011, Chairman of the DePuy Asia Pacific Franchise Council, General Manager for DePuy Australia from 2007 to December 2008 and General Manager for DePuy Canada from 2004 to 2007.

Mr. Nawana holds an Honors degree in Mechanical Engineering and a Master of Medical Science from the University of Adelaide, South Australia, and an MBA from Henley Management College.

OTHER CURRENT PUBLIC COMPANY BOARDS
●Smith & Nephew plc

FORMER PUBLIC COMPANY BOARDS

●Alere, Inc.

Christiana Stamoulis
Age: 48 Director Since: 2011 Committees: ●Audit and Finance

KEY EXPERIENCE AND QUALIFICATIONS
Ms. Stamoulis’ strength in strategy and corporate finance, coupled with her extensive experience in executing initiatives for growth in the medical products field and related industries, enable her to provide valuable insights to the Board. She also contributes a unique perspective on financial and capital markets operations.

Ms. Stamoulis has been a director since November 2011. Effective February 2019, Ms. Stamoulis will be the Executive Vice President and Chief Financial Officer of Incyte Corporation. From January 2015 to the end of January 2019, Ms. Stamoulis served as Chief Financial Officer of Unum Therapeutics, adding the role of President in February 2018. Prior to Unum, she was an independent advisor to biopharmaceutical companies from January 2014 to December 2014. Prior to that, Ms. Stamoulis served as Senior Vice President of Corporate Strategy and Business Development at Vertex Pharmaceuticals Incorporated from 2009 until December 2013. Ms. Stamoulis joined Vertex in 2009 with approximately 15 years of experience in the investment banking and management consulting industries where she advised global pharmaceutical and biotechnology companies on strategic and corporate finance decisions. Prior to joining Vertex, she was a Managing Director in the Investment Banking division of Citigroup from 2006 to 2009 where she led the building of the firm’s U.S. Life Sciences investment banking practice. Prior to her role at Citigroup, she was at Goldman, Sachs & Co. where she spent the majority of her investment banking career. Ms. Stamoulis started her career as a strategy consultant at The Boston Consulting Group.

Ms. Stamoulis holds a Bachelor of Science in economics and a Bachelor of Science in architecture from the Massachusetts Institute of Technology (MIT). Additionally, she holds a Master of Business Administration from the MIT Sloan School of Management where she focused on applied economics and finance.

24       2019 Proxy Statement

Proposal No. 1 - Election of Directors

Amy M. Wendell
Age: 58 Director Since: 2016 Committees: ●Audit and Finance

KEY EXPERIENCE AND QUALIFICATIONS
Ms. Wendell brings to our Board deep expertise in all areas of mergers and acquisitions, portfolio management, resource allocation and identification of new market opportunities, with a focus on the medical devices industry. This expertise, together with her extensive knowledge of developed and emerging markets as well as of early-stage technologies, enables her to provide valuable insights on strategy and potential growth opportunities.

Ms. Wendell was appointed to our Board in December 2016. Since January 2016, Ms. Wendell has been a Senior Advisor for Perella Weinberg Partner’s Healthcare Investment Banking Practice. Her scope of responsibilities involves providing guidance and advice with respect to mergers and acquisitions and divestures for clients and assisting the firm in connection with firm-level transactions. From 2015 until September 2018, Ms. Wendell served as a Senior Advisor for McKinsey’s Strategy and Corporate Finance Practice and also served as a member of McKinsey’s Transactions Advisory Board to help define trends in mergers and acquisitions, as well as help shape McKinsey’s knowledge agenda. From 1986 until January 2015, Ms. Wendell held various roles of increasing responsibility at Covidien plc (including its predecessors, Tyco Healthcare and Kendall Healthcare Products), including engineering, product management and business development. Most recently, from December 2006 until Covidien’s acquisition by Medtronic plc in January 2015, she served as Senior Vice President of Strategy and Business Development, where she led the company’s strategy and portfolio management initiatives and managed all business development, including acquisitions, equity investments, divestitures and licensing/distribution. She is Chairman of the Board of Por Cristo, a non-profit charitable medical service organization involved in health care work for at-risk women and children in Latin America.

Ms. Wendell holds a Bachelor of Science in mechanical engineering from Lawrence Technological University and a Master of Science degree in biomedical engineering from the University of Illinois.

OTHER CURRENT PUBLIC COMPANY BOARDS
●AxoGen, Inc.
●Baxter International Inc.

FORMER PUBLIC COMPANY BOARDS

●Ekso Bionics

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Proposal No. 1 - Election of Directors

Our Board’s Role and Responsibilities

Overview

The Board, on behalf of the Company and its stockholders, oversees the management of the Company. While the Company’s senior officers, under the direction of the Chief Executive Officer, are responsible for the day-to-day operations of the Company, implementation of the strategic, financial and management policies of the Company, and preparation of financial statements and other reports that accurately reflect requisite information about the Company, the Board oversees these activities. Taking an active role in the Company’s strategic direction, the Board continually educates itself on the Company’s products, markets, customers, competition and culture. The Board assesses risk, evaluates management’s performance, plans for successors and provides overall guidance and direction to the Company.

Governance of the Company

Hologic’s governance responsibilities are built on a foundation of interactive dialogue with stockholders, written principles and continuous improvement, which we believe will help us sustain our success, build trust in the Company and continue to create long-term stockholder value. To that end, the Company has in place Corporate Governance Guidelines which are designed to assist the Company and the Board in implementing effective corporate governance practices. The Board has also adopted a Code of Conduct that applies to all of our employees, officers and directors and a Code of Ethics that applies specifically to senior financial officers (included as Appendix A to our Code of Conduct). These policies are publicly available on our website at investors.hologic.com. Hologic posts additional information on our website from time to time as the Board makes changes to our corporate governance practices.

Our Board believes that good governance requires not only an effective set of specific practices, but also a culture of responsibility and accountability throughout the organization. Governance at Hologic is intended to achieve both. Good governance ultimately depends on the quality of an organization’s leadership, and our Board is committed to recruiting and retaining directors and officers with proven leadership ability and personal integrity.

The Board has implemented corporate governance practices that it believes are both in the best interests of Hologic and our stockholders as well as compliant with the rules and regulations of the SEC and the listing standards of NASDAQ. The Board reviews these practices on an ongoing basis.

Risk Oversight

Our Board is responsible for risk oversight. A fundamental part of risk oversight is understanding the risks that we face, the steps management is taking to manage those risks, and assessing our appetite for risk. Risk management systems, including our internal auditing procedures, internal control over financial reporting and corporate compliance programs, are designed in part to inform management about our material risks. It is management’s responsibility to manage risk and bring to the Board’s attention material risks facing the Company. Our Board receives regular reports from management on matters relating to strategic and operational initiatives, financial performance and legal developments, including the related enterprise-risk exposures. The involvement of the Board in the oversight of our strategic planning process is a key part of its assessment of the risks inherent in our corporate strategy. Our general counsel and corporate secretary lead the Company’s enterprise risk management process. As part of this process, risk is assessed throughout the business over a three-year horizon, focusing on financial risk, legal/compliance risk and operational/strategic risk. The resulting enterprise risk management report (“ERM report”) details the Company’s top 10 risks, as well as mitigating actions and plans relating to those risks. The ERM report includes a rolling three-year evaluation period reflecting mitigation activity progress and risk rating changes and is presented to and discussed with the Board each year. Underscoring the Board’s and management’s focus on enterprise risk are the individual performance objectives of the executive leadership team for fiscal 2019, which are again aligned with the Company’s top enterprise risks, as identified in the ERM report.

While the Board has overall responsibility for risk oversight, each of the three standing committees of the Board regularly assesses risk in connection with executing their responsibilities. In particular, the Audit and Finance Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditors. At the Compensation Committee’s direction, the Compensation Committee’s independent compensation consultant conducts a risk assessment of our executive compensation programs, and members of our internal legal, human resources and sales operations departments evaluate our other compensation programs. The Compensation Committee and its independent compensation consultant reviewed and discussed these assessments for fiscal 2018, and the Compensation Committee concurred with the assessment that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our business.

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Succession Planning

The Board is responsible for overseeing management and planning for management successors. Succession planning starts with Mr. MacMillan, his team and the Compensation Committee, but is continued with the full Board. The Board devotes significant time on its agenda to succession planning, reviewing and discussing the succession plans for the CEO and each of his direct reports. Following Mr. MacMillan’s potential departure in November 2017, the Board and Mr. MacMillan intensified their focus on succession planning. Mr. MacMillan provides a talent update at every Board and Compensation Committee meeting and the Board reviews in-depth succession plans at least annually. The Board also has exposure to succession candidates through their periodic participation in Board meetings and/or engagement outside of Board meetings.

Stockholder Engagement

While the Board, through the Nominating and Corporate Governance Committee, oversees stockholder matters and participates in meetings with stockholders, as appropriate, management has the principal responsibility for stockholder communications and engagement. As discussed below, management provides regular feedback to the Board concerning stockholder feedback.

During 2018, we continued the year-round approach to stockholder engagement we implemented in 2015. In addition to discussions just before our Annual Meeting, we initiated discussions during a quieter period several months later, reaching out to a number of our largest stockholders, approximately 62% of our outstanding shares. This year, our Lead Independent Director participated in a number of the meetings.

YEAR-ROUND STOCKHOLDER ENGAGEMENT

SPRING/WINTER	SUMMER/FALL
We conduct stockholder outreach before the Annual Meeting	During the quieter period, we seek stockholder feedback on governance, compensation and other matters for consideration by our Board

In addition to input on current governance and executive compensation topics specific to Hologic, we invite discussion on any other topics or trends stockholders may wish to share with us. We believe that positive, two-way dialogue builds informed relationships that promote transparency and accountability. Management provides written and oral updates on the discussions with stockholders to our Lead Independent Director, Chairman, and the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee in turn allocates specific issues to relevant Board committees for further consideration. Each Board committee reviews relevant feedback and determines if additional discussion and actions are necessary by the respective committee or full Board. The Board considers shareholder perspectives, as well as the interests of all stakeholders, when overseeing company strategy, formulating governance practices and designing compensation programs.

Stockholder Communications with the Directors

In general, any stockholder communication directed to our Board or one of its committees will be delivered to our Board or the appropriate committee. However, the Company reserves the right not to forward to our Board any abusive, threatening or otherwise inappropriate materials. Stockholders may contact our Board and committees thereof by writing to them in care of Corporate Secretary, Hologic, Inc., 250 Campus Drive, Marlborough, MA 01752.

Board Leadership Structure

Chairman and Lead Independent Director Roles

Our Bylaws and Corporate Governance Guidelines permit the roles of Chairman and Chief Executive Officer to be filled by the same or different individuals. This allows the Board flexibility to determine whether the two roles should be combined or separated based upon our needs and the Board’s assessment of its leadership from time to time. The Board and the Nominating and Corporate Governance Committee review the structure of the Board and Hologic leadership as part of the succession planning process on an ongoing basis. The Board also reviews its structure during its annual self-assessment.

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Proposal No. 1 - Election of Directors

The Board believes that Hologic and its stockholders are best served at this time by having our CEO, Stephen P. MacMillan, also serve as our Chairman, and Sally W. Crawford, an independent director, serve as our Lead Independent Director. Combining the roles of Chairman and CEO makes clear that we have a single leader who is directly accountable to the Board and, through the Board, to our stockholders. It establishes one voice who speaks for the Company to customers, employees, stockholders and other stakeholders. This structure reinforces Mr. MacMillan’s overall responsibility for the Company’s business and strategy, under the oversight and subject to the review of the Board. It strengthens the Board and the Board’s decision-making process because Mr. MacMillan, who has first-hand knowledge of our operations and the major issues facing Hologic, chairs the Board meetings where the Board discusses strategic and business issues. The combined roles facilitate a Board process that is able to identify and respond to challenges and opportunities in a more timely and efficient manner than a non-executive chairman structure would provide. This structure also enables Mr. MacMillan to act as the key link between the Board and other members of management and facilitate an efficient Board process.

The Board recognizes the importance of having a strong independent Board leadership structure to ensure accountability. Accordingly, our Corporate Governance Guidelines provide that if the Chairman is not an independent director, then the independent directors will select a Lead Independent Director. The Board believes that a Lead Independent Director is an integral part of our Board structure and facilitates the effective performance of the Board in its role of providing governance and oversight. In December 2017, the Board appointed Sally W. Crawford to serve as Lead Independent Director.

Ms. Crawford, as Lead Independent Director, has significant responsibilities. Certain specific responsibilities are set forth in Hologic’s Corporate Governance Guidelines and include:

●presiding at the meetings of the Board at which the Chairman is not present;
●convening meetings of the independent directors, including executive sessions held in conjunction with each regularly-scheduled Board meeting;
●serving as the principal liaison between the Chairman and the independent directors, including with respect to matters arising in executive sessions of the independent directors;
●working with the Chairman and the Nominating and Corporate Governance Committee to establish processes to assist the Board in the efficient discharge of its duties;
●approving Board meeting agendas as well as the quality, quantity and timeliness of information sent to the Board;
●approving Board meeting schedules to assure that there is sufficient time for discussion of all agenda items;
●recommending to the Chairman the retention of outside advisors, as appropriate, who report directly to the Board on board-wide matters;
●being available, if requested by stockholders, and when appropriate, for consultation and direct communication; and
●coordinating with the other independent directors in respect of each of the foregoing and performing such other duties as may be properly requested by the Board.

Mr. MacMillan’s responsibilities as Chairman of the Board are also set forth in our Corporate Governance Guidelines and include:

●presiding at meetings of the Board of Directors and stockholders;
●establishing processes to assist the Board in the efficient discharge of its duties;
●organizing and presenting agendas for Board meetings based on advice from the Lead Independent Director, Committee Chairs, directors and members of senior management;
●facilitating the proper flow of information to the Board and working to see that meetings are efficient and informative;
●working with the Nominating and Corporate Governance Committee to develop processes for structuring Committees and overseeing their functions, including assignments of Committee members and Chairs;
●working with the Nominating and Corporate Governance Committee to develop processes for development and succession planning for senior executives; and
●performing such other duties as may be properly requested by the Board.

In addition to discharging the specific responsibilities identified above, Mr. MacMillan consults with Ms. Crawford on a variety of matters, including governance and strategy. As Lead Independent Director and Chair of the Nominating and Corporate Governance Committee, Ms. Crawford takes the lead in Board structure and composition. In addition, Ms. Crawford’s ability to assert independent leadership while working collaboratively with other directors, particularly evident when she served as chair of the Compensation Committee, as well as her diligence and preparedness, enable her to serve effectively as our Lead Independent Director and as Chair of our Nominating and Corporate Governance Committee. During 2018, the Board again

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considered and affirmed the current efficacy of the Lead Independent Director and combined Chairman/CEO structure for the Company. We have also discussed this structure with a number of our largest stockholders. While several advised that they do scrutinize combined Chair/CEO structures as a matter of practice, none expressed concern over this structure for Hologic.

Independent Directors and Committees

In evaluating its leadership structure, the Board also considered that, other than Mr. MacMillan, all of our directors are independent. Our independent directors appropriately challenge management and demonstrate independent judgment in making important decisions for our Company. In addition, each of the Board’s standing committees – Audit and Finance, Compensation, and Nominating and Corporate Governance – is composed entirely of independent directors. As a result, oversight of key matters, such as the integrity of Hologic’s financial statements, executive compensation, the nomination of directors and evaluation of the Board and its committees, is entrusted to independent directors.

Executive Sessions

The Board meets in executive session without the CEO in connection with each regularly-scheduled Board meeting as well as any other times it deems appropriate. The active involvement of the independent directors, combined with the qualifications and significant responsibilities of our Lead Independent Director, promote strong, independent oversight of Hologic’s management and affairs.

Board Committees

The standing committees of the Board currently are the Audit and Finance Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Board has adopted a charter for each of the three standing committees that addresses the make-up and functioning of such committee. The charters for each of the three standing committees are publicly available on our website at investors.hologic.com.

The Board is composed of a majority of “independent” directors, and all of the committees are composed entirely of “independent” directors, as such term is defined in the listing standards of NASDAQ. The Board has determined that the following current directors are “independent,” according to the above definition: Sally W. Crawford, Charles J. Dockendorff, Scott T. Garrett, Namal Nawana, Christiana Stamoulis, Amy M. Wendell and Ludwig N. Hantson. Our former directors, Lawrence Levy and Elaine Ullian, were also determined to be independent while serving as members of our Board during the beginning of fiscal 2018. Mr. MacMillan is not considered independent because he is an active officer of the Company. In addition, both the Audit and Finance Committee and the Compensation Committee are composed entirely of “independent” directors as such term is defined in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The current membership of each committee is listed below.

				Board Committees
Name	Age	Position	Director Since	Audit and Finance	Compensation	Nominating and Corporate Governance
Sally W. Crawford	65	Director	2007		✓	Chair
Charles J. Dockendorff	64	Director	2017	Chair
Scott T. Garrett	69	Director	2013		Chair	✓
Namal Nawana	48	Director	2018		✓	✓
Christiana Stamoulis	48	Director	2011	✓
Amy M. Wendell	58	Director	2016	✓
Ludwig N. Hantson(1)	56	Director	2018		✓	✓
Number of Meetings in Fiscal 2018				10	5	4

(1)	Dr. Hantson was not a member of our Board or its respective Committees in fiscal 2018.

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Proposal No. 1 - Election of Directors

Audit and Finance Committee

Mr. Dockendorff (Chair) MEMBERS Ms. Stamoulis Ms. Wendell FY2018 Meetings: 10

The Audit and Finance Committee is responsible for assisting our Board in the oversight of (i) our financial reporting process, accounting functions, internal audit functions and internal control over financial reporting, and (ii) the qualifications, independence, appointment, retention, compensation and performance of our independent registered public accounting firm. The Audit and Finance Committee also oversees financing and capital allocation strategies, reviews and approves financing transactions to the extent delegated by the Board, reviews the Company’s ability to enter into swaps and other derivatives transactions, and reviews the Company’s tax structure, among other things. The Audit and Finance Committee also reviews and approves related-party transactions (unless such review and approval has been delegated to another committee consisting solely of independent directors).

None of the current or former members of the Audit and Finance Committee are employees of the Company and our Board has determined that each such member of the Audit and Finance Committee is independent (as independence is defined in the current listing standards of NASDAQ and Section 10A(m)(3) of the Exchange Act).

Audit Committee Financial Expert. The Board has determined that Mr. Dockendorff and Ms. Stamoulis each qualify as an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K.

2018 KEY FOCUS AREAS
●Integration of Cynosure business, including financial systems and internal controls
●Preparing for adoption of new revenue recognition rules (ASC 606)
●Cybersecurity
●Capital allocation and debt structure
●Accounting for tax reform and tax planning

Nominating and Corporate Governance Committee

Ms. Crawford (Chair) MEMBERS Mr. Garrett Dr. Hantson Mr. Nawana FY2018 Meetings: 4

The Nominating and Corporate Governance Committee is responsible for recommending to the Board potential candidates for director and considering various corporate governance issues, including evaluating the performance of the Board and its committees, developing and periodically reviewing our Corporate Governance Guidelines, reviewing and recommending to the Board any changes to the committee charters, recommending the composition and chair of our Board committees, monitoring compliance with our stock ownership guidelines, evaluating the performance of our CEO annually and leading the succession planning and process for our CEO. The Nominating and Corporate Governance Committee also considers suggestions regarding possible candidates for director as described under “Stockholder Recommendations” on page 20.

2018 KEY FOCUS AREAS
●Board composition and refreshment
●Board assessment
●CEO succession planning
●Governance structures and best practices

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Proposal No. 1 - Election of Directors

Compensation Committee

Mr. Garrett (Chair) MEMBERS Ms. Crawford Dr. Hantson Mr. Nawana FY2018 Meetings: 5

The primary functions of the Compensation Committee include: (i) reviewing and approving the compensation for each of our executive officers and other senior officers as the Compensation Committee deems appropriate; (ii) evaluating the performance, as it relates to their compensation, of the executive officers, other than the CEO (whose performance is evaluated by the Nominating and Corporate Governance Committee and the Board of Directors), and such other senior officers as the Compensation Committee deems appropriate; (iii) overseeing the administration and the approval of grants and terms of equity awards under our equity-based compensation plans; (iv) reviewing and approving other compensation plans as the Compensation Committee deems appropriate; (v) general oversight of risks associated with our compensation policies and practices; and (vi) approving and/or recommending for review and approval by the Board compensation for members of the Board, and each committee thereof. The Board and Compensation Committee may delegate limited authority to executive officers or other directors of the Company to grant equity awards to non-executive officers. Currently, our Senior Vice President, Human Resources, has been delegated such authority, subject to the terms, conditions and limitations previously approved by the Compensation Committee and the Board, with each of the President and Chief Executive Officer and the Chief Financial Officer authorized to serve as an alternate to the Senior Vice President, Human Resources.

2018 KEY FOCUS AREAS
●Talent development and succession planning
●Executive compensation and pay for performance alignment
●Compensation program design structure, including appropriate metrics and goals for the Short-Term Cash Incentive Program and Performance Share Units

Board Practices, Processes and Policies

Director Orientation and Continuing Education

When a new director joins the Board, or just before joining (assuming entry into a confidentiality agreement), he or she is provided with a Business Briefing Book, which gives an overview of the Company, its products, its markets, its strategy and its risks. Materials in the book generally include our current strategic plan, a description of our divisions and products, our current product pipeline, the most recent enterprise risk management report, current budget, market dynamics study, biographies for the senior management team, investment analyst reports and the like. Once elected to the Board, the new director generally has the opportunity to have individual meetings with members of the senior management team. They also receive a Governance Handbook, which includes general Board information, Board committee charters, the Company’s charter and Bylaws and all of the Company’s governance policies. Directors also have opportunities for continuing education, including access to third-party programs as well as regular presentations at Board meetings.

Meetings of the Board and its Committees

The Board met 13 times during the fiscal year ended September 29, 2018 and each of our directors attended over 90% of the total number of meetings of the Board and all committees of the Board on which he or she served. During fiscal 2018, the independent directors of the Board met in executive session during each of the Board’s regular quarterly meetings and at such other Board and committee meetings as the independent directors elected.

Attendance by Directors at the Annual Meeting of Stockholders

Our Board has scheduled a Board meeting in conjunction with the Annual Meeting of Stockholders. Our directors are encouraged to attend the Annual Meeting of Stockholders on March 7, 2019. Last year, all of our directors who were nominated for election attended the Annual Meeting of Stockholders held on March 14, 2018.

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Proposal No. 1 - Election of Directors

Code of Ethics

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, we have adopted a Code of Ethics for Senior Financial Officers that applies to our principal executive officer and principal financial officer, principal accounting officer and controller, and other persons performing similar functions. The Company’s Code of Conduct applies to all directors, officers and employees. The Company requires all of its directors, officers and employees to adhere to this code in addressing legal and ethical issues that they encounter in the course of doing their work. This code requires our directors, officers, and employees to avoid conflicts of interest, comply with all laws and regulations, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. All newly hired employees are required to certify that they have reviewed and understand this code. Our Code of Ethics for Senior Financial Officers is publicly available on our website at investors.hologic.com as Appendix A to our Code of Conduct. We intend to satisfy the disclosure requirement under Item 5.05 of Current Report on Form 8-K regarding an amendment to, or waiver from, a provision of this code by posting such information on our website, at the address specified above.

Certain Relationships and Related-Party Transactions

Policies and Procedures Regarding Transactions with Related Persons. As provided in the charter of our Audit and Finance Committee, the Audit and Finance Committee reviews and approves related-party transactions (unless such review and approval has been delegated to another committee consisting solely of disinterested independent directors). The non-exclusivity of this delegation provides the Board with flexibility to address the particular circumstances of any related-party transaction. For example, certain related-party transactions involving compensation are approved by the Compensation Committee. Additionally, if one or more members of the Audit and Finance Committee are otherwise conflicted, or for any other reason, the Board reserves the right to establish a separate committee of disinterested independent directors to review a particular transaction. Regardless of the deliberative body of disinterested independent directors reviewing a related-party transaction, the standard applied in reviewing such transaction is whether the transaction is on terms no less favorable to the Company than terms generally available from an unaffiliated third party under the same or similar circumstances. The Board generally considers related-party transactions to be those transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K.

Director Compensation

Compensation Structure

The Board of Directors has a compensation structure consisting of a cash retainer, an annual equity award and, for some positions, a supplemental cash retainer, as described below. For fiscal 2018, the cash retainer was $70,000, the annual equity award value was $185,000, and our Lead Independent Director received a supplemental annual equity grant valued at $60,000.

BENCHMARKING

The Compensation Committee, in conjunction with the Board of Directors, periodically reviews compensation paid to non-employee directors and makes recommendations for adjustments, as appropriate. In December 2018, the Compensation Committee recommended, and the Board approved, the following changes to take effect in the second quarter of fiscal 2019:

●elimination of fees for serving on Board committees, other than for committee chairs;
●$10,000 increase in Board annual cash retainer (from $70,000 to $80,000);
●$15,000 increase in Board equity compensation (from $185,000 to $200,000);
●$2,500 increase in the supplemental cash retainer for the chair of the Audit and Finance Committee; and
●change in the compensation for the Lead Independent Director from a $60,000 equity grant to a $40,000 supplemental cash retainer.

These compensation changes were recommended by and reviewed with the Compensation Committee’s independent compensation consultant and place the Board’s compensation solidly in the market median.

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The Company reimburses all directors for reasonable travel expenses incurred in connection with Board and committee meetings. We also extend coverage to them under our directors’ and officers’ indemnity insurance policies and have entered into our standard form of Indemnification Agreement with each director. We do not provide any other benefits, including retirement benefits or perquisites, to our non-employee directors.

CASH RETAINERS
BOARD MEMBERS	COMMITTEE MEMBERS
In fiscal 2018, the non-employee director annual cash retainer was $70,000. This annual cash retainer will increase to $80,000, beginning in the second fiscal quarter of 2019.	Not including the Chairs, each member of the Audit and Finance Committee and the Compensation Committee received a supplemental annual cash retainer of $10,000, one-fourth of which was paid each quarter. Not including the Chairs, each member of the Nominating and Corporate Governance Committee received a supplemental annual cash retainer of $6,000, one-fourth of which was paid each quarter. These supplemental retainers were eliminated in the second fiscal quarter of 2019.

LEAD INDEPENDENT DIRECTOR	COMMITTEE CHAIRS
In 2018, the Lead Independent Director was compensated for her additional service as the Lead Independent Director with a $60,000 supplemental equity grant. In fiscal 2019, the Lead Independent Director will receive a $40,000 supplemental cash retainer rather than a supplemental equity grant.	The Chair of each of the Audit and Finance Committee and the Compensation Committee received a supplemental annual cash retainer of $20,000, one-fourth of which was paid each quarter. The Chair of the Nominating and Corporate Governance Committee received a supplemental annual cash retainer of $12,000, one-fourth of which was paid each quarter. The supplemental cash retainer for the Chair of the Audit and Finance Committee has been increased by $2,500, beginning in the second fiscal quarter of 2019.

EQUITY AWARDS
LEAD INDEPENDENT DIRECTOR	BOARD MEMBERS
In fiscal 2018, our Lead Independent Director received, in addition to the annual board grant, an annual Lead Independent Director grant having a value of $60,000 (as determined under generally accepted accounting principles). Of this award, $30,000 consisted of RSUs and $30,000 consisted of options to purchase common stock of the Company. The RSUs and options vest over a one-year period and the options have a term of 10 years. This supplemental equity grant has been eliminated, beginning in fiscal 2019.	Each non-employee director received an annual equity grant having a value of $185,000 (as determined under generally accepted accounting principles) on the date of the grant. Of this award, $92,500 consisted of restricted stock units (“RSUs”) and $92,500 consisted of options to purchase common stock of the Company. The RSUs and options are granted on the date of each Annual Meeting and vest on the date of the next year’s Annual Meeting; options have a term of 10 years. A non-employee director who joins the Board after the date of an Annual Meeting receives a pro-rated grant based on the number of days served through the next Annual Meeting. This annual grant has been increased to $200,000, beginning in fiscal 2019.

Beginning in fiscal 2016, the Compensation Committee approved awarding the annual equity grants on the date of the Annual Meeting of Stockholders following the election or re-election of directors. Each of our non-employee directors elected at our Annual Meeting in March 2018 received an annual equity grant, and Dr. Hantson received a pro-rated equity grant when he was appointed to the Board in November 2018.

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Proposal No. 1 - Election of Directors

STOCK OWNERSHIP GUIDELINES

We believe that stock ownership by our non-employee directors aligns the interests of our directors with the long-term interests of our stockholders. Accordingly, the Company has significant stock ownership guidelines in place. In June 2015, the Board of Directors strengthened these ownership guidelines by increasing them for non-employee directors from three times annual base cash retainer to five times annual base cash retainer. Each non-employee director is expected to meet this ownership guideline within five years of his or her election to the Board or June 2020, whichever is later. For purposes of meeting these guidelines, only the value of shares which are issued and outstanding, or restricted stock units which have vested but as to which settlement has been deferred, will be counted. All of our non-employee directors either currently meet our director stock ownership guidelines or are on track to meet the guidelines.

The following table sets forth the compensation paid to our non-employee directors for service on our Board during the fiscal year ended September 29, 2018. Compensation for Stephen P. MacMillan, our Chairman, President and Chief Executive Officer, is set forth in the Summary Compensation Table on page 66. Mr. MacMillan does not receive any additional compensation for his service as a director. Additionally, Ludwig N. Hantson was elected to our Board in fiscal 2019 and thus did not receive any compensation in fiscal 2018.

2018 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)(1)		Total ($)
Sally W. Crawford	96,500	130,581		130,597		357,678
Charles J. Dockendorff	89,000	92,487		92,500		273,987
Scott T. Garrett	93,500	92,487		92,500		278,487
Lawrence M. Levy(2)	38,000	—	(3)	—	(3)	38,000
Namal Nawana	64,500	92,487		107,948	(4)	264,935
Christiana Stamoulis	81,500	92,487		92,500		266,287
Elaine S. Ullian(2)	44,500	—	(3)	—	(3)	44,500
Amy M. Wendell	81,500	92,487		92,500		266,487
(1)	The value of Stock Awards and Option Awards represents the grant date fair value of such award. The fair value of Stock Awards, which are RSUs, is based on the closing price of our common stock on the grant date. The fair value of Option Awards, which are stock options, is determined by use of a binomial lattice model. For a detailed description of the assumptions used to calculate the grant date fair value of stock options, see Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 29, 2018.
(2)	Served as a director for a portion of fiscal 2018. This former director did not have any Stock Awards or Option Awards outstanding as of fiscal year end.
(3)	As this individual did not stand for re-election at our March 2018 Annual Meeting, he/she did not receive the annual equity award granted to directors in March 2018 following our Annual Meeting.
(4)	Includes a pro-rated equity award granted when Mr. Nawana joined the Board in January 2018.

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Proposal No. 1 - Election of Directors

The following table sets forth the aggregate number of Stock Awards and Option Awards (representing unexercised option awards, both exercisable and unexercisable, and unvested RSUs) held at September 29, 2018 by each person (other than Mr. MacMillan) then serving as a director.

Name	Number of Units of Stock that have not Vested (#)	Number of Shares Subject to Option Awards Held (#)
Sally W. Crawford	3,397	57,370
Charles J. Dockendorff	2,406	12,947
Scott T. Garrett	2,406	66,158
Namal Nawana	2,406	8,664
Christiana Stamoulis	2,406	98,484
Amy S. Wendell	2,406	15,867

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EXECUTIVE OFFICERS

Executive officers are chosen by and serve at the discretion of the Board. Set forth below are the names and ages of our executive officers, as of January 1, 2019, along with certain biographical information for all but Stephen P. MacMillan, our Chairman, President and Chief Executive Officer. For Mr. MacMillan’s biographical information, please see page 21.

Name	Age	Title
Stephen P. MacMillan	55	Chairman, President and Chief Executive Officer
Karleen M. Oberton	49	Chief Financial Officer
John M. Griffin	58	General Counsel
Allison P. Bebo	50	Senior Vice President, Human Resources
Peter J. Valenti, III	55	Division President, Breast and Skeletal Health
Thomas A. West	54	Division President, Diagnostics

Ms. Oberton	Chief Financial Officer

Ms. Oberton became our Chief Financial Officer in August 2018. She joined Hologic in 2006 as corporate controller and was promoted to Chief Accounting Officer in 2015. Before joining Hologic, Ms. Oberton served as senior corporate controller of Immunogen from 2004 to 2006. Prior to that, she was an Audit Senior Manager in Ernst & Young’s Life Science practice and in Arthur Andersen’s High Technology practice. Ms. Oberton was an active Certified Public Accountant for more than 18 years and holds a Bachelor of Science in Business Administration from Merrimack College. She is a member of Merrimack College’s Leadership Council.

Mr. Griffin	General Counsel

Mr. Griffin joined us in February 2015 as General Counsel with nearly 30 years of experience across a broad spectrum of legal matters. Mr. Griffin worked at Covidien from 2000 to 2015 where he most recently served as Vice President, Deputy General Counsel. Previously, from 1994 to 2000, Mr. Griffin served as Assistant United States Attorney in Boston, Massachusetts, and prosecuted complex criminal cases. He began his career at Nutter, McClennen & Fish in Boston. Mr. Griffin currently serves on the board of directors for Por Cristo in Boston and New England Legal Foundation. He also serves as Treasurer and on the Board of Directors for Health Care Volunteers International. He has a Juris Doctor degree from Harvard Law School and a Bachelor of Arts in political science from Columbia University.

Ms. Bebo	Senior Vice President, Human Resources

Ms. Bebo joined us in February 2015 as Senior Vice President, Human Resources with 15 years of human resources experience. From 2000 to 2015, Mrs. Bebo held various human resources leadership positions within ANN INC., primarily focused on talent acquisition, associate relations, and talent management. She most recently served as Vice President, Talent Management. From 2007 to 2012, she served as the Vice President, Human Resources for the Ann Taylor and LOFT field organization. She served as Director of Organizational Effectiveness from 2004 to 2007 and as Director of Talent Resources from 2000 to 2004. She holds a Bachelor of Arts in political science from the University of California, Los Angeles.

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Executive Officers

Mr. Valenti	Division President, Breast and Skeletal Health

Mr. Valenti joined us in May 2014 as Division President, Breast and Skeletal Health, with approximately 30 years of sales, brand and product management experience, including 20 years focused on healthcare products. Prior to joining the Company, Mr. Valenti was a Principal at The New England Consulting Group where he served as a consultant to numerous healthcare companies, including Johnson & Johnson, Alcon, Cardinal Health, Align Technology, Inc. and Bausch + Lomb Inc. Mr. Valenti assumed his consulting role following his four-year tenure in the North American and Global President roles of Bausch + Lomb’s Vision Care business from 2009 to 2013. From 2007 to 2009, Mr. Valenti was the General Manager, U.S. Region for Covidien’s Surgical Devices business. From 1995 to 2007, Mr. Valenti was with Johnson & Johnson and held positions of increasing responsibility including Vice President, Global Franchise for the Vistakon business and Executive Director, Women’s Health for Johnson & Johnson’s Personal Products business. Mr. Valenti began his career at Procter & Gamble. He received a Master of Business Administration from Cornell University and a Bachelor of Science in business administration from the University of Connecticut.

Mr. West	Division President, Diagnostics

Mr. West joined us in October 2014 as Division President, Diagnostics with more than 20 years of healthcare experience. As of March 2018, he also oversees all Hologic businesses in Latin America. From 1992 to 2014, Mr. West worked at Johnson & Johnson in various roles of increasing responsibility across the globe. Most recently, he served as the Worldwide Vice President – Strategy and Business Development for Johnson & Johnson’s Diabetes Solutions Companies. Previously, he served as President of LifeScan North America and as President of LifeScan EMEA. Mr. West has a proven track record in formulating and implementing growth strategies in the life sciences and consumer healthcare industries globally. He has a bachelor’s degree in politics and economics from Princeton University and a Master of Business Administration in marketing and strategic management from the University of Pennsylvania’s Wharton School.

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PROPOSAL NO. 2 - NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as the provisions of Section 14A of the Exchange Act, require that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. Our Board has determined to provide our stockholders this opportunity on an annual basis.

As described in the Compensation Discussion and Analysis (the “CD&A”), our executive compensation philosophy is to provide appropriate competitive compensation opportunities to our executives with actual pay outcomes heavily influenced by the achievement of Company performance targets and individual performance objectives (in other words, “pay for performance”) in support of our business strategy and creation of long-term stockholder value.

The Company’s management team has been embracing a performance culture and driving growth of the business. We finished fiscal 2018 with solid performance, but also strengthened our future. Our largest businesses gained momentum in the second half of the year, likely due in large part to changes in leadership structure. At the end of fiscal 2017, Mr. MacMillan re-evaluated the Company’s leadership structure, eliminating the position of Chief Operating Officer and expanding his leadership team. These changes give Mr. MacMillan direct access to commercial leadership and help to drive urgency in commercial execution as well as in business development.

Each year, we take into account the result of the “say-on-pay” vote cast by our stockholders. During the tenure of our current management team, we have seen our say-on-pay vote approval increase from 34% at our 2014 Annual Meeting of Stockholders to 95% at our 2017 Annual Meeting of Stockholders. At our 2018 Annual Meeting of Stockholders, our say-on-pay vote approval was 74%, a decrease from the prior year. The only significant changes to our annual compensation program from fiscal 2016 to fiscal 2017 were the addition of relative TSR as a PSU performance measure and the amendment of our CEO’s Employment Agreement to add adjusted net income as a check on adjusted EPS for determination of the value of his annual long-term incentive grant, both of which are stockholder-friendly changes. We believe the decrease in say-on-pay approval was related to the special CEO retention equity grant as well as a negative say-on-pay vote recommendation from one proxy advisory firm, which did not appear to take into account the unique nature of the situation surrounding the grant. Please see the “Message from the Compensation Committee” and “Compensation Discussion and Analysis” beginning on page 40 for additional information.

Our Compensation Committee continually evaluates the design and direction of our compensation structure. Previously, in response to stockholder feedback, we introduced performance stock units (“PSUs”) tied to return on invested capital (“ROIC”) as a significant component of long-term equity awards. After careful consideration, effective for fiscal 2017 long-term equity awards, the Compensation Committee determined to add relative total shareholder return (“TSR”) as an additional performance metric applicable to the PSUs. In our discussions with stockholders in connection with last year’s Annual Meeting, as well as our continued stockholder outreach later in the year, there was strong support for this structure. Stockholders expressed appreciation for the considered, balanced approach in utilizing one consistent absolute metric (ROIC) and one relative metric (TSR) for PSUs, and also were strongly in favor of keeping ROIC as a performance metric.

Stockholders are urged to read our CD&A, beginning on page 42, and the section entitled “Executive Compensation Tables” beginning on page 66 for additional details about our executive compensation programs, including information about the fiscal 2018 compensation of our NEOs.

38       2019 Proxy Statement

Proposal No. 2 - Non-Binding Advisory Vote to Approve Executive Compensation

We are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to express your views on our NEOs’ compensation. This vote is not intended to address any specific element of our compensation programs, but rather to address our overall approach to the compensation of our NEOs described in this proxy statement. To that end, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that stockholders of Hologic, Inc., hereby approve the compensation paid to the Company’s named executive officers, as described in this proxy statement under the “Compensation Discussion and Analysis” section, the “Executive Compensation Tables” section and other narrative disclosure contained therein, pursuant to the SEC’s compensation disclosure rules.

Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee or our Board. However, the Company values the opinions expressed by stockholders in their vote on this proposal and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on this proposal at the Annual Meeting. Abstentions and broker “non-votes” will not have any effect on the proposal to approve executive compensation as disclosed in this proxy statement.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the approval of this resolution. Management proxy holders will vote all duly submitted proxies FOR approval unless instructed otherwise.

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MESSAGE FROM THE COMPENSATION COMMITTEE

Dear Fellow Stockholders:

As a Compensation Committee, we are committed to overseeing the design and implementation of executive compensation programs that align with the interests of our stockholders and adhere to our pay-for-performance philosophy, while allowing us the flexibility to attract, retain and incentivize executives to execute Hologic’s long-term strategy.

Stockholder Approval. We have made significant progress in our compensation programs over the last several years – as the Company has evolved, so have our programs. Much of the evolution was in response to feedback from stockholders – and stockholder support for our executive compensation programs has increased significantly, with our say-on-pay approval improving from 34% at our 2014 Annual Meeting of Stockholders to 95% at our 2017 Annual Meeting of Stockholders. At our 2018 Annual Meeting of Stockholders, our say-on-pay vote approval was 74%, a decrease from the prior year. We believe this decrease was related to the one-time $30 million equity retention grant made to our CEO in the fall of 2017, and we’d like to address this grant.

Special Equity Retention Grant. While this grant is significant and certainly puts Mr. MacMillan’s total compensation for fiscal 2018 well in excess of peer compensation, the independent members of the Board of Directors determined, after careful consideration and debate, that it was in the best interests of the Company and its stockholders to retain Mr. MacMillan – and that this equity grant, which is 100% performance-based, was the best way to do so. This decision was not made lightly.

To understand how the independent members of the Board came to this conclusion, it helps to have context, including understanding the role that Mr. MacMillan has played, and continues to play, in the Company’s journey in building a sustainable growth company. The appointment of Mr. MacMillan as Hologic’s CEO in fiscal 2014 is a critical part of our current success story. Since joining Hologic, Mr. MacMillan has led a dramatic turnaround, returning the business to growth and winning the support of Carl Icahn and other activists. Not only did he personally recruit the Company’s four Division Presidents and other senior executives, but he is one of the 25 largest stockholders of the Company, when taking into account his vested but deferred equity. His interests are very much aligned with those of our stockholders, and we believe he is critical to the Company’s long-term success. His leadership and vision are at the core of our significantly improved performance, and we believe it is his continued commitment to driving sustainable long-term growth and investing in our people, infrastructure and products that will drive our success as we move into the future.

In light of his long track record of success, other larger medical device and healthcare companies have expressed interest over time in hiring Mr. MacMillan to serve as Chief Executive Officer. In October 2017, Mr. MacMillan received such an offer from a larger medical device company. The independent members of the Company’s Board of Directors considered the potential for disruption to Hologic and its business as well as the impact on stockholder value should Mr. MacMillan leave, and determined that it was in the best interests of Hologic and its stockholders to retain him as Chairman, President and Chief Executive Officer. Accordingly, the independent members of the Board, after careful consideration and discussions with Mr. MacMillan and the Compensation Committee’s compensation consultant, awarded Mr. MacMillan a $30 million special retention equity grant, effective December 1, 2017, all of which is performance-based and on the same terms as the Company’s annual equity grants for other executives for fiscal 2018. Mr. MacMillan formally declined the other more substantial offer and reaffirmed his commitment to Hologic, continuing to serve as Hologic’s Chairman, President and Chief Executive Officer.

To realize any value from the special retention equity grant, the Company – and Mr. MacMillan – must perform. If the Company does not meet the minimum ROIC and relative TSR threshold targets for the performance stock units (PSUs), none of the PSUs granted to Mr. MacMillan as part of this retention grant will vest. If the Company’s share price does not exceed the exercise price of the options, they will have no value. Of note, during the month between the grant approval date (November 1, 2017) and the grant effective date (December 1, 2017), the Company’s stock price increased 6.9%, reflecting in part the market’s support for the grant and resulting in an effective option price premium due to the higher exercise price.

The Board believes that the special retention equity grant to Mr. MacMillan was appropriate in light of the potential for business disruption and decrease in stockholder value were Mr. MacMillan to accept the offer of employment elsewhere and leave the Company. See “Say-on-Pay and Stockholder Feedback” in the “Compensation Discussion and Analysis” for information regarding the positive reception the grant received from stockholders and investment analysts.

40       2019 Proxy Statement

Message from the Compensation Committee

Fiscal 2018 and beyond. We should note that this special retention equity grant is a one-time event, and we don’t envision making any further special retention grants to Mr. MacMillan. We should also note that, when setting his compensation for fiscal 2018 and fiscal 2019, we did not take the special retention equity grant into consideration. Mr. MacMillan’s compensation generally is set in accordance with the terms of his Employment Agreement, with the exception of awards under the Short-Term Incentive Plan (STIP). For fiscal 2018, the Compensation Committee exercised negative discretion when setting the overall funding of the STIP at 100% and also approved funding Mr. MacMillan’s STIP award at 90%. The funding of Mr. MacMillan’s STIP award below 100% was due primarily to the disappointing performance of the Medical Aesthetics business in 2018, although we do recognize that all of the other businesses significantly improved and strengthened over the course of the year.

While fiscal 2017 was an overtly transformative year, with the divestiture of our blood screening business and the acquisition of Cynosure, which is our Medical Aesthetics business, fiscal 2018 has also been a transformative year, albeit a less obvious one. We touch on performance highlights in the CD&A, including the continued strength of our Breast Health and International businesses as well as acceleration of growth in our molecular diagnostics business and the stabilization of our U.S. Surgical business. The Company also ramped up business development activities, completing three tuck-in acquisitions during or just after the end of fiscal 2018. But what you may not realize is that a restructuring of the executive leadership team is helping drive the momentum in financial results and business development activity.

Leadership restructure. At the end of fiscal 2017, Mr. MacMillan re-evaluated the Company’s management structure and eliminated the position of Chief Operating Officer. This change brings Mr. MacMillan closer to the businesses – fostering more transparency and accountability, with Division Presidents reporting directly to him and a broader range of business development opportunities coming to him more quickly. Mr. MacMillan also expanded his executive leadership team, forming the Global Leadership Team (GLT). This expanded group gives more leaders direct access to Mr. MacMillan and Mr. MacMillan direct access to more leaders. He also assumed responsibility from the Chief Operating Officer to conduct business reviews and leads quarterly business reviews with each division, which include members of the GLT along with the leadership team for the applicable division.

Succession Planning. Following Mr. MacMillan’s potential departure in November 2017, the Board and Mr. MacMillan intensified their focus on succession planning. Succession planning starts with Mr. MacMillan, his team and the Compensation Committee, but is continued with the full Board. The Board devotes significant time on its agenda to succession planning, reviewing and discussing the succession plans for the CEO and each of his direct reports. With the departure of Bob McMahon, the Company’s former CFO, this summer, such succession planning became more evident. Karleen Oberton, our current CFO, joined the GLT last fall, when she was the Corporate Vice President, Finance and Accounting, Chief Accounting Officer and Corporate Controller. Her participation on the GLT gave her additional exposure to Mr. MacMillan and other members of the leadership team. This helped Mr. MacMillan and the Board feel confident in the succession plan in place and enabled a smooth transition for Ms. Oberton as she assumed the role of CFO - another benefit of Mr. MacMillan’s leadership restructure.

Mr. MacMillan has a fundamental belief that people matter. We couldn’t agree more. There were a few bumps along the road in fiscal 2018, but we continue to be excited about Hologic, its people and the progress it is making in achieving its strategic vision, with Mr. MacMillan leading the charge. At the same time, we are committed to doing all that we can to ensure that we have the compensation programs in place to drive long-term stockholder value. Please do let us know if you have any questions, concerns or feedback regarding Mr. MacMillan’s special retention equity grant or our compensation programs in general. We thank you for your investment in Hologic and your continued support!

Respectfully,

The Compensation Committee

Scott T. Garrett, Chair	Sally W. Crawford	Ludwig N. Hantson	Namal Nawana

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COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis section (CD&A), we describe the executive compensation program for our CEO and CFO, our three other most highly compensated executive officers serving as of September 29, 2018, and our former CFO (collectively, our named executive officers, or NEOs). We also explain how the Compensation Committee determined the pay of our NEOs and its rationale for specific decisions related to fiscal 2018 compensation. As a reminder, our fiscal year generally ends on the last Saturday in September. Fiscal 2018 began on October 1, 2017 and ended on September 29, 2018.

Our Named Executive Officers for Fiscal 2018

Name	Title
Stephen P. MacMillan	Chairman, President and Chief Executive Officer (CEO)
Karleen M. Oberton(1)	Chief Financial Officer (CFO)
John M. Griffin	General Counsel
Peter J. Valenti, III	Division President, Breast and Skeletal Health
Thomas A. West	Division President, Diagnostics
Robert W. McMahon(1)	Former CFO
(1)	Ms. Oberton succeeded Mr. McMahon as Chief Financial Officer on August 1, 2018. Mr. McMahon left the Company to become the CFO of a larger public company.

Executive Summary

2018 Business Strategy & Performance Highlights

Fiscal 2018 was a solid year for Hologic both strategically and operationally. Although the year got off to a rocky start with weaknesses in a number of our U.S. businesses, we finished the year on a very different trajectory, with our major domestic franchises performing well. We also built a sustainable growth engine internationally, launched several key new products, and acquired two companies, plus another just after fiscal year end. Although our share price lagged our peers’ over the last 12 months, we believe we are a much healthier company today than a year ago, and that each of our major businesses is stronger.

In our largest division, Breast Health, domestic growth improved in each quarter of 2018, driven by strong commercial execution, market share gains for our clinically differentiated Genius 3D mammograms, and important new products. These include our state-of-the-art 3Dimensions mammography system, which we believe is the fastest, highest resolution breast tomosynthesis system on the market, and the innovative Brevera biopsy system, which streamlines biopsy procedures for an optimal patient and physician experience.

In Diagnostics, we generated solid growth by placing more of our fully automated Panther and Panther Fusion molecular diagnostics systems, launching more women’s health, virology and respiratory tests to drive revenue and system utilization, and solidifying our relationships with our largest customers. In addition, our ThinPrep Pap cervical cancer test remains the leader in the U.S. liquid cytology market.

In Surgical, a revamped and more competitive sales force under new sales leadership helped quarterly results improve. Our MyoSure system for hysteroscopic tissue removal and our NovaSure product for endometrial ablation continue to lead their respective categories and improve women’s lives worldwide.

In Medical Aesthetics, we posted weak revenue results, which we believe weighed on our share price. But behind the scenes, we improved our commercial capabilities and upgraded talent across the business. We also launched the innovative TempSure radiofrequency platform. Although the numbers don’t show it yet, we believe we laid the foundations for a more successful 2019.

42       2019 Proxy Statement

Compensation Discussion and Analysis

Internationally, we built a solid infrastructure for sustainable growth with new leadership, new products, and new capabilities. We also acquired Emsor, the distributor of our Breast and Skeletal Health products in Spain and Portugal. Total international revenue of $800 million grew 17.0% on a reported GAAP basis, and 12.9% in constant currency, and we have tremendous runway ahead for future growth.

Based on all these activities, we posted solid revenue growth in fiscal 2018. We generated GAAP revenue of $3,218 million, up 5.2% versus 2017, or 4.3% on a constant currency basis.

And finally, as we eliminated all the convertible debt from our balance sheet, we simultaneously enhanced our business development efforts, resulting in the acquisitions of Faxitron Bioptics for $89 million and, just after fiscal year end, of Focal Therapeutics for $125 million. Faxitron and Focal will help us expand into the adjacent growth market of breast-conserving surgery and enable us to help women throughout their continuum of breast health care, from screening to treatment.

Even as we acquired several companies, our strong cash flow enabled us to buy back 7.3 million shares of our stock for $276 million. As a result, we ended the year with fewer diluted shares outstanding than a year ago.

In terms of GAAP earnings per share (EPS), we recorded a loss of ($0.40) in fiscal 2018 due to a significant goodwill impairment charge related to our acquired Cynosure business. However, excluding this write-down and other expenses and charges excluded pursuant to the calculations in our 2018 Short-Term Incentive Plan, adjusted EPS increased 9.9%, benefiting from U.S. tax reform.

Two of the three financial performance metrics we utilize in our compensation plans, adjusted revenue(1) and adjusted EPS(2), improved from fiscal 2017 to fiscal 2018. Return on invested capital (ROIC)(3) was flat at 12.6%.

We overcame several challenges in fiscal 2018 to post good results, and believe we are entering 2019 with improved momentum both strategically and operationally.

OUR JOURNEY TO SUSTAINABLE GROWTH

Financial results for one year are a snapshot of short-term performance. Our focus is on the long term. Since Mr. MacMillan joined the Company in 2013, the Company has invested significantly in its people, infrastructure and products. The power of focused, motivated people is evident, and has driven growth in annual revenue and profits, among other things.

The financial information in the charts below is presented on a GAAP basis. For fiscal 2017 and 2018, these results include the impact of the divestiture of our blood screening business and the acquisition of Cynosure.

GAAP REVENUE (in millions)	GAAP EPS

(1)	The definition of our non-GAAP adjusted revenue and a reconciliation of our non-GAAP adjusted revenue to our GAAP revenue is provided in Annex A to this proxy statement.
(2)	The definition of our non-GAAP adjusted EPS and a reconciliation of our non-GAAP adjusted EPS to our GAAP EPS is provided in Annex A to this proxy statement.
(3)	ROIC means adjusted net operating profit after tax divided by the sum of average net debt and average stockholders’ equity. See “Why ROIC and Relative TSR?” on page 57.

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Compensation Discussion and Analysis

Fiscal 2018 Executive Compensation Highlights

In establishing the executive compensation program for fiscal 2018, the Committee continued to focus on pay for performance and competitive pay, with a focus on total direct compensation.

EMPHASIS ON PERFORMANCE-BASED TOTAL DIRECT COMPENSATION

The components of Total Direct Compensation (TDC) are Base Salary, Short-Term Incentives, Long-Term Incentives and Deferred Compensation Awards.

●	Short-Term Incentives take the form of annual cash bonuses under our Short-Term Incentive Plan (STIP), which are paid only if the Company achieves adjusted revenue and adjusted earnings per share (EPS) performance above a pre-determined threshold.
●	Long-Term Incentives take the form of equity awards which are granted based on performance and, in the case of performance share units (PSUs), vest only if the Company achieves return on invested capital (ROIC) and/or relative total shareholder return (TSR) above pre-determined thresholds.
●	Deferred Compensation takes the form of a cash award under our Deferred Compensation Plan (DCP) which vests over three years and is awarded based on Company performance under the STIP as well as individual performance.

The charts below, which show the TDC of our CEO and our other NEOs for fiscal 2018, illustrate that a majority of NEO TDC is performance based (91.5% for our CEO and an average of 76.1% for our other NEOs). These charts exclude the value of other benefits and perquisites and, for Mr. MacMillan, exclude his special retention and matching equity grants, as those were not considered when setting his annual compensation.

2018 ANNUAL TARGET CEO PAY
($ in millions)

2018 ANNUAL TARGET AVERAGE NEO PAY
($ in millions)

PERFORMANCE MEASURES LINK TO STRATEGY

In setting performance measures for the incentive compensation plans, the Committee first considers the Company’s strategy, contemplating the Company’s long- and short-term goals and how those goals are measured.

As the Company has been focused on growth as well as efficient use of capital and creating value for stockholders, the Committee determined that using the measures of adjusted revenue, adjusted EPS and ROIC were appropriate for the incentive compensation plans. These are all non-GAAP measures that are used by management to facilitate its operational decision-making and provide key insights into the Company and management’s achievements. Additionally, the use of ROIC was specifically supported in discussions with stockholders. The Company added the measure of relative TSR in fiscal 2017 to provide an external performance measure and also link executive compensation directly to the creation of stockholder value.

BALANCED APPROACH TO LONG-TERM INCENTIVES

The Committee takes a balanced approach to long-term incentives, and, for fiscal 2018 annual grants:

●	Determined that long-term incentive awards for executive officers will continue to be allocated 50% to PSUs, 25% to RSUs and 25% to stock options, as in fiscal 2017.

44       2019 Proxy Statement

Compensation Discussion and Analysis

●	Determined to utilize relative TSR as well as ROIC as performance measures for PSUs awarded as long-term incentive compensation to provide a more balanced approach with one consistent absolute metric (ROIC) and one relative metric (TSR), as in fiscal 2017.
●	Approved grants of stock options, RSUs, PSUs and Deferred Compensation Program (DCP) contributions in alignment with our compensation philosophy and program.

PAY-FOR-PERFORMANCE ALIGNMENT

●	Based on Company performance in fiscal 2017, no increases in fiscal 2018 annual base salary for any 2017 NEOs, other than Mr. Valenti.
●	Based on Company performance in fiscal 2017, Mr. MacMillan specifically waived his contractual right to a base salary increase for fiscal 2018.
●	The funding of the 2018 STIP was based on the Company’s achievement of pre-determined adjusted revenue and adjusted EPS goals.
● The Committee exercised negative discretion in setting the overall funding level at 100% of target given that revenue was below target and that EPS was impacted favorably by U.S. tax reform.
●	Based on fiscal 2018 performance against individual objectives, payout for certain NEOs, including Mr. MacMillan, was below the 100% corporate funding level, while payout for other NEOs was above.
●	Decrease in fiscal 2018 LTIP grant values for Division Presidents, based on fiscal 2017 performance.
● Mr. MacMillan’s LTIP grant value is based on the Company’s adjusted net income and adjusted EPS performance pursuant to the terms of his Employment Agreement – if adjusted EPS and adjusted net income both increase from the prior year (which they did), so does the value of Mr. MacMillan’s LTIP grant.
●	Set challenging ROIC goals for PSU awards and continued use of relative TSR as a metric for PSU awards.

CEO SPECIAL PERFORMANCE-BASED RETENTION EQUITY GRANT

In early fiscal 2018, Mr. MacMillan received a significant offer from a large medical device company. The independent members of the Board of Directors determined, after careful consideration and debate, that it was in the best interests of the Company and its stockholders to retain Mr. MacMillan. Rather than attempt to match the sign-on bonus offered to Mr. MacMillan by the other medical device company by making a one-time cash award, the independent members of the Board of Directors approved a special, one-time retention equity grant to Mr. MacMillan, all of which is performance-based. The grant consists of:

●	$10 million in the form of PSUs subject to a three-year average ROIC metric;
●	$10 million in the form of PSUs subject to a three-year relative TSR metric; and
●	$10 million in the form of stock options.

The PSUs, which are subject to the same performance goals as all fiscal 2018 annual long-term incentive awards, cliff vest at the end of three years, provided the executive is employed and the measurement objectives are achieved. The stock options vest in four equal installments over four years. If the threshold measurement objectives are not achieved, the PSUs will not vest at all.

See the “Message from the Compensation Committee” at the beginning of this CD&A for additional details and background.

“Say-On-Pay” and Stockholder Feedback

Each year, we take into account the result of the say-on-pay vote cast by our stockholders. As our journey to sustainable growth continues, so does the evolution of our compensation program. During the tenure of our current management team, we have seen our say-on-pay vote approval increase from 34% at our 2014 Annual Meeting of Stockholders to 95% at our 2017 Annual Meeting of Stockholders. At our 2018 Annual Meeting of Stockholders, our say-on-pay vote approval was 74%, a decrease from the prior year. The only significant changes to our compensation program from fiscal 2016 to fiscal 2017 were the addition of relative TSR as a PSU performance measure and the amendment of our CEO’s Employment Agreement to add adjusted net income as a check on adjusted EPS for determination of the value of his annual long-term incentive grant, both of which are stockholder-friendly changes. We believe this decrease in say-on-pay approval was related to the special CEO retention equity grant, including a negative say-on-pay recommendation from one proxy advisory firm, who did not appear to take into account the unique nature of the situation surrounding the special retention equity grant.

We have made good progress in our compensation design and view the increasingly positive support from stockholders as a continuing endorsement of our compensation program’s evolving design and direction. Our Compensation Committee regularly evaluates our executive compensation structure and assesses its effectiveness to ensure the design is incenting performance that is in the best interests of the Company as well as our stockholders.

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Compensation Discussion and Analysis

While say-on-pay is a key indicator of stockholder feedback, we also are committed to maintaining an open dialogue with our institutional investors and stockholders throughout the year. We reach out to discuss business topics, seek feedback on our performance and address other matters of importance to our stockholders, such as executive compensation. Since our 2018 Annual Meeting, we have actively engaged with a number of our largest institutional investors specifically on governance issues, reaching out to holders of more than 60% of our outstanding shares. Through this dialogue, we received additional validation on the design of our executive compensation program as well as strong support for our senior management team, particularly Mr. MacMillan. Investors continued to be supportive of the special retention equity grant made to Mr. MacMillan, recognizing the unique nature of the situation. See below for additional information about our discussions with investors on performance metrics and Mr. MacMillan’s special retention equity grant.

WHAT WE HEARD – DESIGN OF COMPENSATION PROGRAM

The Committee spent time during 2018 reviewing incentive plan performance metrics and goal setting, as it does every year. We also discussed incentive plan performance metrics with our investors in the fall of 2018. We discussed our current use of ROIC as a performance metric as well as the recent addition of relative TSR. Investors were strongly in favor of continuing to use ROIC as a performance-based metric for our long-term incentive awards and also were supportive of the addition of relative TSR as a performance-based metric. Several expressed a preference for ROIC, with one investor sharing the view that compensation should be company and strategy-specific and expressing satisfaction that Hologic utilized ROIC exclusively when it made sense and then added relative TSR as the Company evolved. Another investor appreciated the balanced nature of our compensation program, including the use of one absolute and one relative metric for long-term incentives. In our 2017 discussions with investors, we also discussed the amendment to Mr. MacMillan’s Employment Agreement at the end of fiscal 2016 which, for the purpose of determining his long-term incentive grant value, added adjusted net income as a check on adjusted EPS such that increases in annual equity grant values would be based on the lower growth of the two metrics, and decreases in annual equity grant value would be based on the larger decline of the two metrics, as applicable. Investors responded favorably to this change, reflecting meaningful alignment with stockholders’ interests. Several investors again commented on the importance of focusing on organic growth, which is a metric in our STIP, as discussed in more detail below, and one investor commented on the potential impact of corporate actions such as share repurchases or mergers and acquisitions on EPS results, which the Committee continually assesses. Overall, all investors supported the current design of our compensation programs and had no significant changes to suggest.

WHAT WE HEARD – MR. MACMILLAN’S RETENTION GRANT

Following disclosure of the special performance-based retention equity grant to Mr. MacMillan, the Company reached out to 10 of its largest stockholders, representing more than 50% of our outstanding shares, to discuss the grant. In addition, the Company had numerous conversations on the subject with stockholders and investment analysts as part of its normal investor relations activities. While one investor with whom we spoke in the fall of 2018 did not support the grant and another expressed some concern over the size of the grant, feedback from stockholders and investment analysts has been overwhelmingly positive. Stockholders recognize Mr. MacMillan’s value to the Company. Overall, they support the decision of the independent members of the Board to award the performance-based grant to retain Mr. MacMillan and acknowledge the negative effect his departure could have had on the Company and its valuation. The Company publicly announced the grant on November 2, 2017, after the close of market. The Company’s stock price increased 3% on the next day, and from November 2, 2017 to November 30, 2017, the Company’s stock price increased 8.6%.

46       2019 Proxy Statement

Compensation Discussion and Analysis

Looking Ahead to Fiscal 2019

The Committee has made several decisions relating to executive pay for fiscal 2019, including:

●	Increased base salaries for NEOs, ranging from 3% to 5.6%. Mr. MacMillan’s increase is 3% pursuant to the terms of his Employment Agreement.
●	Increased fiscal 2018 LTIP grant values for all NEOs, other than Mr. MacMillan, based on fiscal 2018 performance and anticipated future performance. Mr. MacMillan’s LTIP value is determined pursuant to the terms of his Employment Agreement and will decrease due to the Company’s decrease in adjusted net income.
●	Based funding of the 2019 STIP on the achievement of pre-determined adjusted revenue and adjusted EPS goals, as in fiscal 2018.
●	Determined that long-term incentive awards for executive officers will continue to be allocated 50% to PSUs, 25% to RSUs and 25% to stock options, as in fiscal 2018.
●	Determined to continue to utilize relative TSR as well as ROIC as performance measures for PSUs awarded as long-term incentive compensation to provide a balanced approach with one consistent absolute metric (ROIC) and one relative metric (TSR).

Executive Compensation Best Practices

Highlights of our executive compensation governance practices are set forth in our Proxy Statement Summary on page 15.

Compensation of Executive Officers

Our Compensation Philosophy

The ability to compete effectively in the markets within which we operate depends to a large extent on our success in identifying, recruiting, developing and retaining management talent. We also need to remain focused on creating sustainable long-term growth and stockholder value. To this end, the design of our executive compensation program and the decisions made by the Committee are guided by the following principles:

●	Pay for performance. We believe that our compensation programs should motivate high performance among our NEOs within an entrepreneurial, incentive-driven culture and that compensation levels should reflect the achievement of short- and long-term performance objectives.
●	Competitive pay. We aim to establish overall target compensation (compensation received when achieving expected results) that is competitive with that being offered to individuals holding comparable positions at other public companies with which we compete for business and talent.
●	Focus on total direct compensation. We seek to offer a total executive compensation package that best supports our leadership talent and business strategies. We use a mix of fixed and variable pay to support these objectives, as well as provide benefits and perquisites, where appropriate.

Principal Elements of Pay: Total Direct Compensation

Our compensation philosophy is supported by the following principal elements in our annual executive compensation program:

Element	Form	Purpose
Base Salary	Cash (fixed)	Provides a competitive level of pay that reflects the executive’s experience, role and responsibilities
Short-Term Incentives	Cash (variable)	Rewards achievement of individual, business segment/function and/or overall corporate results for the most recently completed fiscal year
Long-Term Incentives	Equity (variable)	Provides meaningful incentives for management to execute on longer-term financial and strategic growth goals that drive stockholder value creation and supports the Company’s retention strategy
Deferred Compensation	Cash (variable)	Rewards achievement of corporate results and individual performance for the most recently completed fiscal year and also serves as a differentiating recruiting tool and retention mechanism

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Compensation Discussion and Analysis

MR. MACMILLAN’S EMPLOYMENT AGREEMENT – TERMS IMPACTING TOTAL DIRECT COMPENSATION

On September 18, 2015, the Company entered into an Amended and Restated Employment Agreement with Mr. MacMillan, effective as of September 27, 2015, and, in September 2016, amended the Employment Agreement to eliminate a housing allowance and to add another metric to the LTIP grant value determination. Mr. MacMillan’s Employment Agreement provides for:

Base Salary. A base salary at the initial annual rate of $1,000,000, with any future increases tied to the average employee merit pool percentage increase approved for base salaries of U.S. salaried employees.

STIP. A target bonus opportunity under the Company’s STIP of no less than 150% of his annual base salary.

DCP. Continued contribution by the Company to the DCP on behalf of Mr. MacMillan in fiscal 2016 and each fiscal year thereafter.

LTIP. An annual equity grant under the Company’s 2008 Amended and Restated Equity Incentive Plan. This LTIP grant value adjusts each year as follows: (i) for every one percent (1%) that the Company exceeds the prior fiscal year’s adjusted earnings per share (“EPS”) or adjusted net income, whichever is lower, the annual grant value will be increased by one-half of one percent (0.5%); and (ii) for every one percent (1%) that the Company is below prior year adjusted EPS or adjusted net income, whichever decrease is greater, the annual grant value will be reduced by one percent (1%).

The 2016 amendment to the Employment Agreement added adjusted net income as a check on adjusted EPS such that increases in annual equity grant values would be based on the lower growth of the two metrics, and decreases in annual equity grant value would be based on the larger decline of the two metrics. The Compensation Committee recommended these changes to the full Board (other than Mr. MacMillan), which approved. The Board viewed the addition of the net income metric and the use of whichever metric, adjusted net income or adjusted EPS, grows less to limit increases in the annual equity grant value and the use of whichever metric decreases more to drive decreases in annual grant value as a thoughtful and creative design in the best interests of both the Company and its stockholders.

As soon as practicable after the end of each fiscal year, Mr. MacMillan will also receive a matching restricted stock unit (“Matching RSU”) grant with a value equal to the number of shares held by Mr. MacMillan as of the fiscal year end, up to a maximum annual grant value of $1,000,000. For purposes of the Matching RSU grant, shares held will include issued and outstanding shares held directly by Mr. MacMillan as well as vested equity, the settlement of which has been deferred pursuant to the Company’s DEP but will not include shares issued upon the vesting of any Matching RSUs. At the end of fiscal 2018, Mr. MacMillan held (or had the right to receive upon settlement) 1,304,052 shares. Accordingly, in November 2018, Mr. MacMillan received a Matching RSU grant with a value of $1,000,000.

Fiscal 2018 Total Direct Compensation Elements in Detail

BASE SALARY

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain talent. It is the minimum payment for a satisfactory level of individual performance as long as the executive remains employed with us. Base salary is set at the Committee’s discretion after taking into account the competitive landscape including the compensation practices of the companies in our selected peer groups (and where appropriate, survey data from a broader index of comparable public companies), our business strategy, our short- and long-term performance goals and certain individual factors, such as position, salary history, individual performance and contribution, length of service with the Company and placement within the general base salary range offered to our NEOs. Mr. MacMillan’s base salary is set and adjusts in accordance with the term of his Employment Agreement, as noted above.

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Compensation Discussion and Analysis

The base salaries for our NEOs for fiscal 2018 were as follows:

	Base Salaries of NEOs(1)
NEO	FY2018 Salary ($)		FY2017 Salary(2) ($)		Percentage Increase (%)
Stephen P. MacMillan	1,030,000		1,030,000		0%
Karleen M. Oberton	450,000	(3)	—	(4)	N/A
John M. Griffin	470,000		470,000		0%
Peter J. Valenti, III	490,000		480,000		2.0%
Thomas A. West	475,000		—	(4)	N/A
Robert W. McMahon	540,000		540,000		0%
(1)	Reflects base salaries set at the beginning of the fiscal year indicated.
(2)	The fiscal 2017 base salaries above, which were approved by the Compensation Committee, differ slightly from the fiscal 2017 base salaries reported in the Summary Compensation Table due to an extra payroll week in fiscal 2017.
(3)	Salary effective August 1, 2018 in connection with Ms. Oberton’s appointment as CFO.
(4)	Not an NEO for fiscal 2017.

Based on the Company’s financial performance in fiscal 2017, none of the fiscal 2017 NEOs, other than Mr. Valenti, received an increase in base salary for fiscal 2018. Mr. MacMillan, who had a contractual right to a base salary increase pursuant to his Employment Agreement, specifically waived this right for fiscal 2018.

SHORT-TERM INCENTIVE PLAN
HOW THE STIP WORKS

The STIP provided our NEOs the opportunity to earn a performance-based cash bonus based on the achievement of a combination of financial and non-financial corporate, divisional, and/or individual goals. Targeted payout levels are expressed as a percentage of base salary and established for each participant. An individual’s bonus components are determined by such individual’s title and/or role. Bonus payouts could range from 0% to 200% of targeted payout levels (e.g., the maximum bonus payout for an individual with a targeted payout level of 50% of annual base salary would be 100% of annual base salary).

The corporate financial goals under the 2018 STIP were focused on the achievement of adjusted revenue and adjusted EPS performance objectives (for definition of adjusted revenue and adjusted EPS, see Annex A). The 2018 STIP also provides for the assessment of performance based upon the achievement of individual performance objectives, which for some NEOs included divisional performance objectives, all of which were approved by the Committee.

The overall funding level of the 2018 STIP is generally determined based upon the Company’s performance against the established targets. Funding of the STIP is contingent upon achieving the threshold level for at least one of the two corporate performance objectives. If neither corporate performance objective threshold is met, there is no payout under the STIP. Individual bonus awards for NEOs were calculated based upon the overall funding level, as well as the targeted payout levels and achievement of individual performance objectives.

INDIVIDUAL BONUS OPPORTUNITY RANGES(1)

CEO

Other NEOs

(1)	Expressed as a percentage of base salary

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Compensation Discussion and Analysis

2018 PERFORMANCE OBJECTIVES AND RESULTS

The Committee believed the financial performance components of the 2018 STIP were achievable, but appropriately challenging, based on market climate and internal budgeting and forecasting. The following table outlines the threshold, target and maximum financial performance objectives for the 2018 STIP, as well as the results achieved:

Performance Measures	Weighting	Threshold	Target (100%)	Maximum
Adjusted Revenue
Adjusted EPS

WHY ADJUSTED REVENUE AND EPS?

ADJUSTED REVENUE. The Committee believes that organic growth, that is, revenue growth excluding the impact of changes in foreign exchange rates and acquisitions and other transactions, is an important measure of management’s achievements in operating the Company’s core businesses during the year. Accordingly, the Committee utilizes adjusted revenue as a performance measure in the STIP.

Adjusted revenue, which is intended to reflect organic growth, is calculated on a constant currency basis using our fiscal 2018 budget foreign currency exchange rates and, pursuant to the terms of our STIP, is also adjusted (i) to remove the effect of acquisitions or dispositions (including the discontinuance of a product or product line other than in the ordinary course of business) that are completed during the reporting period that materially affect the Company’s consolidated revenue; and (ii) to exclude any acquisition-related accounting or other effects that are excluded in the calculation of adjusted EPS. Revenue that is adjusted to exclude the impact of these events is a non-GAAP measure.

For fiscal 2018, adjusted revenue was calculated on a constant currency basis, using the fiscal 2018 budgeted foreign currency exchange rates, and excludes the impact of the Emsor and Faxitron acquisitions. A reconciliation of our non-GAAP adjusted revenue to our GAAP revenue is provided in Annex A to this proxy statement.

ADJUSTED EPS. This metric is used by management to evaluate our historical operating results and as a comparison to competitors’ operating results. The Committee agrees with this approach and uses this non-GAAP measure as a performance measure in the STIP.

Adjusted EPS is calculated as set forth in Annex A. This financial measure adjusts for specified items that can be highly variable or difficult to predict, as well as certain effects of acquisitions, dispositions and financings that may not necessarily be indicative of operational performance. A reconciliation of our non-GAAP adjusted EPS to our GAAP EPS is provided in Annex A to this proxy statement.

HOW WE ESTABLISH ADJUSTED REVENUE AND ADJUSTED EPS GOALS

In setting the adjusted revenue and adjusted EPS goals for our 2018 STIP, the Committee considered the Company’s historical performance as well as planned growth. For the 2018 STIP, adjusted revenue at target represents approximately 6.5% growth over the prior year actual pro-forma revenue (proforma revenue excludes revenue related to the divested blood screening business and includes pro-forma revenue from the Cynosure business acquired in fiscal 2017), while adjusted revenue at maximum represents approximately 13% growth over prior year actual revenue. Adjusted EPS at target represents approximately 5.9% growth over prior year EPS, while adjusted EPS at maximum represents approximately 11.8% growth over prior year EPS. Threshold adjusted revenue and adjusted EPS are generally set at prior year actual results - if there is no growth in adjusted revenue or adjusted EPS as compared to the prior year actual results, there is no payout under the applicable target.

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Compensation Discussion and Analysis

2018 STIP AWARDS

For fiscal 2018, the Company exceeded the target for adjusted EPS under the STIP but missed the adjusted revenue target. Adjusted EPS was 150% of target while adjusted revenue was 75% of target. With adjusted revenue weighted 60% and adjusted EPS weighted 40%, this would result in a payout of 105%. Given the miss in revenue target and the fact that EPS was positively impacted by U.S. tax reform, management recommended that the STIP pool be funded at 100% for corporate performance. The Committee agreed with this approach, exercised negative discretion, and set the overall funding level of the 2018 STIP at 100% of target funding. Individual bonus awards for NEOs were then calculated based on this overall funding level as well as the targeted payout levels and individual performance objectives for each NEO, as discussed in more detail below.

Individual performance objectives for our NEOs reflected the top priorities for our NEOs and were aligned with the top risks identified in our annual Enterprise Risk Management process, including driving global growth, strengthening the pipeline for 2019 and beyond and succession planning and talent development. Mr. Valenti’s and Mr. West’s individual performance objectives also included revenue growth performance goals for, respectively, the Breast and Skeletal Health division and the Diagnostics division. Because Mr. McMahon left the Company prior to fiscal year end, he did not receive a bonus for fiscal 2018.

MR. MACMILLAN
Target Payout Level	Fiscal 2018 STIP Awards

Based on the Company’s financial performance (funded at 100%) as well as an assessment of Mr. MacMillan’s individual performance for fiscal 2018 (funded at 50%), Mr. MacMillan was awarded a total bonus amount of $1,390,500, which represents 90% of his overall target amount.

Performance Objectives and Outcomes

Mr. MacMillan’s individual performance objectives were designed to reward the achievement of the following goals:

Performance Goals	Fiscal 2018 Performance Outcomes
Driving global growth through execution of the Cynosure growth plan and accelerating revenue growth in other businesses
●The Cynosure business did not perform as expected, although revenue growth accelerated in the Breast and Skeletal Health division domestically and molecular diagnostics internationally.
●The Company continued to strengthen its product pipeline organically and through two acquisitions (and another just after fiscal year-end).
●Mr. MacMillan led quarterly business reviews with each division, resulting in more visibility and accountability.

Strengthening the product pipeline for 2019 and beyond by driving for product launches in each division to impact 2019 revenue and identify and execute opportunities to impact 2019 revenue
●Revenue growth in Breast and Skeletal Health division and, excluding the divested blood screening business, in the Diagnostics division accelerated in the second half of the year, the Surgical division revenue stabilized and International continued strong revenue growth while the Cynosure division missed its growth targets.
●With the restructuring of his leadership team, Mr. MacMillan reviewed more business development opportunities at an earlier stage than in prior year; the Company completed several acquisitions during fiscal 2018.

Focusing on succession planning and talent development by continuing to develop leaders as potential backfill for CEO and all senior positions	●With the restructuring of his leadership team resulting in his direct oversight of all Division Presidents, Mr. MacMillan strengthened his development of leadership and potential successors.

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Compensation Discussion and Analysis

MS. OBERTON
Target Payout Level	Fiscal 2018 STIP Awards

Based on the Company’s financial performance (funded at 100%) as well as an assessment of Ms. Oberton’s performance for fiscal 2018 (funded at 100%), Ms. Oberton was awarded a total bonus amount of $337,500, which represents 100% of her overall target amount.

Performance Objectives and Outcomes

Ms. Oberton’s individual performance objectives, which were set in fall of 2017, almost a year before she was appointed CFO, were designed to reward the achievement of the following goals:

Performance Goals	Fiscal 2018 Performance Outcomes
Driving global growth through execution of Cynosure integration plans, including integration of financial systems, driving international growth plans, and continuing to build and support strong compliance programs
●Cynosure financial integration continued, with a successful migration of financial systems in the U.S. onto Hologic’s existing enterprise resource platform as well as integration of the business planning process.
●The Company continued to optimize the international finance organization structure while enhancing capabilities.
●The Company made significant progress in preparing for the adoption and implementation of Accounting Standard Codification 606, Revenue from Contracts with Customers.

Strengthening the product pipeline for 2019 and beyond by providing financial resources to support innovation and research and development, and supporting business development opportunities	●Finance provided insights and solutions to support critical pipeline programs. ●Finance continued to drive analytics for successful new product launches.
Focusing on succession planning and talent development by increasing organizational talent and capabilities, with specific focus on Cynosure functions and continuing to build international expertise, continuing targeted rotational opportunities in finance and operations, implementing robust development plans for key successors, and identifying and developing potential successors for key financial leadership positions	●Development of key talent was enhanced and talent in critical positions was retained.

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Compensation Discussion and Analysis

MR. GRIFFIN
Target Payout Level	Fiscal 2018 STIP Awards

Based on the Company’s financial performance (funded at 100%) as well as an assessment of Mr. Griffin’s performance for fiscal 2018 (funded at 132%), Mr. Griffin was awarded a total bonus amount of $375,000, which represents 106.4% of his overall target amount.

Performance Objectives and Outcomes

Mr. Griffin’s individual performance objectives were designed to reward the achievement of the following goals:

Performance Goals	Fiscal 2018 Performance Outcomes
Driving global growth by aligning legal resources to support Cynosure’s growth plan and allocating legal resources appropriately to support revenue growth in the base and international businesses
●The new legal team leader at Cynosure was integrated.
●The legal team focused on the most important priorities to grow revenue.
●The Company’s litigation strategy was successful, with positive outcomes in several key cases.

Strengthening the product pipeline for 2019 and beyond by delivering legal support for innovation and research and development projects and providing legal support for business development transactions
●Intellectual property and other resources were aligned with the most critical pipeline programs.
●Mr. Griffin assumed oversight of the business development group during the year, bolstering mergers and acquisitions capabilities.

Focusing on succession planning and talent development by developing potential successors, ensuring proper transition of GYN Surgical legal team leader, creating succession plans for direct reports and retaining key talent
●Mr. Griffin refined development plans for all attorneys and professionals in the legal group as well as retention plans for direct reports.
●Mr. Griffin continued to be a valued and trusted advisor to the CEO and to the Board.

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Compensation Discussion and Analysis

MR. VALENTI
Target Payout Level	Fiscal 2018 STIP Awards
Based on the Company’s financial performance (funded at 100%) as well an assessment of Mr. Valenti’s performance for fiscal 2018 (funded at 112%), including U.S. revenue performance, Mr. Valenti was awarded a total bonus amount of $385,000, which represents 104.8% of his overall target amount.

Performance Objectives and Outcomes

Mr. Valenti’s individual performance objectives were designed to reward the achievement of the following goals:

Performance Goals	Fiscal 2018 Performance Outcomes
Driving global growth by exceeding planned growth in divisional revenue in the U.S. and internationally
●Breast and Skeletal Health division exceeded budget goals both in the U.S. and internationally.
●Mr. Valenti positioned the division for continued acceleration in revenue growth with a restructuring of the sales team to focus more on the customer, with smaller territories and sales reps selling the entire value chain of products and solutions.
●Continued commitment to insight-driving innovation and strategic acquisitions that align with the division’s – and Company’s – mission to make a positive impact in breast health at each stop of a patient’s journey, from screening to pathology.
●Acquired Faxitron Bioptics, a leader in digital specimen radiography, and Focal Therapeutics, manufacturer of the BioZorb marker, enabling Hologic to play a larger role in breast conserving surgery and strengthening its offerings to radiologists, pathologists and breast surgeons.

Strengthening the pipeline for 2019 and beyond by identifying a clear pipeline of product launches for 2019 and acting with speed and discipline in both business development opportunities and research and development pipeline
●Launched the Viera portable breast ultrasound product and continued support of the late fiscal 2017 launch of the SmartCurve breast stabilization system and Clarity HD high-resolution 3D imaging technology, as well as the Brevera breast biopsy system with CorLumina imaging technology.
●Plan for diversified products in the pipeline for fiscal 2019 and beyond with steady cadence of new products.

Focusing on succession planning and talent development by identifying and growing near and longer term succession candidates for key leadership roles in the Company
●Development plans in place for talent in critical positions, identified successors for senior leadership roles, and successful in filling two critical roles in sales and marketing with internal successors.

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Compensation Discussion and Analysis

MR. WEST
Target Payout Level	Fiscal 2018 STIP Awards
Based on the Company’s financial performance (funded at 100%) as well as an assessment of Mr. West’s performance for fiscal 2018 (funded at 92%), Mr. West was awarded a total bonus amount of $345,000, which represents 96.8% of his overall target amount.

Performance Objectives and Outcomes

Mr. West’s individual performance objectives were designed to reward the achievement of the following goals:

Performance Goals	Fiscal 2018 Performance Outcomes
Driving global growth by exceeding planned growth in divisional revenue in the U.S. and internationally
●The Diagnostics division missed its fiscal 2018 budget goals in the U.S. but the molecular diagnostics business had double digit growth internationally, and modest constant currency growth in cytology.
●In the last two quarters of fiscal 2018, excluding non-recurring royalties in the prior year, the molecular diagnostics business in the U.S. accelerated due to launches of new products and increased Panther placements and productivity.

Strengthening the pipeline for 2019 and beyond by delivering with excellence fiscal 2018 launches for cadence of innovation, delivering clear pipeline of product launches for 2019 by achieving all new product development milestones and acting with speed and discipline in both business development opportunities and research and development pipeline
●Launched new assays for the Panther and Panther Fusion systems.
●Utilization of Panther and Panther Fusion systems has continued to grow as new assays emerge from the research and development pipeline and as we partner with customers to drive overall testing volume.
●No acquisitions completed in fiscal 2018.

Focusing on succession planning and talent development by identifying and growing near and longer term succession candidates for key leadership roles in the Company	●Identified long-term successors for key leadership roles; opportunity to further strengthen talent development within the commercial organization.

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Compensation Discussion and Analysis

LONG-TERM EQUITY INCENTIVES

We believe that strong sustainable corporate performance is achieved with a culture that encourages long-term focus by our NEOs and aligns the interests of our NEOs with those of our stockholders. We also use our long-term awards to attract and retain critical employee talent by providing a competitive market-based opportunity. To achieve these objectives, we award long-term incentives on an annual basis in the form of equity. For fiscal 2018, we structured our annual equity incentive awards as follows:

PERFORMANCE STOCK UNITS

ROIC PSUs. Half of the PSUs granted use ROIC as a metric and vest only if the Company achieves a pre-determined ROIC three-year average minimum threshold (the ROIC PSUs) at the end of a three-year performance period. If the minimum three-year average ROIC threshold is not achieved, none of the ROIC PSUs granted for that three-year performance period will vest and all will be forfeited. If the target three-year average ROIC goal is achieved, 100% of the ROIC PSUs granted will vest. The maximum payout for ROIC PSUs is limited to 200% of the target number of ROIC PSUs granted and is earned only if we achieve the maximum three-year average ROIC goal.

At the vesting date, earned PSU awards are settled in shares of Hologic common stock, unless settlement has been deferred pursuant to the Company’s Deferred Equity Plan. For details about our use of ROIC as a performance measure, please see “Why ROIC and Relative TSR?” below. ROIC PSUs also are subject to the terms and conditions set forth in the form of ROIC Performance Stock Unit Award Agreement.

In fiscal 2016, the Committee eliminated annual ROIC hurdles for fiscal 2016 PSU grants while retaining the more challenging three-year average ROIC minimum threshold for the performance period. The Committee viewed the annual hurdles as having the potential to penalize recipients for executing value-enhancing acquisitions but believes retaining the three-year average ROIC minimum threshold incents management to remain disciplined on value creation. For fiscal 2018 PSU grants, the Committee continued to utilize the three-year average ROIC minimum threshold for the performance period.

The following table outlines the threshold, minimum, target, 125% and maximum three-year average ROIC goals for the ROIC PSUs granted as fiscal 2018 long-term incentive awards (see “2018 Long-Term Annual Incentive Award Grants” below):

(1)	Calculated at the end of the three-year performance period.
(2)	Expressed as a percentage of granted PSUs vesting.

The Company achieved annual ROIC for fiscal 2018 of 12.6%. If we fail to achieve the minimum three-year average ROIC goal of 12% for the fiscal 2018-2020 performance period, none of the PSUs granted as fiscal 2018 long-term incentive awards will vest, and all will be forfeited.

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Compensation Discussion and Analysis

TSR PSUs. The other 50% of PSUs vest based on the Company’s total shareholder return as compared to the total shareholder return of companies in the TSR PSU Peer Group, measured over a three-year performance period (the TSR PSUs). The fiscal 2018 TSR PSU awards vest at target and at 200% of target upon achievement of relative total shareholder return at the 50th and 95th percentile, respectively. If the Company’s relative total shareholder return is below the 25th percentile, then no TSR PSUs will vest. At the vesting date, earned PSU awards are settled in shares of Hologic common stock, unless settlement has been deferred pursuant to the Company’s Deferred Equity Plan. For details about our use of relative TSR as a performance measure, please see “Why ROIC and Relative TSR?” below. TSR PSUs also are subject to the terms and conditions set forth in the form of TSR Performance Stock Unit Award Agreement.

WHY ROIC AND RELATIVE TSR?

ROIC. The Committee introduced ROIC as a performance metric in fiscal 2014 to hold management accountable for generating greater returns on capital allocated. Investors have been supportive of the use of ROIC. Given the significant improvement in ROIC since its introduction as a performance metric, the Committee believes it is having the intended effect.

In addition to being well-received and supported by our stockholders, the use of ROIC:

✓Creates an effective balance in our program of growth (our STIP focuses on adjusted revenue and adjusted EPS) and returns (our long-term incentives focus on ROIC)
✓Holds management accountable for the efficient use of capital
✓Links executive compensation to value creation

The key building blocks of our ROIC metric are: (1) adjusted net operating profit after tax (NOPAT), (2) average net debt, and (3) average stockholders’ equity. ROIC is calculated as NOPAT/(average net debt + average stockholders’ equity).(1) ROIC is a non-GAAP measure. See Annex A for a reconciliation of non-GAAP measures.

RELATIVE TSR. In addition to being well-received and supported by our stockholders, use of relative TSR:

✓Provides an external performance measure, which complements the internal ROIC measure
✓Links executive compensation directly to stockholder value creation

To calculate the Company’s relative TSR performance, the cumulative three-year TSR for Hologic and each of the companies in the TSR Peer group is calculated and then Hologic’s discrete percentile rank is calculated. The TSR PSUs vest at target and at 200% of target upon achievement of relative TSR at the 50th and 95th percentile, respectively. If the Company’s relative TSR is below the 25th percentile, no TSR PSUs will vest and all will be forfeited.

(1)	NOPAT is calculated in a manner similar to the calculation of adjusted net income, as used for the calculation of adjusted EPS under our STIP as described in Annex A, except the operating results of Cynosure post acquisition and the impact to operations from divesting the blood screening business after the disposition date are not excluded, and non-operating income and expenses are excluded, such as interest expense, etc. The NOPAT amounts are intended to match the amounts included in our publicly released Non-GAAP results. Average stockholders’ equity is the average of the beginning of the period and the end of the period stockholders’ equity; provided, however, that average stockholders’ equity is adjusted to exclude any charges for impairment of goodwill or intangible assets that occur after September 28, 2013. Average net debt is the average of the beginning of the period and the end of the period net debt which is the total book value of all debt outstanding less cash, cash equivalents and restricted cash.

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Compensation Discussion and Analysis

HOW WE ESTABLISH ROIC AND RELATIVE TSR GOALS

ROIC. In setting ROIC goals for the ROIC PSUs, the Committee considered past performance as well as future opportunities for efficiencies. Although the ROIC minimum threshold of 12% did not change from fiscal 2017 to fiscal 2018, the fiscal 2018 grant ROIC target goal of 13% represents a 100 basis point decrease from the fiscal 2017 grant ROIC target goal of 14%. As with most things, context is important.

For fiscal 2017 ROIC PSU grants, the Committee raised the ROIC target 200 basis points from 12% to 14%, a very aggressive goal. The Committee believed the increase was warranted given the Company’s performance at the time as well as future opportunities for efficiencies. When the Committee set goals for the fiscal 2018 grant, however, the Company had a very different profile than it did when the Committee set goals for the fiscal 2017 grant. During fiscal 2017, the Company divested its higher margin blood screening business and acquired the lower margin, but potentially higher growth, medical aesthetics business. When setting the target goal for the fiscal 2018 ROIC PSUs, the Committee appropriately considered these transformative events. In addition, the performance scale for 2018 ROIC PSU grants has a non-linear performance scale above target which only accelerates once ROIC of 14% is achieved. If we fail to achieve the minimum three-year average ROIC goal of 12% for the fiscal 2018-2020 performance period, none of the ROIC PSUs granted as fiscal 2018 long-term incentive awards will vest and all will be forfeited.

RELATIVE TSR. In implementing and setting the new relative TSR goals for the TSR PSUs, the Committee considered market practice as well as the Company’s focus on driving stockholder value. The TSR PSUs granted as fiscal 2018 long-term incentive awards vest at target upon achievement of relative TSR at the 50th percentile of a custom TSR Peer Group. If the Company’s relative TSR is below the 25th percentile, then no TSR PSUs will vest, and all will be forfeited. The Company considered utilizing the 75th percentile of TSR as the threshold for the maximum 200% payout, as many companies do, but determined to use the more challenging 95th percentile as the threshold for maximum payout.

STOCK OPTIONS

Stock options vest in four equal annual installments, becoming fully vested on the fourth anniversary of the grant date. Stock options have a 10-year term, and are subject to the terms and conditions set forth in the form of Stock Option Award Agreement.

RESTRICTED STOCK UNITS

RSUs vest in three equal annual installments, becoming fully vested on the third anniversary of the grant date. Only vested RSUs can be exchanged for shares of Hologic common stock. RSUs also are subject to the terms and conditions set forth in the form of Restricted Stock Unit Award Agreement.

2018 LONG-TERM ANNUAL INCENTIVE AWARD GRANTS

The annual long-term incentive awards granted to our NEOs in November of 2017 (fiscal 2018) as compared to awards for fiscal 2017 are as follows:

NEO	FY2018 Award Value(1) ($)		FY2017 Award Value(1) ($)		Change (%)
Stephen P. MacMillan	8,292,022	(2)	7,822,750	(2)	6.0%
Karleen M. Oberton	350,000	(3)	–	(3)	N/A
John M. Griffin	1,400,000		1,300,000		7.7%
Peter J. Valenti, III	1,000,000		1,300,000		(23.1)%
Thomas A. West	1,000,000		1,300,000		(23.1)%
Robert W. McMahon	1,850,000	(4)	1,750,000		5.7%

(1)	The award values in this table differ slightly from the grant date fair values of the awards reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table. The award values in this table are the values awarded by the Committee while the grant date fair value of each award reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table is the award value for accounting purposes.
(2)	Does not include the value of the Matching RSU grant made each year pursuant to Mr. MacMillan’s Employment Agreement ($964,714 and $362,228 in fiscal 2018 and fiscal 2017, respectively) or the special retention equity grant awarded effective December 2017 ($30 million).

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Compensation Discussion and Analysis

(3)	Ms. Oberton was not an NEO in fiscal 2017, and the Compensation Committee did not set her fiscal 2017 compensation or the bulk of her fiscal 2018 compensation. She became CFO on August 1, 2018, two months before the end of fiscal 2018.
(4)	None of Mr. McMahon’s fiscal 2018 award will vest, given his departure from the Company in 2018.

The 6.0% increase in the value of Mr. MacMillan’s equity grant from fiscal 2017 to fiscal 2018 is calculated in accordance with the terms of his Employment Agreement, as described above. For fiscal 2017, adjusted net income grew 12.0% and adjusted EPS grew 12.2%. As adjusted net income grew slightly less than adjusted EPS, adjusted net income is the applicable metric. Half of the 12.0% adjusted net income growth yields a 6.0% increase in grant value.

The decrease in value of the fiscal 2018 long-term incentive award grants as compared to the fiscal 2017 grants for Mr. Valenti and Mr. West was due in large part to the fact that the fiscal 2017 grant was based on excellent financial performance in fiscal 2016 and thus, the fiscal 2017 grant was larger than usual. The fiscal 2018 grant value, which is based on fiscal 2017 financial results, reflects a move back to the target grant value for division presidents. By way of comparison, the fiscal 2016 STIP funded at 125%, while the fiscal 2017 STIP funded at 100%. The long-term incentive award grant values, while not tied to the STIP, are influenced by Company financial results for the prior fiscal year.

2019 LONG-TERM ANNUAL INCENTIVE AWARD GRANTS

The annual long-term incentive awards granted to our NEOs in November of 2018 (fiscal 2019) as compared to awards for fiscal 2018 are as follows:

NEO	FY2019 Award Value(1) ($)		FY2018 Award Value(1) ($)		Change (%)
Stephen P. MacMillan	8,109,496	(2)	8,292,022	(2)	(2.2)%
Karleen M. Oberton	1,400,000		350,000	(3)	300%
John M. Griffin	1,500,000		1,400,000		7.14%
Peter J. Valenti, III	1,400,000		1,000,000		40%
Thomas A. West	1,100,000		1,000,000		10%
Robert W. McMahon	N/A	(4)	1,850,000		N/A

(1)	The award values in this table differ slightly from the grant date fair values of the awards reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table. The award values in this table are the values awarded by the Committee while the grant date fair value of each award reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table is the award value for accounting purposes.
(2)	Does not include the value of the Matching RSU grant made each year pursuant to Mr. MacMillan’s Employment Agreement ($1 million and $964,714 in fiscal 2019 and fiscal 2018, respectively) or the special retention equity grant awarded effective December 2017 ($30 million).
(3)	Ms. Oberton’s compensation was not set by the Compensation Committee until she assumed the role of CFO in August 2018, two months before the end of fiscal 2018.
(4)	Due to his departure from the Company in 2018, Mr. McMahon did not receive an LTIP award for fiscal 2019, nor will any of his fiscal 2018 LTIP grant vest.

The 2.2% decrease in the value of Mr. MacMillan’s fiscal 2019 long-term incentive award annual grant value as compared to his fiscal 2018 annual grant value is calculated in accordance with the terms of his Employment Agreement, as described above. For fiscal 2018 as compared to fiscal 2017, adjusted net income decreased 2.2% and adjusted EPS increased 0.5%. Although adjusted EPS increased, because Mr. MacMillan’s grant value adjusts based on the lower result, the applicable metric is adjusted net income. While Mr. MacMillan’s grant value increases 0.5% for every 1% increase in the applicable metric, the value decreases 1% for every 1% decrease in the applicable metric. Accordingly, Mr. MacMillan’s grant value decreased 2.2% for fiscal 2019 as compared to fiscal 2018, equal to the decrease in the Company’s fiscal 2018 adjusted net income.

The increase in value of Mr. Valenti’s fiscal 2019 long-term incentive award grant as compared to his fiscal 2018 grant was due in large part to the performance of the Breast Health division in fiscal 2018 as well as the key role the division plays and is expected to play in the Company’s growth. The increase in Mr. West’s grant value is based on the performance of the Diagnostics division, particularly in the last quarter of fiscal 2018, as well as the key role the division plays and is expected to play in the Company’s growth. The increase in Mr. Griffin’s grant is based on his continued role as a valued advisor, as well as the additional responsibility he assumed during the year overseeing business development activities as well as for retention purposes. The significant increase in Ms. Oberton’s fiscal 2019 grant value is related to her assumption of the role of CFO in August 2018. Her fiscal 2019 grant value is in-line with early grants awarded to Mr. McMahon when he was a first-time public company CFO.

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Compensation Discussion and Analysis

VESTING OF ROIC PSUs GRANTED IN FISCAL 2015

The PSU awards granted in November 2014 (fiscal 2015) vested in November 2017 (fiscal 2018). These ROIC PSUs were subject to a three-year cliff vesting period with vesting contingent on the Company achieving an average ROIC of 11% for the three-year performance period as well as annual performance hurdles for fiscal 2015, 2016 and 2017 of 8.5%, 9.5% and 10.5%, respectively. If performance was below any of these levels, none of the PSUs would vest. Actual performance was 12.04% for the three-year performance period and 10.88%, 12.7% and 12.55% for fiscal 2015, 2016 and 2017, respectively. Accordingly, these PSUs vested at 200% of target.

DEFERRED COMPENSATION
DEFERRED COMPENSATION PROGRAM CONTRIBUTIONS

The Company’s Non-Qualified Deferred Compensation Plan (the DCP) provides our NEOs with non-qualified retirement benefits in excess of what may be provided under our 401(k) Savings and Investment Plan and tax code limitations. The Committee considers the DCP Company contribution in the context of total compensation and views the contribution as a tool to help close a competitive market gap when evaluating the total value of annual compensation.

The DCP allows NEOs to contribute up to 75% of their base salary and 100% of their annual bonus to a supplemental retirement account. In addition, the Company has the ability to make annual contributions to the DCP. Each DCP contribution the Company makes on behalf of our NEOs is subject to a three-year vesting schedule, such that one-third of each contribution vests annually and each contribution is fully-vested three years after the contribution is made. In addition, Company contributions become fully vested upon: (i) death, disability or a change of control; (ii) retirement after the attainment of certain age and/or service milestones; or (iii) as otherwise provided by the Committee in its sole discretion. The DCP Company contributions granted to our NEOs in November 2018 (fiscal 2019) and November 2017 (fiscal 2018) are set forth below:

	DCP Company Contribution
NEO	November 2018 (fiscal 2019) ($)		November 2017 (fiscal 2018) ($)
Stephen P. MacMillan	250,000		250,000
Karleen M. Oberton	140,000		55,000	(1)
John M. Griffin	150,000		150,000
Peter J. Valenti, III	140,000		115,000
Thomas A. West	115,000		115,000
Robert W. McMahon	N/A	(2)	150,000

(1)	Ms. Oberton’s compensation was not set by the Compensation Committee until she assumed the role of CFO in August 2018, two months before the end of fiscal 2018.
(2)	Mr. McMahon did not receive a fiscal 2019 DCP contribution because he left the Company in 2018.

The overall funding of the Company’s contributions to the DCP is based on the applicable STIP funding factor, with the amount of the Company DCP contribution to each individual based upon role/job level target values with differentiation for individual performance. Mr. Valenti received an increased DCP contribution for fiscal 2019 based on his performance in fiscal 2018, including the revenue growth in the Breast and Skeletal Health division.

DEFERRED EQUITY PLAN

The Hologic, Inc. Deferred Equity Plan, as amended (the DEP) is designed to allow executives and non-employee directors to accumulate Hologic stock in a tax-efficient manner and assist them in meeting their long-term equity accumulation goals and stock ownership guidelines. Participants may elect to defer the settlement of RSUs and PSUs granted under the Amended and Restated 2008 Equity Incentive Plan until separation from service or separation from service plus a fixed number of years. Participants may defer settlement by vesting tranche. Although the equity will vest on schedule, if deferral of settlement is elected, no shares will be issued until the settlement date. The settlement date will be the earlier of death, disability, change in control or separation from service/separation from service plus number of years elected. All of our NEOs, other than Ms. Oberton, who just became an NEO, have elected to participate in the DEP.

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Compensation Discussion and Analysis

Other Compensation

RETIREMENT BENEFITS

The Committee maintains retirement benefits to help the Company attract and retain the most highly talented senior executives. Over the years, the Committee has modified these programs to ensure competitive alignment with an evolving market. We believe the overall value of our retirement programs is consistent with our industry peers.

401(k) SAVINGS AND INVESTMENT PLAN

The Company sponsors a 401(k) Savings and Investment Plan, which is a qualified retirement plan offered to all eligible employees, including our NEOs. The Plan allows participants to elect to defer a portion of their compensation on a pre-tax basis, up to the limits imposed by the Internal Revenue Code of 1986, as amended. In 2018, which includes the first three months of the Company’s fiscal 2019, the Company matched 100% of the first 3% and 50% of the next 2% of each participant’s deferrals, up to an amount equal to 4% of the first $275,000 earned by a participant.

EQUITY RETIREMENT PROVISION

After considering market trends in retirement program practices as well as the needs of the Company, during fiscal 2016, the Committee approved the addition of a retirement provision to its equity compensation program. The provision, which applies solely to U.S. employees, provides for the continued vesting of RSUs and stock options and pro-rata vesting of PSUs when a person retires, if the individual is either 65 years of age or older, or at least 55 years of age with 10 years of continuous service with the Company. While RSUs and stock options continue to vest on their original vesting schedule following retirement, PSUs vest on their original vesting date on a pro-rata basis (based on number of days employed during the applicable performance period) based on actual performance during the performance period (assuming threshold performance is achieved). If threshold performance is not achieved during the applicable performance period, no PSUs will vest. This equity retirement provision is applicable to equity grants made from November 5, 2015 forward.

OTHER BENEFITS AND PERQUISITES

Our NEOs also generally participate in other benefit plans on the same terms as all of our other employees. These plans include our employee stock purchase plan, medical and dental insurance, life insurance, short- and long-term disability insurance programs, as well as customary vacation, leave of absence and other similar policies.

We also provide limited perquisites and personal benefits based on considerations unique to each NEO position. During fiscal 2018, we provided each of the NEOs with an automobile allowance. In addition, Mr. MacMillan has access to private air transportation for business purposes and limited non-entertainment personal use. The non-entertainment personal use is subject to a maximum aggregate incremental cost to the Company of $150,000 per fiscal year. The values of all perquisites and other personal benefits provided to our NEOs are included in the “All Other Compensation” column of the Summary Compensation Table on page 66.

Our Decision-Making Process

The Compensation Committee oversees the compensation and benefits programs for our NEOs. The Committee is comprised solely of independent, non-employee members of the Board of Directors. The Committee works very closely with its independent compensation consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which may be accessed through investors.hologic.com.

THE ROLE OF THE COMMITTEE

The Committee seeks to ensure that the links between our executive compensation program and our business goals are responsible, appropriate and strongly aligned with stockholder interests. The Committee annually determines the compensation levels of our NEOs by considering several factors, including:

●	Each NEO’s role and responsibilities
●	How the NEO is performing those responsibilities
●	Our historical and anticipated future financial performance
●	Compensation practices of the companies in our peer group(s)
●	Survey data from a broader group of comparable public companies (where appropriate)

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Compensation Discussion and Analysis

THE ROLE OF MANAGEMENT

During fiscal 2018, Mr. MacMillan reviewed the performance and compensation of the NEOs, other than himself, and made recommendations as to their compensation to the Committee. No executive officer participates in the deliberations of the Committee regarding his or her own compensation.

THE ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

The Committee retained Pearl Meyer & Partners, LLC (Pearl Meyer) to serve as its executive compensation consultant for fiscal 2018. Pearl Meyer did not perform any services for us other than as directed by the Committee.

During fiscal 2018, Pearl Meyer advised the Committee on a variety of subjects such as compensation plan design and trends, pay for performance analytics, benchmarking norms, and other such matters. Pearl Meyer also conducted a risk assessment of our executive compensation practices for fiscal 2018, as described in “Risk Oversight” on page 26. Pearl Meyer reports directly to the Committee, participates in meetings as requested and communicates with the Committee Chair between meetings as necessary.

Prior to engaging Pearl Meyer, the Committee reviewed the firm’s qualifications as well as its independence and any potential conflicts of interest. The Committee has the sole authority to modify or approve Pearl Meyer’s compensation, determine the nature and scope of its services, evaluate its performance, and terminate the engagement and hire a replacement or additional consultant at any time.

PEER GROUP

The Committee compares our executive compensation program to a group of companies that are comparable in terms of size and industry (the Primary Peer Group). The overall purpose of this peer group is to provide a market frame of reference for evaluating our compensation arrangements (current or proposed), understanding compensation trends among comparable companies, and reviewing other compensation and governance-related topics that may arise during the course of the year.

For setting target compensation levels for NEOs in fiscal 2018, the Company examined the practices of the following 13 companies (as well as other relevant data):

2018 PRIMARY PEER GROUP COMPOSITION

Agilent Technologies, Inc.	IDEXX Laboratories, Inc.	ResMed, Inc.
Boston Scientific Corporation	Illumina, Inc.	Varian Medical Systems, Inc.
C.R. Bard, Inc.	Intuitive Surgical, Inc.	Waters Corporation
DENTSPLY Sirona, Inc.	PerkinElmer, Inc.	Zimmer Biomet Holdings, Inc.
Edwards Lifesciences Corp.

PEER GROUP DATA(1)

	Revenue ($M)		Enterprise Value ($M)
50th Percentile	$2,964		$15,382
Hologic	$3,200	(2)	$14,149
Hologic Rank	60th		40th
(1)	Data as available January 2017.
(2)	Estimate, reflecting both the divestiture of the blood screening business and the acquisition of Cynosure.

Each year, Pearl Meyer conducts and presents to the Committee an executive compensation competitive assessment to assist the Committee in assessing whether executive target pay levels by element and in the aggregate are competitive in the marketplace. With the exception of Mr. MacMillan, the fiscal 2018 target annual TDC opportunities, comprised of base salary, target annual STIP, annual long-term incentive awards and deferred compensation contributions, were determined to be, on average, competitive with the market median. The Committee recognizes that Mr. MacMillan is a seasoned,

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accomplished CEO whose market for prospective employment opportunities includes larger organizations, as evidenced by the substantial offer he received from one such company in October 2017. As such, Mr. MacMillan’s fiscal 2018 target annual TDC opportunity, which does not include his special equity retention grant, is positioned in the upper quartile of the Primary Peer Group, which the Compensation Committee believes is warranted given his value to the Company. Although the Committee does not use the Supplemental Peer Practices Group (discussed below) in setting compensation, we note that Mr. MacMillan’s fiscal 2018 target annual TDC opportunity, which does not include his special equity retention grant, is in the lowest quartile of the Supplementary Practices Peer Group.

CHANGES TO THE PRIMARY PEER GROUP

Pearl Meyer reviews our Primary Peer Group annually for appropriateness based on a variety of factors including: similarities in revenue levels and size of market capitalization and enterprise value, similarities to the industries in which we operate, the overlapping labor market for top management talent, our status as a publicly traded, U.S.-based, non-subsidiary company, and various other characteristics. The Company uses enterprise value in addition to market capitalization for comparative purposes because of its capital structure.

Following each of the 2017 and the 2018 reviews by Pearl Meyer of our Primary Peer Group, the Committee changed the Primary Peer Group utilized for purposes of fiscal 2018 compensation and for fiscal 2019 compensation, respectively, as follows:

2017 Peers	2017 to 2018 Changes	2018 Peers	2018 to 2019 Changes

Boston Scientific Corporation
C.R. Bard, Inc.
DENTSPLY Sirona, Inc.
Edwards Lifesciences Corp.
IDEXX Laboratories, Inc.
Illimuna, Inc.
Intuitive Surgical, Inc.
PerkinElmer, Inc.
ResMed, Inc.
St. Jude Medical, Inc.
Varian Medical Systems, Inc.
Waters Corporation
Zimmer Biomet Holdings, Inc.

ADDITION ●Agilent Technologies, Inc. Reasonable in terms of size and industry, and help the peer group, in aggregate, more closely approximate our size

Agilent Technologies, Inc.
Boston Scientific Corporation
C.R. Bard, Inc.
DENTSPLY Sirona, Inc.
Edwards Lifesciences Corp.
IDEXX Laboratories, Inc.
Illumina, Inc.
Intuitive Surgical, Inc.
PerkinElmer, Inc.
ResMed, Inc.
Varian Medical Systems, Inc.
Waters Corporation
Zimmer Biomet
Holdings, Inc.

ADDITIONS
●Steris Plc
●Teleflex Incorporated
●The Cooper Companies, Inc.

Bolster the peer group sample size and provide balance on the lower end of the group in terms of market cap and enterprise value.

	REMOVAL ●St. Jude Medical, Inc. (Acquired)		REMOVAL ●C.R. Bard, Inc. (Acquired)

Pearl Meyer also developed a Supplemental Practices Peer Group of larger companies to serve as a reference point in understanding design characteristics of compensation programs at larger companies. The group was not used to set compensation levels for the NEOs. The group consists of both direct product competitors and recent sources of executive talent. Below is the Supplemental Practices Peer Group which the Company referenced while assessing compensation design for fiscal 2018 compensation.

SUPPLEMENTAL PRACTICES PEER GROUP COMPOSITION

Abbott Laboratories	Medtronic plc
Becton, Dickinson and Company	Stryker Corporation
Johnson & Johnson	Thermo Fisher Scientific Inc.

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Compensation Discussion and Analysis

TSR PEER GROUP

The Company uses a custom TSR Peer Group comprised of select companies from the Company investor relations performance benchmarking group and the executive compensation Peer Groups discussed above. The TSR Peer Group is approved by the Compensation Committee each year at the time the TSR PSU awards are granted. Companies which are acquired or otherwise delisted during the performance period are excluded from the final calculation. For the fiscal 2018 TSR PSU awards, the following companies were set as the TSR Peer Group:

2018 TSR PEER GROUP COMPOSITION

Abbott Laboratories	Mettler-Toledo International Inc.
Agilent Technologies, Inc.	Myriad Genetics, Inc.
Baxter International Inc.	NuVasive, Inc.
Becton, Dickinson and Company	PerkinElmer Inc.
Boston Scientific Corporation	Qiagen NV
Bruker Corporation	Quest Diagnostics Inc.
DENTSPLY SIRONA Inc.	ResMed Inc.
DexCom, Inc.	Stryker Corporation
Edwards Lifesciences Corp.	The Cooper Companies Inc.
IDEXX Laboratories, Inc.	Thermo Fisher Scientific Inc.
Illumina Inc.	Varian Medical Systems, Inc.
Integra LifeSciences Holdings Corp	Waters Corporation
Intuitive Surgical, Inc.	Zimmer Biomet Holdings, Inc.
Laboratory Corp. of America Holdings

Additional Compensation Practices, Policies & Guidelines

OUR POSITION ON EMPLOYMENT, CHANGE OF CONTROL AND SEVERANCE AGREEMENTS

Our ability to build the exceptional leadership team in place today was due in large part to our having a full complement of compensation tools available to us and the flexibility to use them. This includes the ability to leverage employment, change of control and severance agreements.

The Committee believes that together, our employment, change of control and severance agreements, which are guided by our compensation philosophy and governance practices and policies (e.g., double-trigger change of control provisions, no tax gross-ups), are well aligned with those of our peers. More importantly, they foster stability within senior management by helping our executives maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of our Company.

The Committee believes that providing change of control and severance benefits eliminates, or at least reduces, any reluctance of senior management to pursue potential change of control transactions that may be in the best interests of stockholders.

We also understand the concern of our stockholders regarding severance arrangements, and in 2015, the Committee adopted a Policy on Executive Severance Agreements. This policy limits severance benefits under any new severance or employment agreements entered into with executive officers to 2.99 times the sum of the executive officer’s base salary and non-equity incentive plan payment or other annual non-equity bonus or award; any benefits in excess of this amount must be ratified by stockholders. For purposes of this policy “severance benefits” do not include the value of accelerated vesting of any outstanding equity awards or payments under the Company’s retirement and deferred compensation plans. Details about the specific arrangements made with our NEOs are set forth on pages 76-78.

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Compensation Discussion and Analysis

EXECUTIVE STOCK OWNERSHIP GUIDELINES

Our Board believes that our directors and officers should hold a meaningful financial stake in the Company in order to further align their interests with those of our stockholders. Our CEO is expected to achieve equity ownership in the Company with a value of five times his then current base salary and each of our other NEOs and executive officers is expected to achieve equity ownership in the Company with a value of two times his or her then current base salary, within five years of employment or five years from the adoption of the guideline, whichever is later. Only shares of stock issued and outstanding (or vested and deferred under our deferred equity plan) are credited towards the ownership goals. All of our NEOs have achieved ownership in excess of the guideline, except for Ms. Oberton who just became subject to the ownership guidelines this year. Information about ownership guidelines for our non-employee directors can be found in the “Director Compensation” section on page 34 of this proxy statement.

INCENTIVIZED TO DRIVE STOCKHOLDER VALUE

Mr. MacMillan is invested in Hologic. Literally. Under our stock ownership guidelines, he is expected to achieve equity ownership in the Company with a value of five times his base salary. As of the end of fiscal 2018, he owned equity in the Company with a value of over 50 times his fiscal 2018 base salary. The value of these shares held by Mr. MacMillan (including shares vested but deferred, but not including any unvested equity) is over $50 million, based on the closing price per share of Hologic stock on September 28, 2018. Mr. MacMillan purchased over 15% of these shares in the open market. As evidenced by his substantial ownership of Hologic shares, Mr. MacMillan’s interests are well-aligned with those of stockholders.

COMPENSATION RECOUPMENT POLICY

Under our compensation recoupment, or clawback, policy, if our Board determines that an officer engaged in fraud or willful misconduct that resulted in a restatement of the Company’s financial results, then the Board may review all performance-based compensation – both cash and equity – awarded to or earned by that officer on the basis of performance during the fiscal periods materially affected by the restatement. If, in the view of our Board, the performance-based compensation would have been lower if it had been based on the restated financial results, the Board may, to the extent permitted by applicable law, seek recoupment from that officer of any portion of such performance-based compensation as it deems appropriate after a review of all relevant facts and circumstances. Any recoupment under this policy may be in addition to, and shall not otherwise limit, any other remedies that may be available to the Company under applicable law, including disciplinary actions up to and including termination of employment.

TAX AND ACCOUNTING CONSIDERATIONS

The Committee considers tax and accounting implications in determining all elements of our compensation plans, programs and arrangements, although they are not the only factors considered. In some cases, other important considerations may outweigh tax or accounting considerations, and the Committee maintains the flexibility to compensate its officers in accordance with the Company’s compensation philosophy.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of compensation to $1 million per year for certain named executive officers of the Company, except that historically Section 162(m) provided for an exemption for compensation that qualified as “performance-based compensation.” In the past, several elements of our named executive officers’ compensation were intended to be deductible under Section 162(m) as performance-based compensation. The Tax Cuts and Jobs Act of 2017 repealed the exemption from the Section 162(m) deduction limit for performance-based compensation, effective for taxable years beginning after December 31, 2017, but provides a transition rule with respect to remuneration that is provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not materially modified after that date. As a result, we expect that, subject to certain exceptions for arrangements that were outstanding as of November 2, 2017, compensation paid to our named executive officers in excess of $1 million generally will not be deductible.

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COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of Hologic, Inc., have reviewed and discussed the Compensation Discussion and Analysis (CD&A) set forth above with management of the Company, and based on such review and discussion, recommended to the Board that the CD&A be included in this report.

Compensation Committee
Scott T. Garrett, Chair
Sally W. Crawford
Ludwig N. Hantson
Namal Nawana

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table presents information regarding compensation of each of the NEOs for services rendered during the fiscal years indicated. A description of our compensation policies and practices as well as a description of the components of compensation payable to our NEOs is included above under “Compensation Discussion and Analysis.”

Name and Principal Position(1)	Year	Salary ($)(2)		Bonus ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Stephen P. MacMillan Chairman, President and Chief Executive Officer	2018	1,030,000		—	27,183,611	12,072,994	1,390,500	—	363,037	(6)	42,040,142
	2017	1,048,077	(2)	—	6,229,190	1,955,682	1,545,000	—	426,959		11,204,908
	2016	1,000,000		—	5,437,437	1,812,490	1,875,000	—	669,665		10,794,592

Karleen M. Oberton Chief Financial Officer	2018	376,032		—	262,379	87,492	337,500	—	76,240	(7)	1,139,643

John M. Griffin General Counsel	2018	470,000		—	1,049,910	349,995	375,000	—	188,009	(8)	2,432,914
	2017	478,654	(2)	—	974,957	324,999	355,000	—	217,607		2,351,217
	2016	449,539		—	899,979	299,990	425,000	—	312,460		2,386,968
Peter J. Valenti, III Division President, Breast & Skeletal Health	2018	490,000		—	749,891	249,987	385,000	—	162,660	(9)	2,037,538
	2017	488,798	(2)	—	974,957	324,999	325,000	—	205,405		2,319,159
	2016	456,962		—	749,970	249,987	435,000	—	253,596		2,145,515

Thomas A. West Division President, Diagnostics	2018	475,000		—	749,891	249,987	345,000	—	170,138	(10)	1,990,016

Robert W. McMahon Former Chief Financial Officer	2018	452,769		—	1,387,314	462,487	—	—	245,178	(11)	2,547,748
	2017	549,904	(2)	—	1,312,439	437,493	405,000	—	222,233		2,927,069
	2016	509,192		—	1,424,951	474,993	485,000	—	318,120		3,212,256
(1)	Reflects position on September 29, 2018, the last day of fiscal 2018. Ms. Oberton succeeded Mr. McMahon as Chief Financial Officer on August 1, 2018.
(2)	Because fiscal 2017 was a 53-week fiscal year, salary amounts for fiscal 2017 listed above reflect an extra payroll week and, accordingly, differ from the fiscal 2017 base salaries noted in the CD&A and approved by the Compensation Committee.

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Executive Compensation Tables

(3)	The amounts included in the “Stock Awards” column represent the aggregate grant date fair value of RSUs and PSUs subject to ROIC goals (ROIC PSUs) and PSUs subject to relative total shareholder return (TSR) goals (TSR PSUs) granted during the respective fiscal years. These values have been determined as of the date of grant under U.S. generally accepted accounting principles based on the assumptions described in footnote 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 29, 2018. The RSUs (other than the matching RSUs discussed below) vest annually in equal installments over a required service period, and the PSUs cliff-vest at the end of a three-year period in the event the pre-determined performance metrics are achieved (ROIC or relative TSR, as applicable). For the PSUs, the grant date fair value is based on our estimate of the probable outcome of the performance conditions applicable to each PSU award. Assuming the achievement of the highest level of performance conditions with respect to these PSUs (200% of target for both the ROIC PSUs and the TSR PSUs), the maximum possible value of the ROIC and TSR PSUs, respectively, granted to our NEOs in fiscal 2018 are: Mr. MacMillan: $24.1 million and $20.0 million; Ms. Oberton: $175,000 and $144,500; Mr. Griffin: $700,000 and $578,000; Mr. Valenti: $500,000 and $413,000; Mr. West: $500,000 and $413,000; and Mr. McMahon $925,000 and $764,000. Mr. MacMillan’s stock awards in fiscal 2018 include his special retention equity grant with an aggregate grant date fair value of $20.0 million, split evenly between ROIC PSUs and TSR PSUs. For Mr. MacMillan, the stock awards in fiscal 2018 and 2017 also include matching RSUs granted on December 1, 2017 and December 1, 2016 with a fair value on the date of grant of $964,714 and $362,228, respectively, which is equal to the number of shares held or vested but deferred by Mr. MacMillan as of September 30, 2017 and September 24, 2016, respectively. These matching RSUs were granted by the Company in accordance with Mr. MacMillan’s Amended and Restated Employment Agreement, dated September 18, 2015, as amended September 24, 2016, and vest in one installment on the third anniversary of the grant date, assuming Mr. MacMillan is employed by the Company on that date. For more information, see “Mr. MacMillan’s Employment Agreement” on page 48. For a detailed description of the assumptions used to calculate the grant date fair value, see Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 29, 2018.
(4)	The amount included in the “Options Awards” column represents the grant date fair value of all stock options granted during the respective fiscal year. These stock options vest annually in equal installments over a required service period and have a 10-year term. The values have been determined as of the date of grant under U.S. generally accepted accounting principles based on the assumptions described in footnote 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 29, 2018. Mr. MacMillan’s option awards in fiscal 2018 include a special retention stock option award with an aggregate grant date fair value of $10.0 million. For a detailed description of the assumptions used to calculate the grant date fair value, see Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 29, 2018.
(5)	Represents cash payments under the STIP. Bonuses paid under the 2018, 2017 and 2016 STIP were based on a combination of Company and individual performance for the applicable fiscal year.
(6)	The amount represents (i) the Company’s contributions to the DCP in the amount of $250,000; (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan; (iii) Company paid insurance premiums; (iv) automobile allowance; (v) reimbursement of expenses related to the Company’s annual salesforce reward trip; (vi) tax reimbursements of $8,853 related to the Company’s annual salesforce reward trip; and (vii) $39,371 attributable to the non-entertainment personal use of private aircraft.
(7)	The amount represents (i) the Company’s contributions to the DCP in the amount of $55,000; (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan; (iii) automobile allowance; and (iv) Company paid insurance premiums.
(8)	The amount represents (i) the Company’s contributions to the DCP in the amount of $150,000; (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan; (iii) automobile allowance; and (iv) Company paid insurance premiums.
(9)	The amount represents (i) the Company’s contributions to the DCP in the amount of $115,000; (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan; (iii) automobile allowance; (iv) Company paid insurance premiums; (v) reimbursement of expenses related to the Company’s annual salesforce reward trip; and (vi) tax reimbursements of $3,568 related to the Company’s annual salesforce reward trip.
(10)	The amount represents (i) the Company’s contributions to the DCP in the amount of $115,000; (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan; (iii) automobile allowance; (iv) Company paid insurance premiums; (v) reimbursement of expenses related to the Company’s annual salesforce reward trip; and (vi) tax reimbursements of $6,472 related to the Company’s annual salesforce reward trip.
(11)	The amount represents (i) the Company’s contributions to the DCP in the amount of $150,000; (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan; (iii) Company paid insurance premiums; (iv) automobile allowance; and (v) $57,687 attributable to accrued vacation payout.

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Executive Compensation Tables

Grants of Plan-Based Awards

									All Other Stock Awards: Number of Shares of Stock or Units (#)(3)		All Other Option Awards: Number of Securities Underlying Options (#)		Grant Date Fair Value of Stock and Option Awards ($)(4)
												Exercise Price of Option Awards ($/Sh)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Approval ($)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Stephen			772,500	1,545,000	3,090,000
P. MacMillan	12/01/2017	11/07/2017				20,965	41,929	83,858					2,072,970
	12/01/2017	11/01/2017				101,133	202,265	404,530					9,999,982
	12/01/2017	11/07/2017				25,373	50,746	101,492					2,072,974
	12/01/2017	11/01/2017				122,399	244,798	489,596					9,999,998
	12/01/2017	11/07/2017							50,746				2,072,974
	12/01/2017	11/07/2017									159,339	40.85	2,073,000
	12/01/2017	11/01/2017									768,639	40.85	9,999,993
	12/01/2017	11/07/2017							23,616	(5)			964,714
Karleen M.			168,750	337,500	675,000
Oberton	12/01/2017	11/07/2017							2,141				87,460
	12/01/2017	11/07/2017									6,725	40.85	87,492
	12/01/2017	11/07/2017				885	1,769	3,538					87,460
	12/01/2017	11/07/2017				1,071	2,141	4,282					87,459
John M.			176,250	352,500	705,000
Griffin	12/01/2017	11/07/2017							8,567				349,962
	12/01/2017	11/07/2017				3,540	7,079	14,158					349,986
	12/01/2017	11/07/2017				4,284	8,567	17,134					349,962
	12/01/2017	11/07/2017									26,902	40.85	349,995
Peter J.			183,750	367,500	735,000
Valenti, III	12/01/2017	11/07/2017							6,119				249,961
	12/01/2017	11/07/2017				2,528	5,056	10,112					249,969
	12/01/2017	11/07/2017				3,060	6,119	12,238					249,961
	12/01/2017	11/07/2017									19,215	40.85	249,987
Thomas			178,125	356,250	712,500
A. West	12/01/2017	11/07/2017							6,119				249,961
	12/01/2017	11/07/2017				2,528	5,056	10,112					249,969
	12/01/2017	11/07/2017				3,061	6,119	12,238					249,961
	12/01/2017	11/07/2017									19,215	40.85	249,987
Robert W.			202,500	405,000	810,000
McMahon	12/01/2017	11/07/2017							9,791				399,962
	12/14/2017	12/14/2017							1,454				62,464
	12/01/2017	11/07/2017				4,896	9,791	19,582					399,962
	12/14/2017	12/14/2017				727	1,454	2,908					62,464
	12/01/2017	11/07/2017				4,045	8,090	16,180					399,970
	12/14/2017	12/14/2017				601	1,202	2,404					62,492
	12/01/2017	11/07/2017									30,745	40.85	399,992
	12/14/2017	12/14/2017									4,565	42.96	62,495

68       2019 Proxy Statement

Executive Compensation Tables

(1)	Represents threshold, target and maximum annual cash incentive awards under the 2018 STIP. The threshold amount for each NEO is 50% of target, as the minimum amount payable (subject to individual performance) if threshold performance is achieved. If the threshold is not achieved, the payment to the NEOs would be zero. The target amount is based upon achievement of the performance measures listed in the “2018 Performance Objectives and Results” in the CD&A on page 50. The actual amounts earned by each NEO are set forth in the Summary Compensation Table.
(2)	Represents threshold, target and maximum award amounts for the FY17-FY20 performance cycle pursuant to ROIC PSUs and TSR PSUs issued as part of our fiscal 2018 annual equity awards. The PSUs are subject to ROIC goals and relative TSR achievement goals, as applicable.
●

ROIC PSUs. ROIC PSUs vest only if the Company achieves a pre-determined average ROIC threshold at the end of a three-year performance period. If we fail to achieve the three-year average ROIC minimum threshold, all ROIC PSUs for that three-year performance period will be forfeited. If the target three-year average ROIC goal is achieved, 100% of the ROIC PSUs will vest. The maximum payout for ROIC PSUs is limited to 200% of the shares granted and is earned only if we achieve the maximum three-year average ROIC goal. See “Performance Stock Units – ROIC PSUs” on page 56 for applicable ROIC goals.

●	TSR PSUs. TSR PSUs vest only if the Company achieves a minimum relative TSR percentile at the end of a three-year performance period. If we fail to achieve the minimum relative TSR percentile, all of the TSR PSUs for that three-year performance period will be forfeited. The maximum payout for TSR PSUs is limited to 200% of the shares granted and is earned only if we achieve the maximum relative TSR percentile. For TSR PSUs, threshold, target and maximum award amounts are payable upon achievement of relative TSR in the 25th, 50th and 95th percentile, respectively. Mr. MacMillan’s TSR PSUs include those granted as part of his special retention equity grant.
(3)	Represents RSUs.
(4)	This column shows the full grant date fair value of RSUs, ROIC PSUs, TSR PSUs and stock options as determined under U.S. generally accepted accounting. The values are determined based on the assumptions described in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 29, 2018.
(5)	Represents matching RSUs granted pursuant to the terms of Mr. MacMillan’s Employment Agreement. For more information, see “Mr. MacMillan’s Employment Agreement” beginning on page 48.

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Executive Compensation Tables

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(2)
Stephen P. MacMillan	691,186	172,798	(3)	22.29	12/06/2020
	114,506	76,338	(4)	26.21	11/07/2024
	69,179	69,179	(5)	39.96	11/05/2025
	40,141	120,424	(6)	37.64	12/01/2026
		927,978	(9)	40.85	12/01/2027
						17,348	(12)	710,921
						15,119	(14)	619,577
						9,623	(24)	394,351
						34,638	(18)	1,419,465
						23,616	(17)	967,784
						50,746	(11)	2,079,571
									181,430	(13)	7,435,001
									79,986	(23)	3,277,826
									103,914	(22)	4,258,396
									83,858	(16)	3,436,501
									101,492	(15)	4,159,142
									404,530	(16)	16,577,639
									489,596	(15)	20,063,644
Karleen M. Oberton	6,916	3,459	(8)	21.45	11/18/2020
	4,778	1,195	(7)	23.82	05/26/2021
	12,276	8,185	(4)	26.21	11/07/2024
	3,578	3,578	(5)	39.96	11/05/2025
	1,847	5,542	(6)	37.64	12/01/2026
		6,725	(9)	40.85	12/01/2027
						1,860	(12)	76,223
						775	(14)	31,760
						1,594	(18)	65,322
						2,141	(11)	87,738
									9,384	(13)	384,556
									3,680	(23)	150,806
									4,782	(22)	195,966
									3,538	(16)	144,987
									4,282	(15)	175,476
John M. Griffin	14,718	9,812	(10)	32.38	03/01/2025
	11,450	11,450	(5)	39.96	11/05/2025
	6,670	20,013	(6)	37.64	12/01/2026
		26,902	(9)	40.85	12/01/2027
						2,376	(21)	97,368
						2,503	(14)	102,573
						5,756	(18)	235,881
						8,567	(11)	351,076
									30,030	(13)	1,230,629
									13,292	(22)	544,706
									17,268	(23)	707,643
									14,158	(15)	580,195
									17,134	(16)	702,151

70       2019 Proxy Statement

Executive Compensation Tables

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(2)
Peter J. Valenti, III	12,591	16,161	(4)	26.21	11/07/2024
	9,541	9,542	(5)	39.96	11/05/2025
	6,670	20,013	(6)	37.64	12/01/2026
		19,215	(9)	40.85	12/01/2027
						1,908	(12)	78,190
						2,086	(14)	85,484
						5,756	(18)	235,881
						6,119	(11)	250,757
									25,024	(13)	1,025,484
									13,292	(23)	544,706
									17,268	(22)	707,643
									10,112	(16)	414,390
									12,238	(15)	501,513
Thomas A. West	25,289	16,860	(19)	24.61	10/03/2024
	9,541	9,542	(5)	39.96	11/05/2025
	6,670	20,013	(6)	37.64	12/01/2026
		19,215	(9)	40.85	12/01/2027
						4,064	(20)	166,543
						2,086	(14)	85,484
						5,756	(18)	235,881
						6,119	(11)	250,757
									25,024	(13)	1,025,484
									13,292	(23)	544,706
									17,268	(22)	707,643
									10,112	(16)	414,390
									12,238	(15)	501,513
Robert W. McMahon(25)	0	0		0	0	0		0	0		0

(1)

Based upon the closing price of $40.98, which was the closing market price on NASDAQ of our common stock on September 29, 2018, the last trading day of our common stock in fiscal 2018. The market value of PSUs or RSUs that have not vested was determined by multiplying the closing market price by the number of PSUs or RSUs, respectively.

(2)	The number and value of PSUs is based on achieving maximum performance, which is 200% of target.
(3)	These stock options were granted on December 6, 2013 and vest over five years in equal annual installments through December 6, 2018.
(4)	These stock options were granted on November 7, 2014 and vest over five years in equal annual installments through November 7, 2019.
(5)	These stock options were granted on November 5, 2015 and vest over four years in equal annual installments through November 5, 2019.
(6)	These stock options were granted on December 1, 2016 and vest over four years in equal annual installments through December 1, 2020.
(7)	These stock options were granted on May 26, 2014 and vest over five years in equal annual installments through May 26, 2019.
(8)	These stock options were granted on November 18, 2013 and vest over five years in equal annual installments through November 18, 2018.
(9)	These stock options were granted on December 1, 2017 and vest over four years in equal annual installments through December 1, 2021.
(10)	These stock options were granted on March 1, 2015 and vest over five years in equal annual installments through March 1, 2020.
(11)	These RSUs were granted on December 1, 2017 and vest over three years in equal annual installments through December 1, 2020.
(12)	These RSUs were granted on November 7, 2014 and vest over four years in equal annual installments through November 7, 2018.
(13)

Represents ROIC PSUs that were granted on November 5, 2015 and vested in one installment on November 5, 2018. The Company exceeded the three-year average ROIC threshold at the end of the three-year performance period, resulting in vesting at 115% of target.

See “Vesting of ROIC PSUs Granted in Fiscal 2015” on page 60 for applicable performance measures.

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Executive Compensation Tables

(14)	These RSUs were granted on November 5, 2015 and vest over three years in equal annual installments through November 5, 2018.
(15)

Represents ROIC PSUs that were granted on December 1, 2017 and vest in one installment on December 1, 2020 only if the Company achieves a minimum three-year average ROIC threshold at the end of the three-year performance period.

(16)

Represents TSR PSUs granted on December 1, 2017 and vest in one installment on December 1, 2020 only if the Company achieves the minimum total shareholder return target relative to a defined peer group.

(17)

Represents matching RSUs that were granted on December 1, 2017 and vest in one installment on December 1, 2020. Matching RSUs were granted pursuant to Mr. MacMillan’s Employment Agreement and are conditioned on Mr. MacMillan’s continued employment.

(18)	These RSUs were granted on December 1, 2016 and vest over three years in equal annual installments through December 1, 2019.
(19)	These stock options were granted on October 3, 2014 and vest over five years in equal annual installments through October 3, 2019.
(20)	These RSUs were granted on October 3, 2014 and vest over four years in equal annual installments through October 3, 2018.
(21)	These RSUs were granted on February 2, 2015 and vest over four years in equal annual installments through February 2, 2019.
(22)

Represents ROIC PSUs that were granted on December 1, 2016 and vest in one installment on December 1, 2019 only if the Company achieves a minimum three-year average ROIC threshold at the end of the three-year performance period.

(23)

Represents TSR PSUs granted on December 1, 2016 and vest in one installment on December 1, 2019 only if the Company achieves the minimum total shareholder return target relative to a defined peer group.

(24)

Represents matching RSUs that were granted on December 1, 2016 and vest in one installment on December 1, 2019. Matching RSUs were granted pursuant to Mr. MacMillan’s Employment Agreement and are conditioned on Mr. MacMillan’s continued employment.

(25)	Mr. McMahon voluntarily terminated his employment, effective August 2, 2018 and accordingly, had no outstanding equity awards at fiscal year-end.

72       2019 Proxy Statement

Executive Compensation Tables

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting		Value Realized on Vesting ($)(2)
Stephen P. MacMillan	—	—	236,236	(3)	9,448,085
Karleen M. Oberton	12,196	257,267	5,494		218,529
John M. Griffin	—	—	45,770	(4)	1,914,541
Peter J. Valenti, III	—	—	48,569	(5)	1,727,911
Thomas A. West	—	—	9,026	(6)	350,138
Robert W. McMahon	102,779	1,346,853	83,510	(7)	3,367,499
(1)

Value realized is calculated by subtracting the aggregate exercise price of the options from the aggregate market value of the shares of common stock acquired based on the closing price of our common stock on the date of exercise.

(2)

Value realized is calculated based on the number of shares vested multiplied by the closing price of our common stock on the date of vesting. This calculation does not account for shares withheld for tax purposes, but rather represents the gross value realized.

(3)

Includes 619,620 vested shares as to which settlement has been deferred to termination date or termination plus either 2, 5, 8, 10 or 15 years pursuant to the terms of the Company’s Amended and Restated Deferred Equity Plan.

(4)

Includes 7,756 vested shares as to which settlement has been deferred to termination date or termination plus either 2, 5, 8, 10 or 15 years pursuant to the terms of the Company’s Amended and Restated Deferred Equity Plan.

(5)

Includes 4,170 vested shares as to which settlement has been deferred to termination date or termination plus either 2, 5, 8, 10 or 15 years pursuant to the terms of the Company’s Amended and Restated Deferred Equity Plan.

(6)

Includes 8,233 vested shares as to which settlement has been deferred to termination date or termination plus either 2, 5, 8, 10 or 15 years pursuant to the terms of the Company’s Amended and Restated Deferred Equity Plan.

(7)

Includes 26,280 vested shares as to which settlement had been deferred to termination date, which settled when Mr. McMahon left the Company and 57,230 vested shares as to which settlement has been deferred to termination date plus 2 years pursuant to the terms of the Company’s Amended and Restated Deferred Equity Plan.

Non-Qualified Deferred Compensation

Name		Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last FYE ($)
Stephen P. MacMillan		—		250,000	316,749	—		6,359,326	(2)
	value of deferred equity	7,241,974	(3)			—		25,392,028	(4)
Karleen M. Oberton		72,280		55,000	110,017	—		1,517,916	(2)
	value of deferred equity	—				—		—
John M. Griffin		277,096		150,000	140,913	—		1,310,784	(2)
	value of deferred equity	316,432	(3)			—		317,841	(4)
Peter J. Valenti, III		—		115,000	46,447	—		634,961	(2)
	value of deferred equity	82,483	(3)			—		170,887	(4)
Thomas A. West		95,779		115,000	144,734	—		1,032,857	(2)
	value of deferred equity	232,572	(3)			—		337,388	(4)
Robert W. McMahon		317,458		—	6,682	—		1,622,835	(2)
	value of deferred equity	3,008,982	(3)			1,106,914	(5)	2,345,285	(4)
(1)

These contributions, which were made pursuant to our Non-Qualified Deferred Compensation Plan, were determined and paid in November 2017 (fiscal 2018). These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

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Executive Compensation Tables

(2)

The following amounts of the reported aggregate balance were compensation for fiscal 2018 and are included in the “All Other Compensation” column of the Summary Compensation Table for that year: Messrs. MacMillan, $312,500; Griffin, $180,000; Valenti, $150,000; and McMahon, $180,000.

(3)	Reflects value, as of the vesting date, of equity which vested during fiscal 2018 but as to which settlement has been deferred pursuant to the Company’s Amended and Restated Deferred Equity Plan.
(4)	Reflects value, as of September 29, 2018, of cumulative equity which has vested but as to which settlement has been deferred pursuant to the Company’s Amended and Restated Deferred Equity Plan.
(5)

Reflects value, as of Mr. McMahon’s last day of employment, August 2, 2018, of vested equity which had been deferred but which was distributed during fiscal 2018 pursuant to the Company’s Amended and Restated Deferred Equity Plan.

Non-Qualified Deferred Compensation Plan. Effective as of March 15, 2006, we adopted a Non-Qualified Deferred Compensation Plan (the “DCP”), to provide non-qualified retirement benefits to a select group of our senior management and highly compensated employees including the NEOs. The DCP was amended and restated on each of October 15, 2011, November 5, 2013 (effective as of October 15, 2013) and September 17, 2015. The DCP is a deferred compensation plan that permits our NEOs to contribute up to 75% of their annual base salary and 100% of their annual bonus to a supplemental retirement account. In addition, the Company retains the ability to make annual discretionary contributions to the DCP on behalf of participants. Each DCP contribution the Company makes on behalf of our NEOs is subject to a three-year vesting schedule, such that one-third of each contribution vests annually and each contribution is fully-vested three years after the contribution is made. In addition, Company contributions become fully vested upon (1) death, disability or a change of control, (2) retirement after the attainment of certain age and/or service milestones, or (3) as otherwise provided by the Compensation Committee in its sole discretion. Elective contributions made by the NEOs are 100% vested.

A separate DCP account is established for each NEO and each account is credited with earnings or losses based on the performance of mutual funds selected by each participant in which the account is invested. The obligations under the DCP are our general unsecured obligations to pay money in the future. We established a rabbi trust as a source of funds which can satisfy the obligations under the DCP. An NEO has no rights to any assets held by the rabbi trust, except as general creditors. An NEO’s rights to any amounts credited to his DCP account may not be alienated, sold, transferred, assigned, pledged, attached or otherwise encumbered by the NEO, but may pass upon his death pursuant to a beneficiary designation in accordance with the terms of the DCP.

DCP benefits are paid in lump sum, or at the NEO’s election, in annual installments for a period of up to fifteen years. Distributions of DCP benefits will begin following the earlier of the NEO’s normal retirement date or a date-certain distribution date elected by the participant. In certain instances, the Internal Revenue Code of 1986, as amended (the “Code”), requires that distribution not be made to an NEO until six months after his separation from service. An NEO may also receive a distribution if he or she suffers an unforeseeable emergency in accordance with the Code.

Deferred Equity Plan. The Hologic, Inc. Deferred Equity Plan, as amended (the “DEP”) is designed to allow executives and non-employee directors to accumulate Hologic stock in a tax-efficient manner and assist them in meeting their long-term equity accumulation goals and stock ownership guidelines. Participants may elect to defer the settlement of RSUs and PSUs granted under the Amended and Restated 2008 Equity Incentive Plan until separation from service or separation from service plus a fixed number of years. Participants may defer settlement by vesting tranche. Although the equity will vest on schedule, if deferral of settlement is elected, no shares will be issued until the settlement date. The settlement date will be the earlier of death, disability, change in control or separation from service/separation from service plus number of years elected.

74       2019 Proxy Statement

Executive Compensation Tables

Potential Payments upon Termination or Change of Control

The following table shows potential payments upon termination or a change of control for our NEOs. The terms and conditions of our employment, change of control and severance agreements with all of our NEOs are discussed below.

Name	Potential Payment on Change of Control ($)(1)	Potential Payment on Voluntary Termination or Termination for Cause ($)(2)	Potential Payment on Involuntary Termination (Without Cause) or Termination by Executive for Good Reason ($)(3)
Stephen P. MacMillan
Cash Severance	7,874,165	—	4,841,000
Share Awards(4)	40,746,266	—	—
Accelerated DCP(5)	270,833	—	—
Health/Welfare Benefits(6)	51,748	—	—
Total	48,943,012	—	4,841,000
Karleen M. Oberton
Cash Severance	2,354,625	—	695,763
Share Awards(4)	1,018,926	—	—
Accelerated DCP(5)	60,000	—	—
Health/Welfare Benefits(6)	1,096	—	1,096
Total	3,434,647	—	696,859
John M. Griffin
Cash Severance	2,556,450	—	855,000
Share Awards(4)	2,835,963	—	—
Accelerated DCP(5)	160,000	—	—
Health/Welfare Benefits(6)	17,249	—	17,249
Total	5,569,662	—	872,249
Peter J. Valenti, III
Cash Severance	871,667	—	612,500
Share Awards(4)	2,583,512	—	—
Accelerated DCP(5)	126,667	—	—
Health/Welfare Benefits(6)	17,249	—	—
Total	3,599,095	—	612,500
Thomas A. West
Cash Severance	840,000	—	593,750
Share Awards(4)	2,690,605	—	—
Accelerated DCP(5)	126,667	—	—
Health/Welfare Benefits(6)	17,256	—	—
Total	3,674,528	—	593,750
Robert W. McMahon(7)
Cash Severance	—	—	—
Share Awards(4)	—	—	—
Accelerated DCP(5)	—	—	—
Health/Welfare Benefits(6)	—	—	—
Total	—	—	—
(1)

Benefits and payments calculated assuming the executive’s employment was terminated by us without cause or by the executive for good reason on September 29, 2018 following a change of control and payable as a lump sum.

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Executive Compensation Tables

(2)	Benefits and payments calculated assuming the executive’s employment was terminated voluntarily or by us for cause on September 29, 2018 and payable as a lump sum.
(3)	Benefits and payments calculated assuming the executive’s employment was terminated by us without cause or by the executive for good reason on September 29, 2018 and payable as a lump sum.
(4)	Assumes a change of control price of $40.98, which was the closing market price on NASDAQ of our common stock on September 28, 2018, the last trading day for our common stock in fiscal 2018. In the event of an executive’s death or disability, the value of the accelerated stock options, RSUs and PSUs would be as shown in column (b).
(5)	Under the terms of our DCP, employer contributions to the DCP are fully vested in the event of (1) the executive’s death, disability or a change of control or (2) the executive’s retirement after the attainment of certain age and/or service milestones.
(6)	Includes medical and dental benefits.
(7)	During fiscal 2018, Mr. McMahon voluntarily terminated his employment. No severance payments were made with respect to such voluntary termination.

Change of Control and Severance Agreements

The Company has entered into change of control agreements and/or severance agreements with certain of its senior executive officers, including our NEOs.

Mr. MacMillan

As described in the CD&A, the Company has entered into an employment agreement with Mr. MacMillan. The Employment Agreement provides for the payment of severance in certain circumstances. Specifically, if, during the term of the Employment Agreement, Mr. MacMillan’s employment is terminated by the Company without cause or if Mr. MacMillan terminates his employment for good reason (as such terms are defined in the Employment Agreement), then he will be entitled to: (i) a payment equal to his accrued compensation through the termination date, which includes pro-rated base salary, reimbursement for business expenses, vacation pay, his annual bonus for the fiscal year prior to the year in which the termination occurs if not paid prior to his termination date, and any vested and/or earned amounts or benefits under the Company’s employee benefit plans, programs, policies or practices; (ii) continued payment of a cash severance amount in equal payments over a two-year severance period in a total amount equal to two times the sum of his annual base salary plus his annual cash bonus for the prior fiscal year; and (iii) payment of a cash severance in the amount of Mr. MacMillan’s annual cash bonus for the fiscal year in which such termination occurs, pro-rated for the then current fiscal year and payable no later than the thirtieth of November following the end of the applicable fiscal year in which the award was earned. If, following a Notice of Non-Renewal by either Mr. MacMillan or the Company and at or after the expiration of the term, Mr. MacMillan’s employment is terminated by the Company without cause or if Mr. MacMillan terminates his employment for good reason, then he will be entitled to the compensation described above, except that the severance period and amount shall be for one year rather than two. In each case, receipt of any severance payments or benefits is conditioned upon Mr. MacMillan’s release of all claims against the Company and its officers and directors.

The Company also entered into a Change of Control Agreement with Mr. MacMillan upon his joining the Company in December 2013. In the event that Mr. MacMillan receives benefits as the result of a change of control, such benefits will be in lieu of any of the severance benefits provided for in his Employment Agreement.

Change of Control. Mr. MacMillan’s Change of Control Agreement provides that in the event of a change of control during the term of the agreement, if, in anticipation of or within the three-year period following the change of control (the “Employment Period”), his employment is terminated for reasons other than death, disability or cause, or he resigns for good reason, he is entitled to certain benefits (a double-trigger arrangement). In such circumstances, he shall have the right to receive (i) a lump sum cash payment equal to his accrued and unpaid compensation through the date of his termination; (ii) a pro-rata highest annual bonus (as defined below) based on the number of days elapsed during the fiscal year through the date of termination; (iii) a lump sum cash payment equal to the product of 2.99 times the sum of his annual base salary for the fiscal year preceding the date of termination and highest annual bonus; and (iv) immediate and full vesting of all stock options, RSUs, PSUs and other equity awards, with any options (or other similar awards) remaining exercisable for the shorter of the remaining term of the award or a period of one year following the executive’s termination.

The term “highest annual bonus” is defined as the greater of (i) the average of annual bonuses paid to the executive over the three fiscal years preceding the fiscal year in which the change of control occurs; (ii) the annual bonus paid to the executive in the fiscal year preceding the fiscal year in which the change of control occurs; or (iii) the target bonus award opportunity associated with the Company achieving its 100 percent target payout level as determined in accordance with the Company’s bonus plan for the fiscal year preceding the fiscal year in which the change of control occurs. Mr. MacMillan will continue

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Executive Compensation Tables

to receive health and dental benefits for the remaining term of the Employment Period. Mr. MacMillan’s Change of Control Agreement does not provide for any change of control benefits, including the acceleration of equity awards, if he remains employed by the Company, is terminated by the Company for cause or voluntarily terminates his employment (other than a resignation for good reason).

If Mr. MacMillan dies or his employment is terminated by reason of disability during the Employment Period, then he, or his heirs or estate, is entitled to receive (i) a lump sum cash payment equal to all accrued and unpaid compensation through the date of termination (or death) plus a pro-rata highest annual bonus based on the number of days elapsed during the fiscal year through the date of termination (or death); (ii) continuation of certain welfare benefits for the remaining term of the Employment Period; and (iii) a lump sum cash payment equal to the sum of his annual base salary and the highest annual bonus.

In the event any payments and benefits provided under the Change of Control Agreement is subject to excise taxes under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then the payment shall be reduced so that no payment to be made or benefit to be provided to the executive shall be subject to the excise tax.

Mr. Griffin and Ms. Oberton

The Company has entered into a Severance and Change of Control Agreement with each of Mr. Griffin and Ms. Oberton. The Company had also entered into a Severance and Change of Control Agreement with Mr. McMahon on the terms described below, but due to his voluntary departure from the Company, effective August 2, 2018, this agreement is no longer in effect.

Severance. Each agreement provides that if the executive is terminated by the Company without cause or resigns for good reason, then the executive is entitled to receive certain benefits, including (i) a lump sum cash payment equal to the executive’s accrued and unpaid compensation through the termination date, which includes base salary, reimbursement for reasonable and necessary business expenses and vacation pay; (ii) a pro-rated bonus for the year in which the executive was terminated; (iii) for one-year from the date of termination, continuation of the executive’s previous year’s salary and payment of an amount equal to the executive’s average annual bonus divided by the number of payroll periods during such one-year severance period; and (iv) a one-year continuation of the executive’s medical and dental benefits. The severance pay and benefits provided under the Severance and Change of Control Agreements are in lieu of any other severance or termination pay to which the executive may be entitled under any other severance or termination plans, programs or arrangements. In the event that the executive receives benefits as the result of a change of control, then the executive will receive such change of control benefits in lieu of any of the severance benefits.

Change of Control. Terms relating to benefits payable in connection with termination shortly before or within three years of a change of control are identical to those described above for Mr. MacMillan except that Mr. Griffin and Ms. Oberton shall continue to receive health and dental benefits for a period of one year following the executive’s termination.

In the event any payments and benefits provided under the Severance and Change of Control Agreements are subject to excise taxes under Section 280G of the Code, then the payment shall be reduced so that no payment to be made or benefit to be provided to the executive shall be subject to the excise tax.

Mr. Valenti and Mr. West

The Company has entered into a Severance Agreement as well as a Change of Control Agreement with Messrs. Valenti and West.

Severance. The Severance Agreement provides that if the executive is terminated by the Company without cause or resigns for good reason, then he is entitled to receive certain benefits, including (i) a lump sum cash payment equal to his accrued compensation through the termination date, which includes base salary, reimbursement for reasonable and necessary business expenses and vacation pay; (ii) a pro-rated bonus for the year in which he was terminated (based on the average of the bonuses paid for the prior three fiscal years); and (iii) a fifteen-month continuation of his annual base salary. In the event any payments and benefits provided under the Severance Agreement are subject to excise taxes under Section 280G of the Code, then the payment shall be reduced so that no payment to be made or benefit to be provided to the executive shall be subject to the excise tax.

The severance pay and benefits provided under the Severance Agreement are in lieu of any other severance or termination pay to which the executive may be entitled under any of our other severance or termination plans, programs or arrangements. In the event that the executive receives benefits as the result of a change of control, then the executive will receive such change of control benefits in lieu of any of the severance benefits.

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Executive Compensation Tables

Change of Control. The Change of Control Agreement provides that in the event of a change of control and during the two-year period following the consummation of such change of control, if the executive’s employment is terminated for reasons other than death, disability or cause, or if he resigns for good reason (a “double trigger” arrangement), then he shall be entitled to receive (i) a lump sum cash payment equal to his accrued compensation through the termination date, which includes base salary, reimbursement for reasonable and necessary business expenses and vacation pay; (ii) a prorated average annual bonus for the year in which he was terminated; (iii) a lump sum payment equal to the sum of his annual base salary and average annual bonus; (iv) immediate and full vesting of all stock options, RSUs, PSUs and other equity awards; and (v) continued health and dental benefits for a period of one year following termination.

The amount of the estimated payments and benefits payable to NEOs, assuming a change of control of the Company as of the last day of fiscal 2018, is shown in the table above under the heading “Potential Payments upon Termination or Change of Control.”

Pay Ratio

Our philosophy is to pay our employees competitively compared to similar positions in the applicable labor market. We follow that approach worldwide, whether for an executive position or an hourly job at a local facility. We take into account location, job level, time with us and time in current role, experience and skill set, and adjust compensation annually to match the applicable market. By doing so, we believe we maintain a high-quality, stable workforce.

Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to calculate and disclose the total compensation paid to our median employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our CEO.

For 2018, our last completed fiscal year:

●	the annual total compensation of the employee identified at median of our company (other than our CEO), was $87,845;
●	the annual total compensation of our CEO, excluding his special retention equity grant, was $12,040,142; and
●	the annual total compensation of our CEO, including his special retention equity grant, was $42,040,142.

Based on this information, for 2018, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees (other than our CEO) was estimated to be approximately 137 to 1 when excluding the special retention equity grant and 478 to 1 when including the special retention equity grant.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

To identify the “median employee” from our employee population, we utilized annual base salary as of August 1, 2018 and fiscal 2018 bonuses/commissions for all employees employed on August 1, 2018. We included all employees on our payroll and did not exclude any countries. We calculated the compensation of the median employee, once identified, in accordance with the requirements of Item 402(c)(2) of Regulation S-K.

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PROPOSAL NO. 3 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee has appointed Ernst & Young LLP (“Ernst & Young”), an independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending September 28, 2019, and the Board is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit and Finance Committee, require the Audit and Finance Committee to engage, retain, and supervise the Company’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of Ernst & Young for ratification by stockholders as a matter of good corporate practice.

Ernst & Young has continuously served as our independent registered public accounting firm since June 24, 2002. A representative of Ernst & Young will be available during the meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of shares present, in person or represented by proxy, and voting on this proposal at the Annual Meeting is required to ratify the appointment of Ernst & Young. Abstentions and broker “non-votes” will not have any effect on the proposal to ratify the appointment of Ernst & Young. If the stockholders do not ratify the selection of Ernst & Young, the Audit and Finance Committee will review the Company’s relationship with Ernst & Young and take such action as it deems appropriate, which may include continuing to retain Ernst & Young as the Company’s independent registered public accounting firm.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young. Management proxy holders will vote all duly submitted proxies FOR ratification unless instructed otherwise.

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Proposal No. 3 - Ratification of Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm Fees

The following is a summary of the fees billed to us by Ernst & Young for professional services rendered for the fiscal years ended September 29, 2018 and September 30, 2017:

Fee Category	Fiscal 2018 Fees ($)	Fiscal 2017 Fees ($)
Audit Fees	6,241,000	5,684,000
Audit-Related Fees	430,000	914,400
Tax Fees	1,598,000	1,707,200
All Other Fees	7,200	3,000
TOTAL FEES	8,276,200	8,308,600

Audit Fees. Consists of aggregate fees billed for professional services rendered in connection with the audit of our consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting, reviews of the interim consolidated financial statements included in our quarterly reports, international statutory audits and regulatory filings, consents and other services related to SEC filings, and accounting consultations that relate to the audited financial statements and are necessary to comply with U.S. generally accepted accounting principles. The fiscal 2018 audit fees included incremental amounts related to the inclusion of Cynosure in the full audit period and subject to additional procedures related to auditing the effectiveness of our internal control over financial reporting. In addition, fiscal 2018 audit fees include amounts to audit the impact of tax reform, the issuance of multiple comfort letters and related accounting for debt financings and procedures related to the adoption of the new revenue recognition standard. The fiscal 2017 fees also include amounts to audit purchase accounting for our Cynosure acquisition as well as incremental year-end audit procedures related to this acquisition.

Audit-Related Fees. Consists of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” The fees in fiscal 2018 and fiscal 2017 were for due diligence services.

Tax Fees. Consists of aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. In fiscal 2018 and 2017, these services included assistance regarding federal, state and international tax preparation, planning, and consultation. Both years included services related to the Company’s analysis of the tax considerations of the Company’s acquisitions and general consultation and assistance with tax audits. Fiscal 2018 and fiscal 2017 tax compliance fees aggregated $722,361 and $662,000, respectively.

All Other Fees. Represents the license of technical accounting research software.

During fiscal 2018 and fiscal 2017, there were no other fees for any services not included in the above categories.

The Audit and Finance Committee considers whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm, and has determined such services for fiscal 2018 and 2017 were compatible.

Audit and Finance Committee Policy on Pre-Approval of Services

The Audit and Finance Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit and Finance Committee has delegated authority to the Chair of the Audit and Finance Committee to pre-approve services up to a designated amount. A summary of any new services pre-approved by the Chair is reported to the full Audit and Finance Committee in connection with its next scheduled meeting.

The Audit and Finance Committee meets with representatives of Ernst & Young periodically, but no less than quarterly throughout the year. The Audit and Finance Committee reviews audit, non-audit and tax services rendered by and the performance of Ernst & Young, as well as fees charged by Ernst & Young for such services. In engaging Ernst & Young for the services described above, the Audit and Finance Committee considered whether the provision of such services is compatible with maintaining Ernst & Young’s independence.

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Proposal No. 3 - Ratification of Independent Registered Public Accounting Firm

Audit and Finance Committee Report

Pursuant to authority delegated by the Board of Directors of Hologic, Inc., the Audit and Finance Committee is responsible for assisting the Board in its oversight of the integrity of the Company’s consolidated financial statements, the qualifications and independence of the Company’s independent registered public accounting firm, and the Company’s internal financial and accounting controls.

Management is responsible for the Company’s financial reporting process, including the responsibility to maintain and evaluate the effectiveness of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The Audit and Finance Committee’s responsibility is to oversee and review these processes. The Audit and Finance Committee is not, however, engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or GAAP or as to the independence of the independent registered public accounting firm. The Audit and Finance Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm. The Audit and Finance Committee’s responsibilities are described in a written charter. A copy of the Audit and Finance Committee’s current charter is publicly available on our website at investors.hologic.com.

All members of the Audit and Finance Committee are independent directors as defined by NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Audit and Finance Committee met 10 times during fiscal 2018. The meetings were designed, among other things, to facilitate and encourage communication among the Audit and Finance Committee, management, the internal audit function and the Company’s independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”). The Audit and Finance Committee discussed with Ernst & Young the overall scope and plans for its audits and the Committee regularly met with Ernst & Young without the presence of management. Ernst & Young has unrestricted access to the Audit and Finance Committee.

The Audit and Finance Committee reviewed and discussed with management and Ernst & Young the Company’s audited financial statements for the fiscal year ended September 29, 2018, the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditor’s audit of internal control over financial reporting. The Audit and Finance Committee also discussed with Ernst & Young the matters required to be discussed by Auditing Standard (AS) 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit and Finance Committee also received and reviewed the written disclosure and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit and Finance Committee concerning independence, including relevant considerations of non-audit services and fees, and the Audit and Finance Committee discussed with Ernst & Young its independence from the Company.

Based on the review and discussions described above, and subject to the limitations on the Audit and Finance Committee’s role and responsibilities referred to above and in its charter, the Audit and Finance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2018. The Audit and Finance Committee has also approved the selection of Ernst & Young as our independent registered public accounting firm for the fiscal year ending September 28, 2019.

Respectfully Submitted by the
Audit and Finance Committee

Charles J. Dockendorff, Chair
Christiana Stamoulis
Amy M. Wendell

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STOCK OWNERSHIP

Securities Ownership by Directors and Executive Officers

The following table sets forth certain information regarding beneficial ownership of our common stock as January 7, 2019 by each of our directors or nominees for director, each of our NEOs and all of our directors, nominees for director and executive officers as a group.

	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2) (%)
Non-Employee Directors
Sally W. Crawford(3)	211,814	*
Charles J. Dockendorff(3)	30,723	*
Scott T. Garrett(3)	84,353	*
Ludwig N. Hantson(3)	2,671	*
Namal Nawana(3)	18,024	*
Christiana Stamoulis(3)	89,299	*
Amy M. Wendell(3)	26,164	*
Named Executive Officers
Stephen P. MacMillan(3)	1,811,654	*
Karleen M. Oberton(3)	56,941	*
John M. Griffin(3)	84,458	*
Peter J. Valenti, III(3)	103,303	*
Thomas A. West(3)	76,700	*
All directors, nominees for director and executive officers as a group (13)(4)	2,630,664	*
*	Less than one percent of the outstanding shares of our common stock.
(1)	The persons named in the table have, to our knowledge, sole voting and investment power with respect to all shares shown as beneficially owned by them.
(2)	Applicable percentage ownership as of January 7, 2019 is based upon 291,083,361 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to shares. Shares of our common stock subject to options currently exercisable or exercisable within 60 days after January 7, 2019 and RSUs that vest within 60 days after January 7, 2019 are deemed outstanding for computing the percentage ownership of the person holding such options and RSUs but are not deemed outstanding for computing the percentage ownership of any other person.

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Stock Ownership

(3)	Includes the following options currently exercisable or exercisable within 60 days after January 7, 2019 (column a); and RSUs/PSUs vesting within 60 days after January 7, 2019 (column b). Does not include the following PSUs/RSUs which have vested or will vest within 60 days after January 7, 2019, but as to which settlement has been deferred (column c):

	(a) Options	(b) RSUs/PSUs	(c) Deferred Equity
Sally W. Crawford	57,370	3,397	—
Charles J. Dockendorff	12,947	2,406	—
Scott T. Garrett	66,158	2,406	4,633
Ludwig N. Hantson	2,012	659	—
Namal Nawana	8,664	2,406	—
Christiana Stamoulis	54,260	2,406	—
Amy M. Wendell	15,867	2,406	—
Stephen P. MacMillan	1,432,702	—	1,028,582
Karleen M. Oberton	49,179	—	—
John M. Griffin	56,865	2,376	38,137
Peter J. Valenti, III	80,307	—	20,644
Thomas A. West	66,175	—	31,649
(4)	Includes, for one executive officer not specifically named in the table, an aggregate of 22,916 common shares issuable upon the exercise of options presently exercisable or exercisable within 60 days after January 7, 2019 and 2,531 RSUs/PSUs vesting within 60 days after January 7, 2019.

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Stock Ownership

Security Ownership by Certain Beneficial Owners

The following table sets forth certain information regarding beneficial ownership of our common stock as January 7, 2019 by each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock, based on public filings with the SEC.

Name of and Address Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2) (%)
Greater than 5% Beneficial Owners
T. Rowe Price Associates, Inc.(3)	45,241,839	15.5%
100 E. Pratt St. Baltimore, MD 21202
Capital World Investors(4)	27,833,462	9.6%
333 South Hope St., Los Angeles, CA 90071
The Vanguard Group(5)	27,891,906	9.6%
100 Vanguard Blvd. Malvern, PA 19355
BlackRock, Inc.(6)	20,944,980	7.2%
55 East 52nd Street New York, NY 10055
Wellington Management Group LLP(7)	19,564,601	6.7%
c/o Wellington Management Company LLP, 280
Congress St., Boston, MA 02210
Capital Research Global Investors(8)	17,182,425	5.9%
333 South Hope St., Los Angeles, CA 90071
(1)	The persons named in the table have, to our knowledge, sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.
(2)	Applicable percentage ownership as of January 7, 2019 is based upon 291,083,361 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to shares.
(3)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc. on February 14, 2018. The Schedule 13G/A indicates that, as of December 31, 2017, T. Rowe Price Associates, Inc. had sole voting power over 14,701,617 shares and sole dispositive power over 45,202,039 shares.
(4)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by Capital World Investors on October 10, 2018. The Schedule 13G/A indicates that, as of September 28, 2018, Capital World Investors had, sole voting power over 27,818,371 shares and sole dispositive power over 27,833,462 shares.
(5)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by The Vanguard Group on February 9, 2018. The Schedule 13G/A indicates that, as of December 31, 2017, The Vanguard Group had, sole voting power over 400,275 shares, shared voting power over 63,163 shares, sole dispositive power over 27,444,857 shares and shared dispositive power over 447,049 shares.
(6)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 25, 2018. The Schedule 13G/A indicates that, as of December 31, 2017, BlackRock, Inc. had sole voting power over 18,530,311 shares and sole dispositive power over 20,944,980 shares.
(7)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G filed with the SEC by Wellington Management Group LLP on February 8, 2018. The Schedule 13G/A indicates that, as of December 29, 2017, Wellington Management Group LLP had shared voting power over 12,178,588 shares and shared dispositive power over 19,564,601 shares.
(8)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G filed with the SEC by Capital Research Global Investors on February 14, 2018. The Schedule 13G/A indicates that, as of December 29, 2017, Capital Research Global Investors had sole voting power over 17,182,425 shares and sole dispositive power over 17,182,425 shares.

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Stock Ownership

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. As a matter of practice, our administrative staff assists our officers and directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based on our review of the copies of such forms we have received, as well as information provided and representations made by the reporting persons, we believe that all required Section 16(a) filing requirements were met with respect to the period ended September 29, 2018.

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GENERAL INFORMATION ABOUT THE MEETING AND VOTING

WHY AM I RECEIVING THESE MATERIALS?

Hologic, Inc. (“we,” “Hologic” or the “Company”) is making this proxy statement and other Annual Meeting materials available to you on the internet or, upon your request, sending printed versions of these materials to you by mail because the Board of Directors of the Company is soliciting your proxy to vote at our Annual Meeting of Stockholders to be held on March 7, 2019 at 8:00 a.m., Pacific Time, at our offices, 10210 Genetic Center Drive, San Diego, CA 92121, and at any adjournment(s) or postponement(s) thereof. The mailing address of the principal executive office of the Company is 250 Campus Drive, Marlborough, MA 01752. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At the Annual Meeting, stockholders will vote upon matters that are summarized in the formal meeting notice. The proxy statement contains important information for you to consider when deciding how to vote on the matters before the meeting. Please read it carefully.

WHO CAN VOTE?

Our Board of Directors has fixed the close of business on January 7, 2019 as the record date (the “Record Date”). Accordingly, only holders of record of our common stock, $0.01 par value per share, as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. As of the Record Date, an aggregate of 291,083,361 shares of our common stock were issued and outstanding, held by 1030 holders of record. The holders of our common stock are entitled to one vote per share on any proposal presented at the Annual Meeting.

WHAT ITEMS AM I VOTING ON?

Stockholders will vote on the following items at the Annual Meeting:

1.	The proposed election of the eight (8) nominees identified in the accompanying proxy statement to serve as directors for the ensuing year (Proposal No. 1);
2.	A non-binding advisory resolution to approve our executive compensation (Proposal No. 2);
3.	Proposed ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2019 (Proposal No. 3); and
4.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD OF DIRECTORS?

Our Board of Directors recommends that you vote your shares:

“FOR”	“FOR”	“FOR”
each of the nominees for director (Proposal No. 1);	the approval of the non-binding advisory resolution approving the Company’s executive compensation (Proposal No. 2);	the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for fiscal 2019 (Proposal No. 3).

86       2019 Proxy Statement

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

HOW DO I VOTE MY SHARES?

You may vote in person or by proxy. Your execution of a proxy will not in any way affect your right to attend the Annual Meeting and vote in person. If you are a stockholder of record (that is, if you hold shares that are directly registered in your own name), there are four ways to vote:

VIA THE INTERNET	BY TELEPHONE	BY MAIL	IN PERSON
You may vote by proxy via the internet by following the instructions provided in the Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials (the “Notice”).	If you requested printed copies of proxy materials by mail, you may vote by proxy via telephone by calling the toll free number found on the proxy card.	If you requested printed copies of proxy materials by mail, you may vote by proxy via mail by filling out the proxy card (you must be sure to complete, sign and date the proxy card) and returning it in the envelope provided.	You may vote in person at the Annual Meeting. We will provide you with a ballot when you arrive. Stockholders who plan to attend the meeting must present valid photo identification. Stockholders of record will be verified against an official list available at the registration area. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.

If your shares are held in the name of a bank, broker or other holder of record, which is known as being held in “street name,” you will receive separate voting instructions with your proxy materials. If you hold your shares in street name, your ability to vote by internet or by telephone depends on the voting process of the bank, broker or other holder of record that holds your shares.

Although most banks, brokers and other holders of record also offer internet and telephone voting, availability and specific procedures will depend on their voting arrangements. Please follow their directions carefully. If you want to vote shares that you hold in street name at the Annual Meeting, you must request a legal proxy from the bank, broker, or other holder of record that holds your shares and present that proxy, along with valid photo identification and sufficient proof of share ownership as of the record date, at the meeting. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.

CAN I CHANGE MY VOTE AFTER I HAVE VOTED?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by: (1) filing with our Corporate Secretary a written notice of revocation, (2) executing a later dated proxy relating to the same shares and delivering it to our Corporate Secretary or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting must be present in person or by proxy to hold the Annual Meeting and conduct business. This is called a quorum. Votes withheld, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Shares voted in the manner described above will be counted as present at the Annual Meeting. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

If your shares are held in street name, you should contact your bank, broker or other nominee to revoke your proxy or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares at the Annual Meeting, you may change your vote by attending the Annual Meeting and voting in person. Any written notice of revocation or subsequent proxy should be sent to the attention of our Corporate Secretary, Hologic, Inc., 250 Campus Drive, Marlborough, MA 01752, at or before the final vote at the Annual Meeting.

www.hologic.com       87

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL AND HOW ARE VOTES COUNTED?

A nominee will be elected to the Board of Directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election. Abstentions and broker non-votes will not have any effect on this proposal.

In accordance with our Bylaws, if any nominee for director in an uncontested election fails to receive a majority of the votes cast “for” the nominee’s election, the nominee must promptly tender his or her resignation to our Board of Directors. This is an uncontested election of directors because the number of nominees for director does not exceed the number of directors to be elected. Within 90 days after the certification of the election results, the remaining members of our Board of Directors shall, through a process managed by the Nominating and Corporate Governance Committee, and excluding the director nominee in question, determine whether to accept such resignation and publicly disclose the results of such determination.

Approval of Proposals No. 2 and No. 3 requires the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on each such matter at the Annual Meeting.

Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are disregarded for purposes of determining whether any of the proposals have been approved.

Banks, brokers, or other holders of record may vote shares held for a customer in street name on matters that are considered to be “routine” even if they have not received instructions from their customer. A broker “non-vote” occurs when a bank, broker, or other holder of record has not received voting instructions from a customer and cannot vote the customer’s shares because the matter is not considered routine.

One of the proposals before the Annual Meeting this year is deemed a “routine” matter, namely the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for fiscal 2019 (Proposal No. 3), which means that if your shares are held in street name your bank, broker, or other nominee can vote your shares on that proposal if you do not provide timely instructions for voting your shares. The election of directors (Proposal No. 1) and the non-binding advisory vote to approve executive compensation (Proposal No. 2) are not considered “routine” matters. As a result, if you do not instruct your bank, broker or nominee how to vote with respect to those matters, your bank, broker or nominee may not vote on those proposals and a broker “non-vote” will occur.

ARE THERE OTHER MATTERS TO BE VOTED ON AT THE ANNUAL MEETING?

We do not know of any other matters to be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your proxy authorizes us to vote, or otherwise act in accordance with the best judgment and discretion of the persons named as proxies below.

HOW ARE PROXIES VOTED?

The persons named as the proxies, Stephen P. MacMillan, Karleen M. Oberton and John M. Griffin, were selected by our Board of Directors. Mr. MacMillan is a director and officer of Hologic, and Ms. Oberton and Mr. Griffin are officers of Hologic. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. When giving your proxy, you may withhold authority to vote for any individual nominee for director by writing that nominee’s name in the space provided on the proxy card.

Your proxy will be voted in accordance with your instructions. If you submit your proxy card without specifying your voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors listed above for all matters presented in this proxy statement.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in our Current Report on Form 8-K, which we are required to file with the SEC within four business days following the Annual Meeting.

88       2019 Proxy Statement

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

Under rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies of those materials to each stockholder. On or about January 18, 2019, we will mail to our stockholders of record as of January 7, 2019 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K. All stockholders will have the ability to access our proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access our proxy materials on the internet or to request printed versions are provided in the Notice. The Notice also instructs you on how to access your proxy card to vote through the internet or by telephone. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email until you elect otherwise.

HOW CAN I RECEIVE PROXY MATERIALS ELECTRONICALLY?

The Notice will provide you with instructions regarding the method of delivery for future proxy materials. Choosing to access our proxy materials via the Internet or to receive future proxy materials by email will reduce the impact of our Annual Meetings on the environment as well as decrease the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

If you hold your stock through a bank, broker or other holder of record and you would like to receive future proxy materials electronically, please refer to the information provided by that entity for instructions on how to elect this option.

HOW DO I RECEIVE A PAPER COPY OF THE MATERIALS?

If you prefer to receive paper copies of the proxy materials, you can still do so. You may request a paper copy by following the instructions provided in the Notice. The Notice also provides you with instructions on how to request paper copies of the proxy materials on an ongoing basis. There is no charge to receive the materials by mail. You may request printed copies of the materials until one year after the date of the Annual Meeting. If you have previously elected to receive printed proxy materials, you will continue to receive these materials in paper format until you elect otherwise.

WHO IS PAYING FOR THE COST OF THIS PROXY SOLICITATION?

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, certain of our directors, officers, employees and other agents, without additional remuneration, may solicit proxies in person or by telephone or email. We may elect to engage outside professionals to assist us in the distribution and solicitation of proxies at a fee to be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and we will reimburse them for their reasonable out-of-pocket costs. Solicitation may also be made of some stockholders in person or by mail, telephone or email following the original solicitation.

Additionally, we have retained Okapi Partners LLC to assist us in the solicitation and distribution of proxies for the Annual Meeting. The estimated cost of such services is $9,500, plus out-of-pocket expenses. Stockholders with questions or that need assistance in voting their shares may contact Okapi toll-free at (877) 259-6290.

Trademark Notice

Hologic, The Science of Sure, Genius, 3D MAMMOGRAPHY, ThinPrep, NovaSure, MyoSure, Affirm, Brevera, Aptima, Panther, Panther Fusion, Cynosure, TempSure, BioZorb, VIERA, SmartCurve, Clarity HD high-resolution 3D, CorLumina and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries. All other trademarks are the property of their respective owners.

www.hologic.com       89

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

Deadline for Submission of Stockholder Proposals and Recommendations for Director

Stockholder proposals for inclusion in our proxy materials for the 2020 Annual Meeting of Stockholders must be received by us no later than September 20, 2019. These proposals must also meet the other requirements of the rules of the SEC and our Bylaws.

Our Bylaws establish an advance notice procedure with regard to proposals that stockholders otherwise desire to introduce at our Annual Meeting without inclusion in our proxy statement for that meeting. Written notice of such stockholder proposals for our Annual Meeting of Stockholders in 2020 must be received by our Corporate Secretary and with respect to proposals for the nomination of directors should be received by our Nominating and Corporate Governance Committee at 250 Campus Drive, Marlborough, MA 01752 not later than December 6, 2019 and must not have been received earlier than November 8, 2019 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such matters. The matters proposed to be brought before the meeting also must be proper matters for stockholder action. If a stockholder who wishes to present such a proposal fails to notify us within this timeframe, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the SEC.

Pursuant to our Bylaws, the notice must set forth: (a) for each nominee (i) information as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) written consent to be named in the proxy statement and serve as director if so elected; (b) a brief description of any proposed business including (i) the text of such proposal and any accompanying resolutions, (ii) the reasons for conducting such business at the meeting, and (iii) any material interest held by the proposing stockholder or any beneficial owner on whose behalf the proposal is made; (c) proposing stockholder and/or beneficial owner information including (i) name and address, (ii) the class and number of shares of capital stock held, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal with any of their affiliates or associates, and any others acting in concert with the foregoing, including in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding with respect to shares of our stock entered into by the date of such notice for the purposes of loss mitigation, risk management or derivation of benefit from share price changes and/or redistribution of voting power, (v) a representation that they are the holder of record, are entitled to vote, and intend to appear in person or by proxy and propose such business or nomination, (vi) a representation of intention to either deliver proxy statements to holders of the necessary percentage of shares or to solicit proxies or votes in support of the proposal, and (vii) any other information relating to such stockholder and/or beneficial owner required to be disclosed in filings made in connection with solicitation of proxies pursuant to the Exchange Act. The stockholder can alternatively satisfy the notice requirement by submitting proposals in compliance with SEC requirements and inclusion of such proposal within a proxy statement prepared by us. Compliance with our Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business to the Annual Meeting (other than matters properly brought in compliance with the rules of the Exchange Act).

90       2019 Proxy Statement

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the proxy statement entitled “Compensation Committee Report” and “Audit and Finance Committee Report” shall not be deemed to be so incorporated, unless specifically provided in any such filing.

FINANCIAL MATTERS AND FORM 10-K

WE WILL PROVIDE EACH BENEFICIAL OWNER OF OUR SECURITIES WITH A COPY OF OUR ANNUAL REPORT ON FORM 10- K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR OUR MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO INVESTOR RELATIONS, HOLOGIC, INC., 250 CAMPUS DRIVE, MARLBOROUGH, MA 01752. ALTERNATIVELY, A BENEFICIAL OWNER MAY ACCESS THE COMPANY’S ANNUAL REPORT ON FORM 10-K ON THE COMPANY’S WEBSITE AT investors.hologic.com.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 7, 2019: The Proxy Statement, the Hologic Annual Report on Form 10-K for the fiscal year ended September 29, 2018 and the Proxy Card are available at www.proxyvote.com.

www.hologic.com       91

ANNEX A NON-GAAP RECONCILIATION

Use of Non-GAAP Financial Measures:

The Company has used non-GAAP financial measures in this proxy statement, including adjusted revenue and adjusted EPS.

Adjusted revenue for fiscal 2018 means our consolidated revenue determined in accordance with GAAP, calculated on a constant currency basis using the foreign currency exchange rate applied in setting the Company’s fiscal 2018 budget set in the fourth quarter of fiscal 2017. For fiscal 2018, adjusted revenue excludes (a) incremental revenue associated with the Company’s December 2017 acquisition of Emsor S.A. (“Emsor”), which was one of the Company’s distributors in Spain and Portugal; and (b) revenue from the Company’s July 2018 acquisition of Faxitron Bioptics, LLC (“Faxitron”).

Adjusted EPS means our consolidated net income (loss) per share (on a fully-diluted basis) determined in accordance with GAAP, adjusted to exclude: (i) non-cash amortization of intangible assets and impairment of goodwill and intangible assets; (ii) additional depreciation expense from acquired fixed assets and accelerated depreciation expense related to business consolidation and closure of facilities; (iii) additional expense resulting from the purchase accounting adjustment to record inventory at fair value; (iv) non-cash interest expense related to amortization of the debt discount from the equity conversion option of convertible debt instruments with cash settlement features; (v) restructuring and divestiture charges, facility closure and consolidation charges and costs incurred to integrate acquisitions (including retention, transaction bonuses, legal and professional consulting services) and separate divested businesses from existing operations; (vi) transaction-related expenses for divestitures and acquisitions; (vii) the gain on disposal of a business; (viii) debt extinguishment losses and related transaction costs; (ix) unrealized gains and losses on the mark-to-market of forward foreign currency contracts for which the Company has not elected hedge accounting; (x) litigation settlement charges and benefits, and certain non-income tax related charges and benefits not related to current year operations; (xi) other-than-temporary impairment losses on investments and realized gains and losses resulting from the sale of investments; (xii) the one-time discrete impact of tax reform primarily related to remeasuring net deferred tax liabilities; (xiii) other one-time, non-recurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company’s core business results; and (xix) income taxes related to any of the foregoing adjustments. This calculation further excludes the results of Emsor S.A. and Faxitron Bioptics, LLC post-acquisition in order to level set the results for purposes of the 2018 STIP calculation.

The non-GAAP financial measures used in this proxy statement adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Hologic’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Hologic’s business.

Because non-GAAP financial measures exclude the effect of items that increase or decrease the company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. A reconciliation of the non-GAAP revenue and non-GAAP EPS to the most directly comparable GAAP financial measures is included in the following pages.

www.hologic.com       A-1

Annex A Non-GAAP Reconciliation

RECONCILIATION OF GAAP EPS TO NON-GAAP ADJUSTED EPS
(as calculated pursuant to the terms of the Short-Term Incentive Plan)

	Year Ended
(Unaudited) (In millions, except earnings per share)	September 29, 2018 ($)	September 30, 2017 ($)
GAAP net (loss) income	(111.3)	755.5
Adjustments:
Amortization of intangible assets(1)	378.7	359.6
Fair value write-up of acquired inventory(15)	1.1	39.7
Non-cash interest expense relating to convertible notes(5)	3.5	17.9
Restructuring, divestiture and integration/consolidation costs(3)	18.3	33.1
Non-income tax net (benefit) charges(9)	(4.0)	23.1
Transaction expenses(4)	2.5	23.2
Incremental depreciation expense(2)	8.0	5.6
Debt extinguishment loss(6)	45.9	3.2
Loss (Gain) on sale of investments(7)	0.6	(5.6)
Unrealized (gains) losses on forward foreign currency contracts(8)	(6.6)	2.6
Debt transaction costs(10)	4.3	—
Gain on sale of business(14)	—	(899.7)
Research and development asset charge(16)	1.7	—
Impairment of intangible asset(17)	46.0	—
Impairment of goodwill(18)	685.7	—
Legal settlement(19)	34.8	—
Other charges(20)	1.1	—
Discrete impact of tax reform(11)	(346.2)	—
Income tax effect of reconciling items(12)	(145.8)	220.7
Non-GAAP net income per Press Release	618.3	578.9
Less: Net incremental impact of Cynosure results(21)	—	(2.3)
Further Adjustments for STIP:
Plus: Budgeted blood screening operating income(22)	—	101.5
Less: Blood screening related operating income post-disposition(22)	—	(18.5)
Less: Incremental operating income from fiscal 2018 acquisitions(23)	(4.6)	—
Tax effect of adjustments(12)	1.1	(30.7)
Non-GAAP net income – STIP	614.8	628.9
Non-GAAP EPS - STIP(13)	2.21	2.20

EXPLANATORY NOTES TO RECONCILIATIONS:
(1)	To reflect non-cash expenses attributable to the amortization of acquired intangible assets.
(2)	To reflect non-cash fair value adjustments for additional depreciation expense related to the fair value write-up of fixed assets acquired in the Gen-Probe acquisition and accelerated depreciation expense related to facility closure and business consolidation.
(3)	To reflect restructuring charges, and certain costs associated with the Company’s integration and facility consolidation plans, which primarily include retention and transfer costs, as well as costs incurred to integrate acquisitions and dispose businesses, including consulting, legal, tax and accounting fees.
(4)	To reflect expenses incurred with third parties related to acquisitions and divestitures prior to when such transactions are completed. These expenses primarily comprise broker fees, legal fees, and consulting and due diligence fees.
(5)	To reflect non-cash interest expense related to the amortization of the debt discount from the equity conversion option of the Company’s convertible notes.

A-2       2019 Proxy Statement

Annex A Non-GAAP Reconciliation

(6)	To reflect debt extinguishment losses primarily from refinancing the Company’s Credit Agreement and Senior Notes.
(7)	To reflect realized gains and losses on the sale of available-for-sale marketable securities.
(8)	To reflect non-cash unrealized gains and losses on the mark-to market on outstanding forward foreign currency contracts, which do not qualify for hedge accounting.
(9)	To reflect a non-income tax benefit in the first quarter of fiscal 2018 of $4.0 million as the Company settled a non-income tax issue under audit. To reflect non-income tax benefit in the third quarter of fiscal 2017 of $12.4 million, net from refunds received from amending the Company’s Medical Device Excise tax filings and charges recorded in fiscal 2017 of $35.6 million recorded as the Company determined during the period that a loss became probable associated with a non-income tax issue under audit.
(10)	To reflect the amount of debt issuance costs recorded directly to interest expense as a result of refinancing the Company’s Credit Agreement and Senior Notes in the first and second quarters of fiscal 2018, respectively.
(11)	To reflect the discrete impact of tax reform to the provision for income taxes effective in the first quarter of fiscal 2018. The primary benefit on a year to date basis was due to re-measuring the Company’s domestic net deferred tax liabilities at a significantly lower federal tax rate.
(12)	To reflect an estimated annual effective tax rate of 23.0% and 30.5% for fiscal 2018 and 2017, respectively.
(13)	Non-GAAP earnings per share was calculated based on 277,850 and 285,653 weighted average diluted shares outstanding for the years ended September 29, 2018 and September 30, 2017, respectively.
(14)	To reflect the gain realized on the sale of the Blood Screening business to Grifols in the second quarter of fiscal 2017.
(15)	To reflect the fair value step up of inventory sold during the period related to the Faxitron and Cynosure acquisitions in fiscal 2018 and fiscal 2017, respectively.
(16)	To reflect the purchase of intangible assets to be used in a research and development project that have no future alternative use.
(17)	To reflect the impairment of an IPR&D asset acquired in the Cynosure acquisition that was abandoned during the second quarter of fiscal 2018 due to unsuccessful clinical results.
(18)	To reflect a goodwill impairment charge in the Medical Aesthetics reportable segment, which is comprised solely of the Cynosure business. The Company identified impairment indicators in the second quarter of fiscal 2018 and performed an interim goodwill impairment test, which resulted in the fair value of the reporting unit being significantly less than its carrying value. Accordingly, the Company recorded a goodwill impairment charge in the second quarter of fiscal 2018.
(19)	To reflect the Company’s settlement of patent infringement litigation with Smith & Nephew pertaining to the MyoSure device.
(20)	To reflect miscellaneous non-operating charges.
(21)	To reflect the net impact of Cynosure’s results after adjusting for the items above with the objective of fully excluding Cynosure’s results from the calculation of Non-GAAP EPS for measuring achievement under the fiscal 2017 STIP.
(22)	For fiscal 2017 to determine Non-GAAP net income under the fiscal 2017 STIP, adjusted Non-GAAP net income excludes operating income related to transition services provided to Grifols Diagnostic Solutions Inc. subsequent to the January 2017 divestiture of our blood screening business to Grifols. This Non-GAAP net income measure includes operating income for four months of actual results from the blood screening business prior to divestiture and eight months of budgeted results for the divested blood screening business.
(23)	For fiscal 2018 to determine Non-GAAP net income under the fiscal 2018 STIP, adjusted Non-GAAP net income excludes pre-tax income generated by the Emsor and Faxitron acquisitions during fiscal 2018.

RECONCILIATION OF GAAP REVENUE TO ADJUSTED REVENUE
(excluding the impact of acquisitions and dispositions)

(Unaudited) (In millions, except percentages)	2018 ($)	2017 ($)	Change
			($)	(%)
Consolidated GAAP Revenue	3,217.9	3,058.8
Less: Cynosure actual revenue	—	(207.5)
Less: Blood screening actual revenue	—	(140.5)
Less: Incremental revenue from fiscal 2018 acquisitions	(15)	—
FX Impact at budget rates	(1.8)	7.8
Adjusted Revenue	3,201.1	2,718.6	482.5	17.7

RECONCILIATION OF GAAP INTERNATIONAL REVENUE TO ADJUSTED CONSTANT CURRENCY INTERNATIONAL REVENUE

(Unaudited) (In millions, except percentages)	2018 ($)	2017 ($)	Change
			($)	(%)
Consolidated GAAP International Revenue	800.3	684.0	116.3	17.0
FX Impact at constant currency rates	(27.9)	—
Adjusted Constant Currency International Revenue	772.4	684.0	88.4	12.9

www.hologic.com       A-3

HOLOGIC, INC.
250 Campus Drive
Marlborough, MA 01752

HOLOGIC, INC.
250 CAMPUS DRIVE
MARLBOROUGH, MA 01752

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on March 6, 2019 for shares held directly and by 11:59 P.M. Eastern Time on March 4, 2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
To help lower the cost of producing and mailing documents – and reduce the environmental impact of our Annual Meeting – we encourage stockholders to elect to receive all future proxy statements, proxy cards and annual reports electronically. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on March 6, 2019 for shares held directly and by 11:59 P.M. Eastern Time on March 4, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E54256-P16192-Z73721	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOLOGIC, INC.		For	Withhold	For All
		All	All	Except
The Board of Directors recommends you vote FOR all of the listed nominees
1.	Election of Directors	☐	☐	☐

Nominees:

01)	Stephen P. MacMillan	05)	Ludwig N. Hantson
02)	Sally W. Crawford	06)	Namal Nawana
03)	Charles J. Dockendorff	07)	Christiana Stamoulis
04)	Scott T. Garrett	08)	Amy M. Wendell
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR proposals 2 and 3:		For	Against	Abstain

2.	A non-binding advisory resolution to approve executive compensation.	☐	☐	☐

3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2019.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournments thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E54257-P16192-Z73721
HOLOGIC, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
March 7, 2019

The undersigned stockholder of HOLOGIC, INC., a Delaware corporation (the "Company"), hereby appoints Stephen P. MacMillan, Karleen M. Oberton and John M. Griffin, each of them acting singly, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 10210 Genetic Center Drive, San Diego, California 92121, on March 7, 2019 at 8:00 a.m., Pacific Time, and at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement. All previous proxies are hereby revoked.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES, "FOR" PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS.

Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side